Exhibit 2


                            STOCK PURCHASE AGREEMENT



                                  By and Among



                        Hilb, Rogal and Hamilton Company



                             a Virginia corporation



                                       and



                                PM Holdings, Inc.


                            a Connecticut corporation


                                       and


                   Phoenix Home Life Mutual Insurance Company

                        a New York life insurance company

                                       and

                             Martin L. Vaughan, III




                           Dated as of March 29, 1999

                                       TABLE OF CONTENTS

                                                                                                               Page
I.       DEFINITIONS..............................................................................................1

         1.1.     Certain Matters of Construction.................................................................1
         1.2.     Cross Reference Table...........................................................................2
         1.3.     Certain Definitions.............................................................................3

II.      THE ACQUISITION..........................................................................................9

         2.1.     Acquisition.....................................................................................9
         2.2.     Consideration and Closing.......................................................................9

III.     REPRESENTATIONS AND WARRANTIES OF SELLERS...............................................................12

         3.1.     Corporate Matters..............................................................................12
         3.2.     Financial Statements...........................................................................13
         3.3.     Change in Condition............................................................................14
         3.4.     Liabilities....................................................................................15
         3.5.     Assets.........................................................................................16
         3.6.     Intellectual Property..........................................................................17
         3.7.     Year 2000 Compliance...........................................................................18
         3.8.     Accounts.......................................................................................19
         3.9.     Certain Contractual Obligations................................................................19
         3.10.    Insurance......................................................................................21
         3.11.    Transactions with Affiliates...................................................................21
         3.12.    Compliance with Laws...........................................................................22
         3.13.    Tax Matters....................................................................................22
         3.14.    Employee Relations and Employee Benefit Plans..................................................23
         3.15.    Environmental Matters..........................................................................28
         3.16.    Accounts Receivable............................................................................29
         3.17.    Litigation.....................................................................................29
         3.18.    Agents and Broker Relationships................................................................29
         3.19.    Brokers........................................................................................29
         3.20.    Full Disclosure................................................................................29

IIIA.    REPRESENTATIONS AND WARRANTIES OF PHL...................................................................29

         3A.1.    Corporate Matters..............................................................................30
         3A.2.    Financial Information of Holdings..............................................................31

IIIB.    REPRESENTATIONS AND WARRANTIES OF VAUGHAN...............................................................31

         3B.1.    Matters Relating to Vaughan....................................................................31

IV.      REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................31

         4.1.     Corporate Matters..............................................................................31
         4.2.     Financial Statements...........................................................................32



         4.3.     Change in Condition............................................................................33
         4.4.     Compliance with Laws...........................................................................33
         4.5.     Litigation.....................................................................................33
         4.6.     Financing......................................................................................34
         4.7.     Buyer SEC Documents............................................................................34
         4.8.     Brokers........................................................................................34

V.       CERTAIN COVENANTS OF THE PARTIES........................................................................34

         5.1.     Access to Information of Buyer.................................................................34
         5.2.     Access to Premises and Information of APC......................................................34
         5.3.     Confidentiality Letter.........................................................................35
         5.4.     Operation of APC Business Prior to the Closing Date............................................35
         5.5.     Certain Notices................................................................................37
         5.6.     Preparation for Closing........................................................................37
         5.7.     Tax Matters....................................................................................37
         5.8.     Expenses of Transaction; Accounts..............................................................41
         5.9.     Books and Records; Personnel...................................................................41
         5.10.    Use of Certain Names and Marks.................................................................42
         5.11.    Further Assurances.............................................................................42
         5.12.    Reimbursement by the Parties...................................................................42
         5.13.    Financial Statement Deliveries.................................................................43
         5.14.    Errors and Omissions Insurance.................................................................44
         5.15.    No Solicitation or Employment; Interference in Relationships...................................44
         5.16.    No Solicitation of Proposals or Offers.........................................................44
         5.17.    Noncompetition Covenant........................................................................44
         5.18.    Payment of Certain Outstanding Debt; Capital Contribution......................................49
         5.19.    Assumption of Excluded Liabilities by Holdings or
                      PHL; Purchase of Owned Real Property.......................................................49
         5.20.    Financing......................................................................................50
         5.21.    Assumption of Certain Liabilities by Buyer.....................................................50
         5.22.    Collection of Accounts Receivable..............................................................50
         5.23.    Audit of Accounts Payable......................................................................51
         5.24.    Certain Leases.................................................................................51
         5.25.    Acquisition of Atlanta Subsidiary..............................................................51
         5.26.    Financial Position of Holdings.................................................................52
         5.27.    Cooperation....................................................................................52
         5.28.    Guarantees.....................................................................................52
         5.29.    Record Retention...............................................................................52
         5.30.    Minority Interests.............................................................................52

VI.      CONDITIONS TO THE OBLIGATION OF BUYER TO CLOSE..........................................................53

         6.1.     Representations, Warranties and Covenants......................................................53
         6.2.     Closing Agreements.............................................................................53
         6.3.     Legality; Governmental Authorization; Litigation...............................................54
         6.4.     Affiliate Debt.................................................................................54
         6.5.     Financing......................................................................................54
         6.6.     Opinions of Counsel............................................................................54
         6.7.     Vaughan Employment Agreement...................................................................54
         6.8.     Vaughan Resignation Letter.....................................................................54


                                       ii

         6.9.     Update.........................................................................................54
         6.10.    General........................................................................................54

VII.     CONDITIONS TO THE OBLIGATION OF SELLERS TO CLOSE........................................................55

         7.1.     Representations, Warranties and Covenants......................................................55
         7.2.     Closing Agreements.............................................................................55
         7.3.     Legality; Government Authorization; Litigation.................................................55
         7.4.     Opinion of Counsel.............................................................................56
         7.5.     General........................................................................................56
         7.6.     Update.........................................................................................56
         7.7.     Listing of Shares Issuable Upon Conversion of Subordinated Debentures..........................56
         7.8.     Board of Directors.............................................................................56
         7.9.     Payment........................................................................................56
         7.10.    Registration of the Buyer Common Shares........................................................56

VIII.    INDEMNIFICATION.........................................................................................56

         8.1.     Indemnification by Sellers.....................................................................56
         8.2.     Indemnification by Buyer.......................................................................57
         8.3.     Time Limitation on Indemnification.............................................................58
         8.4.     Monetary Limitations on Indemnification........................................................58
         8.5.     Reporting......................................................................................59
         8.6.     Third Party Claims.............................................................................59
         8.7.     No Circular Recovery...........................................................................59
         8.8.     Nature of Certain Payments.....................................................................60
         8.9.     Other Remedies.................................................................................60

IX.      CONSENT TO JURISDICTION; GOVERNING LAW..................................................................60

         9.1.     Consent to Jurisdiction........................................................................60
         9.2.     Governing Law..................................................................................60

X.       TERMINATION.............................................................................................61

         10.1.    Termination of Agreement.......................................................................61
         10.2.    Effect of Termination..........................................................................62

XI.      MISCELLANEOUS...........................................................................................62

         11.1.    Entire Agreement; Waivers......................................................................62
         11.2.    Amendment or Modification......................................................................62
         11.3.    Survival, etc..................................................................................62
         11.4.    Independence of Representations and Warranties.................................................62
         11.5.    Severability...................................................................................63
         11.6.    Successors and Assigns.........................................................................63
         11.7.    Notices........................................................................................63
         11.8.    Public Announcements...........................................................................64
         11.9.    Headings, etc..................................................................................64
         11.10.   Third Party Beneficiaries......................................................................64
         11.11.   Counterparts...................................................................................64

EXHIBITS

Exhibit A - Baltimore Lease

Exhibit B - Indenture

Exhibit C - Jamestown Lease

Exhibit D - Miami Lease

Exhibit E - Registration Rights Agreement

Exhibit F - Risk Management Agreement

Exhibit G - Rule 145 Representation Letter

Exhibit H - Vaughan Employment Agreement

Exhibit I - Voting and Standstill Agreement

Exhibit J - Trademark License Agreement

Exhibit K - Form of Legal Opinion of Stroock & Stroock & Lavan LLP

Exhibit L - Form of Legal Opinion of Carole A. Masters

Exhibit M - Form of Legal Opinion of Sorokin, Gross & Hyde, P.C.

Exhibit N - Form of Legal Opinion of Williams, Mullen, Christian & Dobbins, P.C.


SCHEDULES

Schedule 5.7.1 - APC Electing Subsidiaries

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 29th day of March, 1999, by and among HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation (the "Buyer"), PM HOLDINGS, INC., a Connecticut corporation ("Holdings"), PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY, a New York life insurance company ("PHL"), and MARTIN L. VAUGHAN, III (individually "Vaughan," and collectively with Holdings, the "Sellers").


                                    RECITALS

         1. Holdings owns 5,000 Class A common shares, which is eighty-five percent (85%) of the issued and outstanding shares, of the capital stock of American Phoenix Corporation, a Connecticut corporation ("APC"), and Vaughan owns 882 Class B common shares, which is fifteen percent (15%) of the issued and outstanding shares, of the capital stock of APC. The issued and outstanding shares of capital stock of APC are collectively referred to herein as the "APC Shares."

         2. The Sellers desire to sell and transfer the APC Shares to Buyer, and Buyer desires to purchase and accept transfer of (the "Purchase") the APC Shares from Sellers, upon the terms and subject to all of the conditions set forth in this Agreement.

         3. PHL is the ultimate corporate parent of Holdings and, in connection with, and to induce Buyer to consummate, the Purchase, PHL desires to make certain representations and warranties and perform and satisfy certain covenants and obligations upon the terms and subject to all of the conditions set forth in this Agreement.

                                    AGREEMENT

         Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, which are acknowledged by each party to be fair and adequate consideration for its obligations and commitments hereunder, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         For the purposes of this Agreement:

         Section 1.1. Certain Matters of Construction. In addition to the definitions set forth below in this Article I:

                (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and any reference to a particular Section of this Agreement shall include all subsections thereof.

                (b) The word "party" shall refer to Buyer, Holdings, PHL or Vaughan, as the case may be, and the word "parties" shall refer to Buyer, Holdings, PHL and Vaughan, collectively.

                (c) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

                (d) Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP.

         Section 1.2. Cross Reference Table. The following terms are defined in the Preamble, Recitals or Sections set forth opposite the term and shall have the respective meaning therein set forth:

         Term                                            Definition
         ----                                            ----------

         "Affiliated Group"                              Section 3.13(b)
         "Agreement"                                     Preamble
         "AGUB"                                          Section 5.7.6
         "Allocations"                                   Section 5.7.6
         "APC"                                           Recitals
         "APC Annual Balance Sheets"                     Section 3.2.1
         "APC Assets"                                    Section 3.5.1
         "APC Benefit Arrangements"                      Section 3.14.2(a)
         "APC Electing Subsidiaries"                     Section 5.7.1
         "APC Financial Statements"                      Section 3.2.1
         "APC Headquarters"                              Section 1.3.7
         "APC Marks"                                     Section 5.10
         "APC Plans"                                     Section 3.14.2(a)
         "APC Shares"                                    Recitals
         "APIA Georgia"                                  Section 5.2.5
         "Books and Records"                             Section 5.9(b)(i)
         "Buyer"                                         Preamble
         "Buyer Disclosure Letter"                       Article IV
         "Buyer Financial Statements"                    Section 4.2.1
         "Buyer's Deemed Sales Price Notice"             Section 5.7.6
         "Buyer SEC Documents"                           Section 4.7
         "Cash Consideration"                            Section 2.2.1
         "Closing"                                       Section 2.2.4
         "Closing Agreements"                            Section 6.2
         "Closing Date"                                  Section 2.2.4
         "Closing Date Accounts Receivable"              Section 5.22

         "Closing Date Balance Sheet"                    Section 2.2.2
         "Commitment Letter"                             Section 4.6
         "Confidentiality Agreement"                     Section 5.3
         "Contracts"                                     Section 3.9
         "Copyright Properties"                          Section 3.6.1
         "Exchange Act"                                  Section 4.7
         "Excluded Liabilities"                          Section 2.2.3
         "February 1999 APC Balance Sheet"               Section 3.2.1
         "February 1999 APC Financial Statements"        Section 3.2.1
         "General Survival Period"                       Section 8.3
         "Holdings"                                      Preamble
         "Holdings Balance Sheet"                        Section 3A.2
         "HSR Act"                                       Section 3.1.3
         "IJB"                                           Section 5.4
         "Indemnifying Party"                            Section 8.1, 8.2
         "Indemnitee"                                    Section 8.1, 8.2
         "Insurance Policies"                            Section 3.10
         "Intellectual Property"                         Section 3.6.1
         "Lead Lender"                                   Section 4.6
         "Leases"                                        Section 3.5.2
         "Leases-Out"                                    Section 3.5.2
         "Net Adjustment to Buyer"                       Section 2.2.2
         "Net Adjustment to Sellers"                     Section 2.2.2
         "1998 APC Balance Sheet"                        Section 3.2.1
         "1998 APC Financial Statements"                 Section 3.2.1
         "Offeror"                                       Section 5.17.3(iv)
         "Owned Real Property"                           Section 3.5.1
         "Patent Properties"                             Section 3.6.1
         "Permits"                                       Section 3.12
         "PHL"                                           Preamble
         "Post-Closing Tax Period"                       Section 5.7.2
         "Pre-Closing Tax Period"                        Section 5.7.2
         "Purchase"                                      Recitals
         "Purchase Consideration"                        Section 2.2.1
         "Required Filings"                              Section 3.1.3
         "Reserved Claims"                               Section 8.3
         "Restricted Period"                             Section 5.17
         "Section 338(h)(10) Elections"                  Section 5.7.1
         "Securities Act"                                Section 4.7
         "Sellers"                                       Preamble
         "Software Properties"                           Section 3.6.1
         "Tax Loss"                                      Section 5.7.2
         "Threshold"                                     Section 8.5
         "Trade Secrets"                                 Section 3.6.1
         "Trademark License Agreement"                   Section 5.10
         "Trademark Properties"                          Section 3.6.1

         "Transaction Costs"                             Section 5.7.6
         "Vaughan"                                       Preamble
         "WARN"                                          Section 3.14.1
         "Year 2000 Compliant"                           Section 3.7

         Section 1.3. Certain Definitions. The following terms shall have the following meanings:

         1.3.1. "Action" shall mean any claim, action, cause of action or suit (in contract or tort or otherwise), arbitration, proceeding or investigation by or before any Governmental Authority (and whether brought by any Governmental Authority or any other Person).

         1.3.2. "Adjusted Tangible Net Worth" shall mean, with respect to APC and its Subsidiaries, $(negative) 48,328,012.

         1.3.3. "Affiliate" shall mean, as to any specified Person, each other Person directly or indirectly controlling, controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, any investment company registered under the Investment Company Act of 1940, as amended, shall not be deemed an Affiliate of any specified Person.

         1.3.4. "Affiliate Debt" shall mean all Debt between APC or any Subsidiary of APC, on the one hand, and PHL, either of the Sellers or any of their Affiliates (other than APC or its Subsidiaries), on the other hand, and all intercompany advances of funds between PHL, either of the Sellers or any of their Affiliates (other than APC or its Subsidiaries), on the one hand, and APC or any Subsidiary of APC, on the other hand.

         1.3.5. "Alternative Accountants" shall mean one of the top five (5) national accounting firms in the United States other than the accounting firms that regularly audit the annual financial statements of any of the parties, which firm is mutually acceptable to the parties or, if the parties do not agree upon such a firm within three (3) Business Days of the date any dispute under this Agreement is required to be submitted to such firm, then such a top five firm as is chosen by lot.

         1.3.6. "APC Business" shall mean, taken as a whole, the businesses conducted by APC and its Subsidiaries as such businesses are currently being conducted by them.

         1.3.7. "APC Headquarters Employees" shall mean any Person employed by APC prior to the Closing whose place of employment is at the corporate headquarters of APC in Hartford, Connecticut (the "APC Headquarters") other than: (a) employees of APC Subsidiaries, (b) Persons listed on the Buyer Disclosure Letter, or (c) Persons whom the parties, within thirty (30) days after the date hereof mutually agree in writing shall be retained by APC or its Affiliates.

         1.3.8. "Baltimore Lease" shall mean the Lease Agreement to be entered into by APC or its Affiliate and Holdings or its Affiliate at the Closing, which shall be in substantially the form attached hereto as Exhibit A.

         1.3.9. "Business Day" shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

         1.3.10. "Buyer Common Shares" shall mean, in the aggregate, the 1,000,000 shares of the Buyer Common Stock to be issued by Buyer to Sellers at Closing pursuant and subject to the terms and conditions set forth herein and, with respect to the Buyer Common Stock to be issued to Holdings, in the Voting and Standstill Agreement.

         1.3.11. "Buyer Common Stock" shall mean the shares of Common Stock, no par value, issued by the Buyer.

         1.3.12. "Bylaws" shall mean all written rules, regulations and bylaws, and all other documents (other than the Charter), relating to the management, governance or internal regulation of a Person (other than an individual) or interpretative of the Charter of such Person, each as from time to time in effect.

         1.3.13.   "Charter"   shall  mean  the   certificate   or  articles  of
incorporation or organization, statute, constitution, joint venture or partnership agreement or other charter documents of any Person (other than an individual), each as from time to time in effect.

         1.3.14. "Code" shall mean the Internal Revenue Code of 1986, as amended, and in effect from time to time.

         1.3.15. "Compensation", as applied to any Person, shall mean all salaries, compensation, remuneration, commissions or bonuses of any character, and medical, surgical, dental, hospital, disability, unemployment, retirement, pension, vacation, insurance or fringe benefits of any kind, or other payments or benefits of any kind whatsoever made or provided directly or indirectly by or on behalf of APC or its Subsidiaries to such Person or members of the immediate family of such Person.

         1.3.16. "Contractual Obligation" shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, indenture, Guarantee, commitment, undertaking or arrangement, written or oral, or other consensual document or instrument, including, without limitation, any document or instrument evidencing or otherwise relating to any indebtedness, but excluding the Charter and Bylaws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

         1.3.17.  "Debt" of any Person shall mean all obligations of such Person
(i) in respect of indebtedness for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of property, tangible or real, goods or services (other than trade payables or accruals incurred in the Ordinary Course of Business or, with respect to a Person other than APC or its Subsidiaries, in the Ordinary Course of the Business of such Person), (iv) under capital leases and (v) in the nature of Guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         1.3.18. "Distribution" shall mean, with respect to the capital stock of or other Equity Securities issued by any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or in respect of any such Equity Security; (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or of any such Equity Security, directly, or indirectly through a Subsidiary of such Person or otherwise; and (iii) any other distribution on or in respect of any shares of any class of such capital stock or on or in respect of any such Equity Security.

         1.3.19. "Enforceable" shall mean, with respect to any Contractual Obligation, that such Contractual Obligation is the legal, valid and binding obligation of the Person in question, enforceable against such Person in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an Action at law).

         1.3.20. "Environmental Laws" shall mean any Legal Requirement in effect on or prior to the Closing Date relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances or (iii) otherwise relating to pollution of the environment or the protection of human health or the environment.

         1.3.21. "Equity Securities" shall mean, with respect to any Person that is not a natural Person, all shares of capital stock or other equity or beneficial interests issued by or created in or by such Person, all stock appreciation or similar rights or grants of, or any other Contractual Obligation for, any right to share in the equity, income, revenues or cash flow of such Person, and all securities or other rights, warrants or other Contractual Obligations to acquire any of the foregoing, whether by conversion, exchange, exercise or otherwise.

         1.3.22. "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

         1.3.23. "GAAP" shall mean generally accepted United States accounting principles as in effect on the date hereof, consistently applied in accordance with past practices.

         1.3.24. "Governmental Authority" shall mean any United States federal, state or local or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division of any of the foregoing).

         1.3.25. "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         1.3.26. "Guarantee", with respect to any Person, shall mean (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (a) to pay the Debt of such other Person,
(b) to purchase any obligation owed by such other Person, (c) to purchase or lease assets under circumstances that would enable such other Person to discharge one or more of its obligations, or (d) to maintain the capital, working capital, solvency or general financial condition of such other Person and (iii) any liability of such Person as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

         1.3.27. "Hazardous Substances" shall mean (i) substances which contain substances defined in or regulated under the following federal statutes, and their state counterparts, each as amended, as well as these statutes' implementing regulations as amended from time to time and as interpreted by administering Governmental Authorities: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act, and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) PCBs; (vi) asbestos; (vii) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation; and (viii) any other radioactive or toxic materials or substances.

         1.3.28. "Income Tax" means any Tax which is, in whole or in part, based on or measured by income or gains.

         1.3.29. "Indenture" shall mean the Indenture, dated the Closing Date, which shall be in the form attached hereto as Exhibit B.

         1.3.30. "Jamestown Lease" shall mean the Lease Agreement to be entered into by Holdings or its Affiliate and APC or its Affiliate at the Closing, which shall be in substantially the form attached hereto as Exhibit C.

         1.3.31. "Knowledge" shall mean the actual knowledge of Vaughan or of the executive officers of PHL, Holdings or Buyer, as the case may be, following due inquiry of Vaughan or the executive officers of each Subsidiary of PHL, Holdings or Buyer, as the case may be. For purposes of this definition, "executive officer" shall mean the two (2) highest ranking officers of the Person in question but, in the event several individuals have the same rank or title, then that individual with the longest term of service with his or her current employer shall be deemed the highest ranking among such similarly titled or ranked individuals.

         1.3.32. "Legal Requirement" shall mean any United States federal, state or local or any foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, consent, approval, permit or similar right granted by any Governmental Authority under any of the foregoing.

         1.3.33.   "Liabilities"   shall  mean  any  and  all   liabilities  and
obligations,   whether  accrued,  fixed,  absolute  or  contingent,  matured  or unmatured or determined or determinable.

         1.3.34. "Lien" shall mean any mortgage, pledge, lien, security interest, charge, attachment, equity or other encumbrance, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due.

         1.3.35. "Limited Knowledge" shall mean the actual knowledge of the executive officers of PHL, Holdings, Vaughan or Buyer, as the case may be, without any obligation to investigate. For purposes of this definition, "executive officer" shall mean the two (2) highest ranking officers of the Person in question but, in the event several individuals have the same rank or title, then that individual with the longest term of service with his or her current employer shall be deemed the highest ranking among such similarly titled or ranked individuals.

         1.3.36. "Losses" shall mean any and all losses, damages, obligations, Liabilities, claims, awards (including, without limitation, interest), assessments, amounts paid in settlement, judgments, orders, decrees, fines and penalties, plus reasonable costs and expenses reasonably incurred (including, without limitation, reasonable legal costs and expenses and reasonable costs and expenses of collection).

         1.3.37. "Material Adverse Effect" shall mean any adverse change in or effect on the business, condition (financial or otherwise), operations, performance or properties of any Person that is material to such Person and its Subsidiaries, taken as a whole; provided, however, that when such term is used in reference to Buyer, such term shall not include any change or effect attributable to the acquisition of APC or any Subsidiary of APC; provided further, however, that such term when used in reference to APC and its Subsidiaries shall not include (i) changes in general economic conditions, changes in legal or regulatory conditions that affect, in general, businesses in which APC or any of its Subsidiaries are engaged or the insurance industry in general and not specifically relating to APC or its Subsidiaries, or (ii) the loss of accounts which represented less than $3,250,000 of the consolidated revenues of APC and its Subsidiaries for 1998.

         1.3.38. "Miami Lease" shall mean the Lease Agreement to be entered into by Holdings or its Affiliate and APC or its Affiliate at the Closing, in substantially the form attached hereto as Exhibit D.

         1.3.39. "Ordinary Course of Business" shall mean the ordinary course of the business of a Person consistent with such Person's regular custom and practice.

         1.3.40. "Person" shall mean any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity, and any Governmental Authority.

         1.3.41. "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by PHL, Holdings and Buyer at the Closing in the form attached hereto as Exhibit E.

         1.3.42. "Risk Management Agreement" shall mean the Risk Management Agreement to be entered into by PHL and Buyer at the Closing in the form attached hereto as Exhibit F.

         1.3.43. "Rule 145 Representation Letter" shall mean the Rule 145 Representation Letter to be executed by PHL, Holdings and Vaughan in the form attached hereto as Exhibit G.

         1.3.44. "Subordinated Debentures" shall mean Buyer's 5.25% Convertible Subordinated Debentures (Due 2014), in the aggregate principal amount of $32,000,000.

         1.3.45. "Subsidiary" shall mean, as the case may be, any Person of which Buyer, PHL, Holdings or APC (or other specified Person) shall own directly or indirectly at least a majority of the outstanding capital stock (or other shares of Equity Securities) entitled to vote generally in the election of directors or in which Buyer, PHL, Holdings or APC (or other Specified Person) is a general partner or joint venturer without limited liability; provided, however, all references in Sections 3.6, 3.8, 3.10, 3.14 and 3.15 of this Agreement to the Subsidiaries of APC shall not include Lees Preston Ferry (Holdings) Ltd., a company incorporated with limited liability under the laws of the United Kingdom, or its direct and indirect subsidiaries.

         1.3.46. "Tangible Net Worth" shall mean, with respect to APC and its Subsidiaries on a consolidated basis, the aggregate of (a) the capital stock and surplus of APC and its Subsidiaries, and (b) APC's and its Subsidiaries' consolidated retained earnings or deficit, each determined on a basis in accordance with GAAP after eliminating (i) that portion of the book amount of all assets which would be treated as intangible under GAAP, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt, discount and expense,
(ii) deferred Taxes and (iii) property, real and personal, and equipment.

         1.3.47. "Taxes" shall mean all United States federal, state or local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, fee, levy, duty, impost or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and the term "Tax" means one of the foregoing Taxes.

         1.3.48. "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any tax authority, domestic or foreign.

         1.3.49. "Vaughan Employment Agreement" shall mean the Employment Agreement entered into by Buyer and Vaughan as of the date hereof in the form attached hereto as Exhibit H.

         1.3.50. "Voting and Standstill Agreement" shall mean the Voting and Standstill Agreement to be entered into by the Buyer, Holdings and PHL at the Closing in the form attached hereto as Exhibit I.

                                   ARTICLE II

                                 The Acquisition

         Section 2.1. Acquisition. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, Sellers agree to sell and transfer to Buyer, and Buyer agrees to purchase and accept from Sellers, on the Closing Date, all of the APC Shares.

         Section 2.2.      Consideration and Closing.

         2.2.1.  Purchase Consideration.

         2.2.1A. Consideration to PHL. At the Closing, in consideration of the non-competition covenants and obligations to be complied with by PHL pursuant to
Section 5.17 of this Agreement, Buyer shall issue to PHL the aggregate principal amount of $10,000,000 of the Subordinated Debentures and $150,000 in cash.

         2.2.1B. Consideration to Sellers. At the Closing, in consideration of the sale and transfer of the APC Shares by Sellers to Buyer and of the agreements by PHL and Sellers to perform those obligations and covenants to be fulfilled or complied with by them hereunder, Buyer shall:

                (a) pay to Vaughan at the Closing (by wire transfer of immediately available funds to an account designated in writing by Vaughan to Buyer) not fewer than three (3) Business Days prior to the Closing Date, the cash sum of $671,988 (the "Cash Consideration");

                (b)     issue   to    Holdings,    and   deliver    certificates
representing, 865,042 shares of Buyer Common Stock at the Closing;

                (c) issue to Vaughan, and deliver certificates representing, 134,958 shares of Buyer Common Stock at the Closing; and

                (d) issue to Holdings the aggregate principal amount of $22,000,000 of the Subordinated Debentures.

         The items of consideration provided for in subsections (a) - (d) above shall collectively be referred to as the "Purchase Consideration."

         2.2.2. Tangible Net Worth Adjustment. After the Closing, the Purchase Consideration shall be decreased dollar-for-dollar by the amount, if any, by which the Tangible Net Worth of APC and its Subsidiaries, on a consolidated basis as of the date of the Closing Date Balance Sheet, is less than the Adjusted Tangible Net Worth (in such case, the "Net Adjustment to Buyer"), and increased dollar-for-dollar by the amount, if any, by which the Tangible Net Worth of APC and its Subsidiaries as of the date of the Closing Date Balance Sheet, is greater than the Adjusted Tangible Net Worth (in such case, the "Net Adjustment to Sellers"). Such adjustment shall be determined on the basis of a balance sheet of APC and its Subsidiaries as of the Closing Date if the Closing occurs on the last calendar day of any month, but if the Closing occurs on any other day, then as of the last calendar day of the month immediately preceding the Closing Date, prepared by APC in accordance with GAAP, which balance sheet may be reviewed or audited, at Buyer's expense and sole election, by Ernst & Young LLP, or at Holdings' expense and sole election, by PricewaterhouseCoopers (the "Closing Date Balance Sheet"). For the purpose of the preparation of the Closing Date Balance Sheet, (a) the value of the minority shareholders' Equity Securities of the Subsidiaries of APC outstanding as of the Closing Date shall be determined in accordance with the formula set forth in the respective buy-sell agreements with respect to the respective APC Subsidiaries, using for purposes of such formulae the respective Subsidiaries' financial statements as of the Closing Date if the Closing occurs on the last calendar day of any month, but if the Closing occurs on any other day, then their respective financial statements as of the last calendar day of the month immediately preceding, and no discounts for lack of marketability, minority interest or other discounts shall be taken into effect, (b) the APC Assets on the Closing Date Balance Sheet shall not include any commissions earned but not received on insurance policies which are direct billed by the insurance carriers to the commercial customers of APC and its Subsidiaries to the extent that such commissions exceed $1,500,000,
(c) the capital contribution of PHL or Holdings, as the case may be (as provided in Section 5.18(b)), shall be included, (d) the purchase price paid by Holdings or PHL, as the case may be, for the Owned Real Property shall be included and
(e) accruals as of the date of the Closing Date Balance Sheet for the applicable pro rata portions of bonuses earned by employees of APC and its Subsidiaries and any other accruals for expenses incurred but not yet paid shall be included. Buyer and its accountants, Ernst & Young LLP, and Holdings and its accountants, PricewaterhouseCoopers, shall be permitted to review the Closing Date Balance Sheet and the work papers related to the preparation and review of the Closing Date Balance Sheet, and, in the event of any dispute concerning the correctness of such Closing Date Balance Sheet, such dispute shall be submitted to the Alternative Accountants for resolution. If issues in dispute are submitted to such accounting firm for resolution, (i) each party will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such accounting firm may request and are available to that party (or its independent public accountants), and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm, (ii) a determination by such accounting firm, as set forth in a notice delivered to both parties by such accounting firm no later than thirty (30) days after the issues in dispute are submitted to such accounting firm, will be binding and conclusive on the parties, and (iii) Buyer, on the one hand, and Sellers, on the other, will each bear fifty percent (50%) of the fees of such accounting firm for such determination. The Closing

Date Balance Sheet shall be prepared within thirty (30) days following Closing. Buyer or Sellers, jointly and severally, whichever is the case, shall pay the Net Adjustment to Sellers or the Net Adjustment to Buyer, whichever is the case, to Sellers or Buyer, as the case may be, by wire transfer or delivery of other immediately available funds within three (3) Business Days after the date on which the Closing Date Balance Sheet is finally determined. Any Net Adjustment to Sellers or any Net Adjustment to Buyer, as the case may be, shall bear interest at a rate of seven percent (7%) per annum from the Closing Date, and all accrued interest shall be paid at the same time as any Net Adjustment to Sellers or any Net Adjustment to Buyer. Any Net Adjustment to Sellers payable to, or any Net Adjustment to Buyer payable by, Sellers, as the case may be, shall be payable in proportion to Holdings' and Vaughan's respective percentage ownership in APC as of the Closing Date.

         2.2.3. Excluded Liabilities. The parties agree that, except as otherwise provided herein or in any of the Closing Agreements, Buyer (and after the Closing, APC and its Subsidiaries) shall not have any responsibility or incur or assume any Liabilities with respect to the following matters (collectively, the "Excluded Liabilities") (it being understood, subject to Section 5.21 of this Agreement, that such assets shall be transferred to, or such obligations will be assumed by, PHL or Holdings prior to Closing):

                (a)     any Owned Real Property; and

                (b)     any APC Headquarters Employees.

         Notwithstanding the foregoing to the contrary, with respect to any APC Headquarters Employees, Buyer (and after the Closing, APC and its Subsidiaries) shall, except as provided hereinafter, assume Liabilities accrued, arising or incurred under, or otherwise relating to, any APC Plan or APC Benefit Arrangement, and such Liabilities shall not be deemed Excluded Liabilities for purposes of this Agreement. The foregoing notwithstanding, Holdings shall be responsible for any severance benefits payable as a result of the termination within eight (8) weeks after the Closing of the employment of any APC Headquarters' Employee other than any severance benefits or penalties as are attributable to the wrongful acts or inactions of Buyer or its Affiliates (including APC or its Subsidiaries after the Closing).

         All of the above notwithstanding, the parties have agreed that in the interests of facilitating a transition following the Closing, APC shall be entitled to continue, for a period of up to eight (8) weeks following the Closing, the employment of any of the APC Headquarters Employees, provided APC shall be liable for such employees' salary and benefits earned or accrued during such period. Such continuation of employment for such period of time shall not affect Holdings' obligation hereunder for severance benefits (as more fully described above). If, however, APC, without Holdings' prior express written permission, continues, after that date which is eight (8) weeks after the Closing, the employment of any APC Headquarters Employee, such circumstance, without more, shall immediately and automatically result in the termination of all obligations of Holdings under this Agreement for severance benefits of any kind with respect to such employee.

         2.2.4. Time and Place of Closing. The closing of the purchase and sale of the APC Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Williams, Mullen, Christian & Dobbins in Richmond, Virginia on such date as is mutually agreed by the parties hereto (the "Closing Date") at 10:00 a.m. (local time); provided that: (i) all conditions to Closing have been satisfied or waived as provided in Articles VI and VII hereof, and (ii) the Closing Date shall in no event be later than June 30, 1999.

         2.2.5. Delivery. At the Closing, Sellers will convey, transfer and assign the APC Shares to Buyer free and clear of any Liens (including, without limitation, restrictions on transfer or voting), and will deliver to Buyer certificates evidencing all of the APC Shares duly endorsed or accompanied by separate stock power(s) duly endorsed, with all required stock transfer Tax stamps affixed and in form proper for transfer, against delivery by Buyer of the Subordinated Debentures, the Cash Consideration and issuance by Buyer of the Buyer Common Shares as set forth in Section 2.2.1 above.

                                   ARTICLE III

                   Representations and Warranties of Sellers

         Except as disclosed, or as qualified by information set forth in the Sellers' disclosure letter dated of even date herewith and delivered to Buyer concurrently herewith (the "Sellers' Disclosure Letter"), Sellers, jointly and severally, represent and warrant to Buyer and to Buyer's successors and permitted assigns as of the date hereof and as of the Closing Date (except to the extent that Sellers' representations and warranties expressly speak as of a specified earlier date) as follows:

         Section 3.1. Corporate Matters.

         3.1.1. Organization and Standing; Power and Authority. APC is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Each of the Subsidiaries of APC is a corporation duly organized, validly existing and in good standing (to the extent its jurisdiction of incorporation or organization recognizes such concept) under the jurisdiction of its incorporation or organization. Each of APC and its Subsidiaries has all requisite power and authority, corporate and otherwise, to carry on its respective portion of the APC Business as currently conducted. Each of APC and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or otherwise, and is in good standing as such (to the extent their respective jurisdictions of incorporation or qualification recognize such concept), in each jurisdiction where the nature of APC's or such Subsidiary's activities or its ownership or leasing of property requires such qualification or license, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect on APC.

         3.1.2. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Sellers, APC or any of their Subsidiaries in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (b) the items listed in Section
3.1.2 of the Sellers' Disclosure Letter. Specifically, and not by way of limitation, all filings with and approvals of State Departments of Insurance and similar Governmental Authorities, which filings and approvals must be made or obtained prior to the Closing (collectively, the "Required Filings") are set forth in the Sellers' Disclosure Letter. Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any Legal Requirement applicable to Sellers, APC, or any of their Subsidiaries (assuming the accuracy of the representations and warranties of Buyer in Article IV hereof), (ii) a breach of or a default under any Charter or Bylaws provision of Holdings, APC or any of their Subsidiaries, (iii) the acceleration of the time for performance of any obligation under any Contractual Obligation of Holdings, APC or any of their Subsidiaries, (iv) the imposition of any Lien upon or the forfeiture of any APC Asset, (v) a breach of or a default under any Contractual Obligation of Holdings, APC or any of their Subsidiaries, or (vi) the right to any severance payments other than by operation of law (including, without limitation, if such payments become due only if employment is terminated following the Closing), termination, right of termination, modification of terms or change in benefits or burdens under any Contractual Obligation, other than in the case of clauses
(i), (iii), (iv), (v) and (vi) such as, individually or in the aggregate, have and could reasonably be expected to have neither a Material Adverse Effect on APC nor on the ability of Holdings to consummate the transactions contemplated hereby.

         3.1.3. Title to APC Shares.

                (a) Holdings is the beneficial and record holder of, and has good and valid title to, 5,000 Class A shares of the APC Shares, which is eighty-five percent (85%) of the issued and outstanding shares of the capital stock of APC.

                (b)     Sellers, collectively, own all of the APC Shares.

                (c) Except for this Agreement, there is no Contractual Obligation pursuant to which Sellers or its Affiliates have, directly or indirectly, granted any Equity Security in APC or any of its Subsidiaries to any Person or any right to acquire any of, or any interest in, any APC Asset. Upon delivery of certificates representing the APC Shares, and delivery of the Purchase Consideration, Buyer will receive good and valid title to all of the APC Shares, free and clear of any Liens (including, without limitation, restrictions on transfer or voting) and subject to no rescission rights or similar rights or equities of any kind, other than such Liens or rights as arise out of actions or inactions of Buyer.

         3.1.4. Capitalization. The only issued and outstanding shares of capital stock of APC are the APC Shares, all of which are duly authorized, validly issued, fully paid and non-assessable. There is no Contractual Obligation or Charter or Bylaw provision that obligates APC or any of its Subsidiaries to issue, purchase or redeem, or make any payment in respect of, any Equity Security.

         3.1.5. Subsidiaries. APC's only Subsidiaries are listed in the Sellers' Disclosure Letter, which sets forth the name and jurisdiction of incorporation or organization, the date of incorporation or organization, the issued and outstanding shares of capital stock and number of shares owned of record and beneficially by each minority shareholder of such Subsidiaries and the federal or foreign taxpayer identification number of each such Subsidiary. APC is the direct record and beneficial owner of all of the issued and outstanding shares of capital stock of each of its respective Subsidiaries, such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, and APC has good and valid title to such shares free and clear of any Liens (including, without limitation, restrictions on transfer or voting). There is no outstanding Equity Security of any Subsidiary of APC other than its issued and outstanding shares of capital stock. APC has no equity investment in any Person other than its Subsidiaries.

         3.1.6. Charter and Bylaws. Sellers have heretofore made available to Buyer true and complete copies of the Charter and Bylaws of APC and each of its Subsidiaries, in each case in the form currently in effect and as will be in effect immediately prior to the Closing.

         Section 3.2. Financial Statements.

         3.2.1. Financial Information. Sellers have previously provided Buyer with (i) a true and complete copy of the unaudited consolidated balance sheet of APC and its Subsidiaries as of February 28, 1999 (the "February 1999 APC Balance Sheet"), and the related unaudited statements of income, stockholders' equity and cash flows of such entities for the two (2) months ending February 28, 1999 (collectively, with the February 1999 APC Balance Sheet, the "February 1999 APC Financial Statements"), and (ii) true and complete copies of the audited consolidated balance sheets of APC and its Subsidiaries as of December 31, 1998, 1997 and 1996 (collectively, the "APC Annual Balance Sheets") and the related audited statements of income, stockholders' equity and cash flows of such entities for such fiscal years ended December 31, 1998, 1997 and 1996
(collectively with the APC Annual Balance Sheets and the February 1999 APC Financial Statements, the "APC Financial Statements").

         3.2.2. Character of Financial Information. The APC Financial Statements, including (except with respect to the February 1999 APC Financial Statements) the notes thereto, were prepared in accordance with GAAP throughout the periods specified therein and present fairly, in all material respects, the consolidated financial position and results of operations of APC and its Subsidiaries at the respective dates and for the periods specified therein, subject in the case of the February 1999 APC Financial Statements to year-end audit adjustments.

         Section 3.3. Change in Condition.

         Since February 28, 1999:

                (a) The APC Business has been conducted in all material respects only in the Ordinary Course of Business (except as may be otherwise required by the terms of this Agreement), and without limiting the generality of the foregoing, APC and its Subsidiaries have made capital expenditures only in the Ordinary Course of Business;

                (b)     Neither APC nor any of its Subsidiaries has:

                        (i)     made  any  capital   expenditure   greater  than
$50,000 except for expenditures for repairs and maintenance in the Ordinary Course of Business;

                        (ii) incurred or otherwise become liable in respect of any Debt or become liable in respect of any Guarantee, other than any Debt or any Guarantee between APC and its respective wholly-owned Subsidiaries;

                        (iii) mortgaged or pledged an APC Asset or subjected any APC Asset to any Lien;

                        (iv) made any change in its authorized or issued capital stock or granted or issued any option, purchase right, convertible stock, other sort of security or registration right, or purchased, redeemed or retired any shares or other securities, or declared or made any Distribution (other than distributions or contributions in connection with an increase in or the repayment or cancellation (in whole or in part) of Debt or intercompany advances between APC and its respective wholly-owned Subsidiaries);

                        (v) sold, leased to others or otherwise disposed of any of the APC Assets except in the Ordinary Course of Business and except for such assets as were not, individually or in the aggregate, material to APC;

                        (vi) purchased any Equity Security issued by any Person other than ones issued by a Subsidiary of APC, or any assets material in amount or constituting a business or line of business, or been party to any merger, consolidation or other business combination or entered into any Contractual Obligation relating to any such purchase, merger, consolidation or business combination;

                        (vii)   made any loan,  advance or capital  contribution
to or investment in any Person other than loans, advances or capital contributions to or investments in or to APC or any of APC's wholly-owned Subsidiaries and other than loans or advances made in the Ordinary Course of Business which are not material either singly or in the aggregate;

                        (viii) canceled or compromised any Debt or claim other than in the Ordinary Course of Business and other than any Debt, intercompany advances or claim between APC and its respective wholly-owned Subsidiaries;

                        (ix)    sold,   transferred,   licensed   or   otherwise
disposed of any Intellectual Property other than in the Ordinary Course of Business;

                        (x) made or agreed to make any material change in its customary methods of accounting or accounting practices;

                        (xi) engaged in or become obligated in respect of any transaction with PHL, Holdings or any of their Affiliates;

                        (xii) waived or released or permitted to lapse any right of material value except in the Ordinary Course of Business or suffered any material damage to or material destruction or loss of any material asset or property, whether or not covered by insurance;

                        (xiii) instituted, settled or agreed to settle any material Action; or

                        (xiv)   consented or agreed to do any of the foregoing.

                (c) Neither APC nor any of its Subsidiaries has (i) had any material change in its relationships with its employees, producers, agents, independent contractors, insurance carriers, customers, referral sources or suppliers, or (ii) made any changes in the rate of Compensation payable (or paid or agreed in writing or orally promised to pay, conditionally or otherwise, any extra Compensation) to any director, officer, manager, employee, producer, consultant or agent (other than changes granted in the Ordinary Course of Business and consistent with past practice, which changes will not have a Material Adverse Effect);

                (d) There has been no amendment of any material provision of any Equity Security issued by APC or any of its Subsidiaries;

                (e) Neither APC nor any of its Subsidiaries has entered into any Contractual Obligation (and PHL, Sellers and their Affiliates have not entered into any Contractual Obligation obligating APC or any of its Subsidiaries) to do any of the things referred to in clauses (a) through (d) above with respect to APC, any of the Subsidiaries of APC or the APC Business; and

                (f) No Material Adverse Effect has occurred with respect to APC and its Subsidiaries.

         Section 3.4. Liabilities. Except as otherwise provided in this Agreement, neither APC nor any of its Subsidiaries has any Liabilities, other than, to the extent the existence thereof is consistent with all other representations and warranties of PHL and Sellers, as:

                (a)     set forth on the February 1999 APC Balance Sheet;

                (b) incurred since the date of the February 1999 APC Balance Sheet in the Ordinary Course of Business;

                (c)     incurred in respect of the Leases and Contracts; or

                (d) between APC and its respective wholly-owned Subsidiaries or between wholly-owned Subsidiaries of APC.

         Section 3.5. Assets.

         3.5.1. Title to Assets; Owned Real Estate. APC and its Subsidiaries have good and valid title to, or, in the case of property held under lease or other Contractual Obligation, a valid and enforceable right to use under an Enforceable Lease or license, all of their properties, rights and assets, whether real or personal property or intellectual property and whether tangible or intangible (collectively, the "APC Assets"), including, without limitation, all properties, rights and assets reflected in the February 1999 APC Balance Sheet or acquired after the date of the February 1999 APC Balance Sheet (except as sold or otherwise disposed of since the date of the February 1999 APC Balance Sheet in the Ordinary Course of Business or as otherwise permitted or required by this Agreement to be disposed of since the date of the

February 1999 APC Balance Sheet). The Sellers' Disclosure Letter contains a true, correct and complete list of all real property and buildings owned by APC or any of its Subsidiaries (collectively, the "Owned Real Property") and identifies the respective owner of each such parcel or building. No APC Asset is subject to any Lien except as described in the Sellers' Disclosure Letter. The APC Assets (including, without limitation, the Owned Real Property, the Intellectual Property, the Leases and the Contracts), constitute all material properties, rights and assets held for or used in the APC Business as currently conducted.

         3.5.2. Real Property Leases. The Sellers' Disclosure Letter sets forth a true, correct and complete list of (a) each facility, location or parcel which is leased or subleased, or which has been agreed to be leased or subleased, as lessee or sublessee by APC or any of its Subsidiaries (all of the leases, subleases or other Contractual Obligations pursuant to which such facilities, locations or parcels are held or are to be held being referred to herein collectively as the "Leases"), and (b) each lease, sublease or other Contractual Obligation (collectively, the "Leases-Out") under which APC or any of its Subsidiaries is a lessor or sublessor of any facility, location or parcel. True, correct and complete copies of the Leases and the Leases-Out, and all material amendments, modifications and supplemental agreements thereto, have been previously made available to the Buyer.

                Except as set forth on the Sellers' Disclosure Letter, to Sellers' Knowledge:

                (a)     each  Lease  and  each   Lease-Out  is  an   Enforceable
agreement of APC or the Subsidiary of APC which is party thereto, and each Lease or Lease-Out is an Enforceable agreement of the other parties thereto;

                (b) APC or the Subsidiary of APC which is a party thereto has fulfilled all material obligations required pursuant to the Leases and the Leases-Out to have been performed by APC or the Subsidiary of APC party thereto on its part;

                (c) neither APC nor any Subsidiary of APC is in material breach of or default under any Lease or Lease-Out, and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach or default, result in a loss of rights or result in the creation of any Lien thereunder or pursuant thereto;

                (d) (i) there is no existing material breach or default by any other party to any Lease or Lease-Out, and (ii) no event has occurred which with the passage of time or giving of notice or both would constitute a material default by such other party, result in a loss of rights or result in the creation of any Lien thereunder or pursuant thereto;

                (e) neither APC nor any Subsidiary of APC is obligated to pay any material leasing or lease brokerage commission as a result of the transactions contemplated hereby; and

                (f) there is no pending or threatened eminent domain taking affecting any of the properties which are the subject of the Leases or the Leases-Out.

         Section 3.6. Intellectual Property.

         3.6.1. Definition of Intellectual Property. "Intellectual Property" shall mean, collectively, all (i) United States or foreign patents, patent applications, patent disclosures, and all renewals, reissues, divisions, continuations, extensions or continuations-in-part thereof, and all discoveries which may be patentable (collectively, "Patent Properties"), (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof (collectively, "Trademark Properties"), (iii) copyrights (registered or unregistered), registrations and applications for registration thereof, including all renewals, derivative works, enhancements, modifications, updates, new releases or other revisions thereof, and all works of authorship (collectively, "Copyright Properties"), (iv) computer software (including source code and object code), data, databases, code segments, algorithms, objects, routines, templates and documentation (collectively, "Software Properties"), (v) trade secrets and other confidential information, including, but not limited to, ideas, processes, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, blue prints, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans, schematics, and customer and supplier lists and information ("Trade Secrets"), (vi) rights to third party warranties relating to the foregoing, including, without limitation, rights to millennium compliance warranties, (vii) copies and tangible embodiments of all of the foregoing (in whatever form or medium), (viii) the internet domain names used by APC's Subsidiaries, (ix) the telephone numbers used by APC and its Subsidiaries, (x) all licenses and rights to royalties, and (xi) all damages and payments under and the right to sue for infringement with respect to all of the foregoing, and the goodwill symbolized by all of the foregoing and connected therewith throughout the world.

         3.6.2. Ownership of Intellectual Property. APC and its Subsidiaries own or are authorized by license to use the "American Phoenix" name and all Software Properties developed or currently used by each which are material to the conduct of the APC Business, and each has the right to use the "American Phoenix" name and such Software Properties, and in each case, such usage without more, will not infringe upon the Intellectual Property rights of another Person, and such Software Properties are listed in the Sellers' Disclosure Letter.

         3.6.3. Compliance with License Agreements. All license agreements relating in any manner to the Intellectual Property used by APC and its Subsidiaries that are material to the conduct of the APC Business are listed in the Sellers' Disclosure Letter. APC and its Subsidiaries are in full compliance in all material respects with and are not in default under any such license agreements, and to the Knowledge of Sellers, all other parties to any of such license agreements are in full compliance in all material respects with and are not in default under any of such license agreements.

         3.6.4. Registrations. There are no registered (with the U.S. Copyright Office, U.S. Patent and Trademark Office or the trademark registration offices of any of the fifty states) Patent Properties, Trademark Properties or Copyright Properties owned and used by APC and its Subsidiaries (except as used pursuant to a license agreement listed in the Sellers' Disclosure

Letter) in the conduct of the APC Business.

          3.6.5. Custom Software. There are no Software Properties that APC and its Subsidiaries have had written or developed by any Person not an employee of APC or its Subsidiaries.

         3.6.6. Noninfringement. APC and its Subsidiaries have not infringed, misappropriated, or otherwise used in an unauthorized manner the proprietary rights (including, but not limited to, the patent, trade secret, trademark, service mark, trade dress, or copyright rights) of any third party.

         3.6.7. Rights Granted to Others. APC and its Subsidiaries have not granted or committed to grant any rights in their Intellectual Property of any nature whatsoever to any third party.

         3.6.8. No Claims. No claim has been asserted in writing by any Person to Sellers (i) to the effect that any Action by APC or any of its Subsidiaries, infringes on the Intellectual Property rights of any other Person; or (ii) that challenges or questions the right of APC or any of its Subsidiaries to use any of the Intellectual Property being used by it; or (iii) except for license agreements disclosed in the Sellers' Disclosure Letter, which asserts the right of any third party to use such Intellectual Property.

         3.6.9. Unauthorized Use. To the Knowledge of Sellers, there has been no unauthorized use, infringement or misappropriation of any of the Intellectual Property of APC or its Subsidiaries by any third party, including, but not limited to, any employee, former employee, producer, agent or independent contractor of APC or its Subsidiaries.

         Section 3.7. Year 2000 Compliance. "Year 2000 Compliant" or "Year 2000 Compliance" means, with respect to computer systems (including, but not limited to, all hardware, software, embedded systems, databases and tools) that the computer systems (i) accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, (ii) will operate prior to, during, and after the calendar year 2000 AD without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century, (iii) will respond to two-digit date input in a manner which resolves any ambiguity as to century in a disclosed, defined and predetermined manner and (iv) will store and provide output of date information in manners that are unambiguous as to century.

         APC and its Subsidiaries are implementing a program to identify on a timely basis the Year 2000 Compliance of mission critical: (i) products and services supplied by third parties and used in the APC Business, and (ii) computer systems or components therein used in the APC Business, whether owned or leased by APC or any of its Subsidiaries, and to remediate (or replace or abandon as appropriate) any such non-Year 2000 Compliant systems, test any such renovated or updated products or services, and implement contingency plans in the event of internal computer system or third party failure that is mission critical to its business. This program is outlined in the Sellers' Disclosure Letter, and included therein, is an identification of those tasks and or/tests that have not been completed as of the date of this Agreement, as well as a list of all vendors where APC and its Subsidiaries have determined the vendor's product or service are not Year 2000 Compliant. With respect to third party developed software, Sellers shall be entitled to rely upon vendor certifications received by either of them or their Affiliates, provided that APC and its Subsidiaries have adequate contingency plans in place in the event of failure. Sellers reasonably believe, consistent with industry standards, that APC and its Subsidiaries will complete all aspects of such program prior to the time when any damages are likely to result from the failure of such products and services to be Year 2000 Compliant.

         Section 3.8. Accounts. Each bank account or similar account for the deposit of cash or securities currently maintained by or on behalf of, or utilized by, APC or any Subsidiary of APC (i) is wholly owned by APC or one of its Subsidiaries; (ii) periodically reconciled to its bank statements; and (iii) to the extent such accounts of APC and its Subsidiaries in the aggregate hold monies in an escrow or trust capacity, contains in the aggregate all escrow and trust monies of APC and its Subsidiaries required to be so maintained by it.

         Section 3.9. Certain Contractual Obligations. Set forth in the Sellers' Disclosure Letter is a true and complete list of all of the material Contractual Obligations of APC or any of its Subsidiaries (except for or with respect to the APC Plans and the APC Benefit Arrangements), including, without limitation, each of the following:

                (a) All collective bargaining agreements and other labor agreements; all material employment, producer or consulting agreements; and all other material plans, agreements, arrangements or practices which constitute Compensation or benefits to any of the directors, officers or employees of APC or any of its Subsidiaries;

                (b) All Contractual Obligations under which APC or any of its Subsidiaries is or may become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or incur any severance pay or special Compensation obligations which would become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby;

                (c) All Contractual Obligations under which APC or any of its Subsidiaries is or will after the Closing be restricted from carrying on any business or other activities anywhere in the world;

                (d) All Contractual Obligations (including, without limitation, options) to: (i) sell or otherwise dispose of any APC Assets except in the Ordinary Course of Business or (ii) purchase or otherwise acquire any individual property or other assets for a price of $50,000 or more;

                (e) All Contractual Obligations which, individually, are in excess of $50,000 under which APC or any of its Subsidiaries has any liability for Debt or obligation for Debt or constituting or giving rise to a Guarantee of any liability or obligation of any Person (other than any Lease, any Debt or intercompany advances between APC and its wholly-owned Subsidiaries), or under which any Person has any liability or obligation constituting or giving rise to a Guarantee of any liability or obligation of APC or any of its Subsidiaries (including, without limitation, partnership and joint venture agreements) other than any Guarantee by APC of any Lease;

                (f) Any lease or other Contractual Obligation under which any tangible personal property having a cost or capital lease obligation in excess of $50,000 is held or used by APC or any of its Subsidiaries;

                (g) Any Contractual Obligation under which APC or any of its Subsidiaries would reasonably be expected to become obligated to pay any amount in excess of $50,000 in respect of indemnification obligations or purchase price adjustment provisions in connection with any (i) acquisition or disposition of assets, securities or real property, (ii) other acquisition or disposition of assets other than in the Ordinary Course of Business, (iii) assumption of liabilities or warranty, (iv) settlement of claims, (v) merger, consolidation or other business combination, or (vi) series or group of related transactions or events of a type specified in subclauses (i) through (v); and if with respect to any Contractual Obligation there exists any pending or, to the Knowledge of Sellers, threatened Action that could reasonably be expected to result in APC, its Subsidiaries or any of them being liable to pay an amount in excess of $50,000 or there currently exist circumstances that would reasonably be expected to give rise to such an Action;

                (h) All written contracts or commitments relating to commission arrangements with others (other than those listed under subsection
(i) below), pursuant to which $50,000 or more is expected to be paid by APC or any of its Subsidiaries in 1999;

                (i)     All  written   agreements  with  agents  or  independent
contractors, which are the exclusive representative of APC or any of its Subsidiaries in a specified market, relating to the APC Business;

                (j) All written agreements containing covenants limiting competition by APC or its Subsidiaries in any kind of business or in any jurisdiction or limiting the ability of APC or its Subsidiaries to retain the services of any Person or classes of Persons or to sell any product or the ability of APC or its Subsidiaries to acquire Equity Securities issued by any Persons; and

                (k) Any other Contractual Obligation of a type not specifically covered in clauses (a) through (j) above entered into other than in the Ordinary Course of Business, involving payments by or on behalf of, or to, APC or any of its Subsidiaries in excess of $50,000 during the calendar year ended December 31, 1998 or $100,000 over the remaining term of such Contractual Obligation or the termination of which may reasonably be expected to require payments by APC or any of its Subsidiaries exceeding $50,000 (other than purchase orders entered into in the Ordinary Course of Business).

                Sellers have heretofore made available to Buyer a true and complete copy (or, in the case of oral contracts or arrangements, a full and accurate written summary) of each of the Contractual Obligations listed in the Sellers' Disclosure Letter, each as in effect on the date hereof, including, without limitation, all amendments (such Contractual Obligations required to be listed in the Sellers' Disclosure Letter, together with all licenses identified in Section 3.6.3 of Sellers' Disclosure Letter and the Insurance Policies, but excluding the APC Plans and APC

Benefit Arrangements, being referred to herein collectively as the "Contracts"). Each Contract is Enforceable by APC or the Subsidiary of APC which is party thereto, against each Person (other than APC or such Subsidiary of APC) party thereto. No material breach or default by APC or any of its Subsidiaries under any of the Contracts has occurred and is continuing, and no event has occurred or circumstance exists which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the Contracts or would result in a loss of rights or creation of any Lien thereunder or pursuant thereto except as would arise from execution, delivery and performance of this Agreement and the Closing Agreements. To the Knowledge of Sellers, no material breach or default by any other Person under any of the Contracts has occurred and is continuing, and no event has occurred or circumstance exists that with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by APC or any of its Subsidiaries under any of the Contracts or would result in a loss of rights or creation of any Lien thereunder or pursuant thereto except as would arise from the execution, delivery and performance of this Agreement and the Closing Agreements.

         Section 3.10. Insurance. The Sellers' Disclosure Letter sets forth a list of all (i) fire, theft, casualty, general liability, workers compensation, fidelity, errors and omissions, business interruption, environmental, product liability, automobile and other insurance policies maintained by APC or any of its Subsidiaries, or by Holdings relating to APC or the APC Business, (ii) life insurance policies maintained by PHL or APC or any Subsidiary of APC on the life of any of its employees, officers or directors, other than the group term insurance provided for all employees (collectively, items (i) and (ii) shall be referred to as the "Insurance Policies"), specifying the type of coverage, the amount of coverage, the premium, the insurer, the policyholder, each covered insured, the policy owner, the expiration date of each such policy and a description of any retroactive premium adjustments or other loss-sharing arrangements, (iii) any self-insurance arrangements by or affecting APC or its Subsidiaries, any sharing of risk contracts or arrangements affecting APC and any obligations of APC or its Subsidiaries to any third party with respect to insurance, and (iv) excess of loss or catastrophic loss reinsurance arrangements maintained by APC or any of its Subsidiaries or to which any of them is a party. True, correct and complete copies of all Insurance Policies have been previously made available by the Sellers to the Buyer. To the Knowledge of the Sellers, the Insurance Policies are Enforceable and will continue to be Enforceable immediately after the Closing in accordance with their terms as in effect immediately before the Closing. All premiums due and payable on any of the Insurance Policies or renewals thereof have been paid or will be paid timely through the Closing Date, and Sellers have no Knowledge that there is any default (including with respect to the payment of premiums or the giving of notices) by APC or any its Subsidiaries under the Insurance Policies nor any default by any other party to the Insurance Policies and Sellers have no Knowledge that any event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under any Insurance Policy. Neither PHL, Holdings, APC nor any of their Subsidiaries has received any notice from the issuer of any of the Insurance Policies denying coverage or reserving rights with respect to a particular claim currently pending under any Insurance Policy or with respect to any Insurance Policy in general. Since February 28, 1999, neither APC nor any Subsidiary of APC has incurred any loss, damage, expense or liability that has had or would reasonably be expected to have a Material Adverse Effect and that was or would be covered by any Insurance Policy for which it has not properly asserted a claim under any Insurance Policy. Each of APC and its Subsidiaries is covered by types of insurance customary for the industry in which it is engaged and in coverage amounts reasonable for a company of its size. There is no outstanding recommendation or requirement by the issuer of any Insurance Policy of any material changes in the conduct of the APC Business or of any material repairs or other work to be done on or with respect to any APC Asset.

         Section 3.11. Transactions with Affiliates. None of (i) the officers, directors or employees of Holdings, PHL or their Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any Contractual Obligation with, and (ii) Sellers, PHL or their Affiliates is a consultant, distributor, supplier or vendor of, APC or any Subsidiary of APC. Except with respect to obligations arising or circumstances existing prior to the Closing (including, without limitation, services provided prior to Closing and existing guaranties of certain Liabilities of APC and its Subsidiaries), neither APC nor any Subsidiary of APC will have any Liability or obligation to or for the benefit of PHL, the Sellers or any of their Subsidiaries (other than APC or any Subsidiary of APC) as a result of any agreement among such Persons which is in effect on the date hereof. There are no APC Assets (including, without limitation, Intellectual Property) that PHL, Sellers or any of their Affiliates (other than APC or its Subsidiaries) own or are licensed or otherwise have the right to use which are used in or necessary to the conduct of the APC Business nor are there any services or staffing being provided to the APC Business by PHL, Sellers or any of their Affiliates other than pursuant to written Contractual Obligations.

         Section 3.12. Compliance with Laws. Without regard to environmental matters which are covered in Section 3.15 of this Agreement, (i) the APC Business as heretofore, and currently being, operated has not been, and is not, in violation of, nor is APC or any Subsidiary of APC in default under, any Legal Requirement, except for such violations or defaults as have not had and will not have individually or in the aggregate a Material Adverse Effect, and (ii) APC and the Subsidiaries of APC have been duly granted and continue to hold, and at the Closing will hold, all licenses, permits, consents, approvals, franchises and other authorizations under any Legal Requirement or trade practice necessary for them to hold for the conduct of the APC Business as currently conducted (collectively, the "Permits"), except such as have not had and will not have individually or in the aggregate a Material Adverse Effect. All of the Permits are now and after giving effect to the Closing will be in full force and effect, except for those whose failure to be in full force and effect would not have a Material Adverse Effect. Within twenty-one (21) days following the execution of this Agreement, Sellers will provide Buyer with an update to the Sellers' Disclosure Letter which will set forth all Permits and applications therefor that are material to the APC Business. Neither PHL, Sellers, APC nor any Subsidiary of APC has received any notice from any Governmental Authority or other licensing authority or association that such entity will revoke, cancel, rescind, materially modify or refuse to renew in the ordinary course any of the Permits, which actions individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         Section  3.13.  Tax Matters.  Except as set forth in the APC  Financial
Statements:

                (a) The following is correct with respect to APC and its Subsidiaries for so long as each Subsidiary has been owned by APC (i) all Tax Returns required to be filed on or before the Closing Date by, or with respect to APC or any of its Subsidiaries have been or will be timely filed (taking into account permitted extensions) with the appropriate taxing authorities; (ii) all Tax Returns required to be filed on or before the Closing Date by, or with respect to APC or any of its Subsidiaries have accurately reflected and will accurately reflect all material liability for Taxes of APC and its Subsidiaries for the periods covered thereby; (iii) APC and its Subsidiaries have timely paid, withheld or made provision in the APC Financial Statements for all Taxes shown as due and payable on any Tax Return and have timely paid, withheld, or made provision in the APC Financial Statements for all material Taxes, whether or not shown on any Tax Return; (iv) no Liens for Taxes upon the APC Assets exist; (v) neither APC nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; and (vi) no claim has ever been made by an authority in a jurisdiction where any of APC or its Subsidiaries does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. The amounts recorded as liabilities for Taxes on the February 1999 APC Financial Statements are sufficient for the payment of all material unpaid Taxes for which APC or its Subsidiaries are or shall become liable as of February 28, 1999 with respect to all periods through February 28, 1999.

                (b) APC and each of its Subsidiaries is a member of the affiliated group of which PHL is the common parent, within the meaning of
Section 1504(a) of the Code (the "Affiliated Group"), and such Affiliated Group files a consolidated federal Income Tax Return. Neither APC nor any of its Subsidiaries has at any time been a member of an affiliated group filing a consolidated federal Income Tax Return other than the Affiliated Group. All Income Taxes shown on any consolidated federal income Tax Return of the Affiliated Group have been paid for each taxable period during which APC and its Subsidiaries were a member of the Affiliated Group.

                (c) Each of APC and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, producer, independent contractor, creditor, stockholder, foreign Person, or other third party.

                (d) There is no dispute or claim concerning any material Tax Liability of any of APC and its Subsidiaries as to which Sellers have Limited Knowledge. The Sellers' Disclosure Letter lists all Income Tax Returns filed with respect to APC or any of its Subsidiaries (with respect to each Subsidiary only since its acquisition or creation by APC or an APC Subsidiary) for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all portions of federal Income Tax Returns and examination reports and statements of deficiencies assessed against or agreed to by PHL, Sellers, APC or any of their Subsidiaries since December 31, 1994 which pertain to APC and its Subsidiaries. Any representation with respect to Subsidiaries under this Section 3.13(d) shall relate to a Subsidiary only for periods following its acquisition or creation by APC or an APC Subsidiary.

                (e) Neither APC nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (f) Neither APC nor any of its Subsidiaries has (i) made any payments, (ii) is obligated to make any payments, or (iii) is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

                (g) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect between APC or any of its Subsidiaries, or any predecessor or affiliate thereof, and any other party under which APC or any of its Subsidiaries could be liable for any Taxes or other claims of any Person.

                (h) Neither APC nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

                (i) No indebtedness of APC or any of its Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

         Section 3.14. Employee Relations and Employee Benefit Plans.

         3.14.1. Employee Relations.

                (a) To the Knowledge of Sellers, APC and each of its Subsidiaries are in material compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours of employment;

                (b) No legal claim in respect of application for employment, employment or termination of employment of any Person has been asserted or, to the Knowledge of Sellers, threatened, against APC or any of its Subsidiaries;

                (c) To the Knowledge of Sellers, APC and each of its Subsidiaries have not, and are not, engaged in any unfair labor practice;

                (d) No unfair labor practice complaint against APC or any of its Subsidiaries is pending before the National Labor Relations Board;

                (e) No labor strike, dispute, slowdown or stoppage is actually pending or, to the Knowledge of Sellers, threatened against or involving APC or any of its Subsidiaries;

                (f) Neither APC nor any of its Subsidiaries is a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by any of them;

                (g) None of the employees of APC or any of its Subsidiaries is represented by a labor union;

                (h) No petition has been filed or Action instituted by any employee or group of employees of APC or any of its Subsidiaries with any labor relations board seeking recognition of a bargaining representative;

                (i) To the Knowledge of Sellers, there is no organizational effort currently being made or threatened by or on behalf of any labor union to organize any employees of APC or any of its Subsidiaries;

                (j) There are no other controversies or disputes pending between APC or any of its Subsidiaries on the one hand, and any of their respective employees on the other hand, except for such other controversies and disputes with individual employees arising in the Ordinary Course of Business that have not had and may not reasonably be expected to have a Material Adverse Effect; and

                (k) Sellers, PHL, APC and the Subsidiaries of APC have taken any and all actions necessary to comply with the Worker Adjustment and Retraining Notification Act ("WARN"), with respect to any event or occurrence affecting APC or its Subsidiaries since the effective date of WARN, or, if later, the date of acquisition by APC of such Subsidiaries.

         3.14.2. Employee Benefit Plans and Programs.

                (a) List of Plans. Set forth in the Sellers' Disclosure Letter is an accurate and complete list, by name and benefit type, of all plans and benefit arrangements in which employees of APC or any Subsidiary of APC participate (the "APC Plans" and "APC Benefit Arrangements"), which list further specifies which of said plans and arrangements are sponsored by any Affiliate of Sellers other than APC or a Subsidiary of APC.

                (b)     Status of Plans.

                        (i) Each APC Plan and APC Benefit Arrangement has, at all times, been maintained and operated in compliance, in all material respects, with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code;

                        (ii) No complete or partial termination of any APC Plan or APC Benefit Arrangement has occurred or is expected to occur solely as a result of this Agreement and the consummation of the transactions contemplated hereby;

                        (iii) Neither APC nor any of its Subsidiaries has any current commitment or understanding to create, modify or terminate any APC Plan or APC Benefit Arrangement, except solely as required by current applicable law;

                        (iv) Except as required by applicable law or the terms of a current collective bargaining agreement, no condition or circumstance exists that would prevent the subsequent unrestricted amendment or termination of any APC Plan or APC Benefit Arrangement; and

                        (v) Apart from the transactions contemplated by this Agreement or change in applicable law, no event has occurred and no condition or circumstance has existed that will, or could, result in a material increase in the benefits under, or the expense of maintaining, any APC Plan or APC Benefit Arrangement from the level of benefits or expense incurred for the most recently concluded fiscal year thereof.

                (c)     Liabilities.

                        (i) Neither Sellers, PHL, APC nor any of its Subsidiaries maintain or contribute to an APC Plan subject to Section 412 or 418B of the Code, or Section 302 of ERISA or which otherwise is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA);

                        (ii) Neither APC nor any of its Subsidiaries maintains any APC Plan or APC Benefit Arrangement which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated, in all material respects, in compliance with the applicable requirements of Sections 601, 701 and 702 of ERISA and Sections 4980B(f), 9801 and 9802 of the Code; and, neither APC nor any of its Subsidiaries is subject to any liability for fines, penalties or loss of Tax deduction as a result of such administration and operation;

                        (iii) Neither APC nor any of its Subsidiaries maintains any APC Plan or APC Benefit Arrangement (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits or having unfunded liabilities;

                        (iv) Neither APC nor any of its Subsidiaries maintains any APC Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which any excise tax could be imposed;

                        (v) No Person is entitled to, with respect to employment with APC or any of its Subsidiaries, any benefit to be paid after termination of employment (other than pursuant to an APC Plan that is tax-qualified under Section 401(a) of the Code or pursuant to the group health plan continuation coverage requirements under Section 4980B of the Code and Part 6 of Title I of ERISA);

                        (vi) Neither APC nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Section 4971, 4977, 4978, 4979, 4980, 4980B or 4980D of the Code; and, no event has occurred and no condition or circumstance has existed that could give rise to any such liability;

                        (vii) No Actions are pending, or, to the Knowledge of Sellers, threatened, anticipated or expected to be asserted against any APC Plan or APC Benefit Arrangement or the assets of any such APC Plan or APC Benefit Arrangement (other than routine claims for benefits and appeals of denied routine claims);

                        (viii) No civil or criminal Action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, or, to the Knowledge of Sellers, threatened, anticipated or expected to be asserted against APC or any of its Subsidiaries or to the Knowledge of Sellers, any fiduciary of any APC Plan or APC Benefit Arrangement, with respect to any APC Plan or APC Benefit Arrangement; and

                        (ix) On or after January 1, 1993, no APC Plan or APC Benefit Arrangement or, with respect to any APC Plan or APC Benefit Arrangement, and to the Knowledge of Sellers, any fiduciary thereof, is or has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency; or, has entered into a settlement with such agency.

                (d)     Contributions.

                        (i) Full payment has been made, or by the Closing Date will have been made, of all material amounts which APC or any of its Subsidiaries is required, under applicable law, under any APC Plan or APC Benefit Arrangement or under any agreement relating to any APC Plan or APC Benefit Arrangement to which APC or any of its Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such APC Plan or APC Benefit Arrangement ended prior to Closing;

                        (ii) All contributions by APC or any of its Subsidiaries to an APC Plan or an APC Benefit Arrangement have been deducted, or can be deducted, in the taxable year for which such contributions are made; and, no such contribution deduction has been challenged or disallowed;

                        (iii) APC has made adequate provision for reserves to make APC Plan or APC Benefit Arrangement contributions that have accrued or will have accrued through Closing, but that have not been made because they are not yet due under the terms of any APC Plan or APC Benefit Arrangement or related agreements; and

                        (iv) Benefits under all APC Plans or APC Benefit Arrangements are materially as represented in this Agreement and have not been increased subsequent to the date as of which plan documents were provided or made available to Buyer except as may be required by applicable law.

                (e)     Tax Qualification.

                        (i)     Each APC Plan  intended  to be  qualified  under
Section 401(a) of the Code has been determined to be so qualified, as to design, by the Internal Revenue Service. Each APC Plan intended to be tax-qualified is qualified under Section 401(a) of the Code (and with respect to the APC's 401(k) plan, Section 401(k) of the Code);

                        (ii) Each trust established in connection with any APC Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code continues
to be exempt; and

                        (iii) Since the date of each most recent determination referred to in this paragraph (e), to the Knowledge of Sellers, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any APC Plan or the exempt status of any such related trust.

                (f) Transactions. Neither APC nor any of its Subsidiaries nor, to the Knowledge of Sellers, any of their respective directors, officers, employees or other Persons who participate in the operation of any APC Plan or APC Benefit Arrangement or related trust or funding vehicle, has engaged in any transaction with respect to any APC Plan or APC Benefit Arrangement or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA with respect to any APC Plan or APC Benefit Arrangement that would subject any of them to a Tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such APC Plan or APC Benefit Arrangement, by any Person with standing to make such claim for which APC or its Subsidiaries would have a liability.

                (g)     Triggering Events.

                        (i) The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any APC Plan or APC Benefit Arrangement, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of APC or any of its Subsidiaries; and

                        (ii) No APC Plan or APC Benefit Arrangement provides for the payment of severance benefits upon the termination of employment of an employee of APC or any of its Subsidiaries.

                (h) Documents. Sellers have delivered or caused to be delivered to Buyer or its counsel true and complete copies of all of the following documents in connection with each APC Plan and APC Benefit Arrangement, as applicable: (i) all APC Plans and APC Benefit Arrangements as in effect on the date hereof, together with all amendments thereto, including, in the case of any APC Plan or APC Benefit Arrangement not set forth in writing, a written description thereof; (ii) all current summary plan descriptions and summaries of material modifications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each APC Plan or APC Benefit Arrangement intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series for each of the last three (3) years for each APC Plan or APC Benefit Arrangement required to file such form; (vi) the most recently prepared financial statements for each APC Plan or APC Benefit Arrangement; and (vii) all Contractual Obligations relating to each APC Plan or APC Benefit Arrangement, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements and record-keeping agreements.

         3.14.3 Compensation of Employees. Set forth in the Sellers' Disclosure Letter is an accurate and complete list for APC, showing the names of all Persons employed by APC and its Subsidiaries who received more than $80,000 in 1998 cash compensation (including, without limitation, salary, commission and bonus) and who are expected to be employed by APC or its Subsidiaries on the Closing Date. Such list sets forth the present (1999) salary or hourly wage and the total cash compensation in 1998.

         3.14.4 Employment Agreements. Neither APC nor any of its Subsidiaries is a party to or bound by (i) any written employment agreement, producer agreement or similar arrangement providing annual cash compensation to an individual in excess of $80,000, other than written agreements or arrangements that may be terminated at any time by APC or its Subsidiaries, as the case may be, upon no more than ninety (90) days' notice without penalty or other payment, or any extension of any benefit or other coverage, or (ii) any employment agreement or producer agreement that causes an employee to be other than an "at will" employee.

         Section 3.15.     Environmental Matters.

                (a) Neither APC nor any of its Subsidiaries is or has in the past been in violation of Environmental Laws. Neither APC nor the Subsidiaries of APC has received notice of any Action pending against it or such Subsidiaries nor, to the Knowledge of Sellers, is there any basis for any Action or is any Action threatened against APC or its Subsidiaries, in each case in respect of
(i) a violation by APC or any  Subsidiary of APC of any  Environmental  Laws, or
(ii) the presence or release or threatened release into the environment of any Hazardous Substance whether or not generated by APC or any Subsidiary of APC or located at or about or emanating from or to a site included in the Owned Real Property or any other facility, location, building or site currently or heretofore owned, leased or otherwise used by APC or any Subsidiary of APC or any predecessor entity of any of them.

                (b) Except for matters that would not result in any material Liability to APC and its Subsidiaries taken as a whole, no event has occurred or condition exists or operating practice is being engaged in that is currently contrary to any environmental law and that gives rise to any Liability or Losses on the part of APC or any of its Subsidiaries (or, after the Closing, Buyer) either at the present or at any future time (including, without limitation, any obligation to conduct any remedial or monitoring work) under any Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal of any Hazardous Substance by or on behalf of APC or any Subsidiary of APC or any of their respective predecessors or otherwise.

                (c) The Sellers have previously made available to Buyer true and correct copies of all written reports and all other documents arising out of environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by Sellers with respect to any Owned Real Property listed in the Sellers' Disclosure Letter or any real property leased or otherwise used by APC or any of its Subsidiaries.

         Section 3.16. Accounts Receivable. All accounts receivable of APC and its Subsidiaries that are reflected on the APC Financial Statements (i) are accurate and complete in all material respects, and (ii) represent or will represent valid obligations arising from services actually performed in the Ordinary Course of Business. None of such accounts receivable are subject to any counterclaim or set-off except to the extent set forth on the Sellers' Disclosure Letter.

         Section 3.17. Litigation. Without regard to environmental matters which are covered in Section 3.15 of this Agreement, there is no Action against APC or any Subsidiary of APC, pending or, to the Knowledge of Sellers, threatened, with respect to which APC or any of its Subsidiaries are or would reasonably be expected to be parties. There is no Action pending or, to the Limited Knowledge of Sellers, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order specifically directed at APC or any of its Subsidiaries has been issued which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.18. Agents and Broker Relationships. Since February 28, 1999, neither APC nor any of its Subsidiaries has had any agent, broker or insurance carrier terminate its relationship with it so as to adversely affect its business, reputation, income, property or financial condition, nor has any such terminated Person taken or successfully solicited any accounts or customers of APC or its Subsidiaries, and, to the Knowledge of Sellers, no broker, agent or insurer with whom APC or any of its Subsidiaries currently does business intends to terminate its relationship with APC or any Subsidiary of APC as of any date or upon the happening of any event.

         Section 3.19. Brokers. Except for Bear Stearns & Co., no broker, finder, investment bank or banker or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements made by or on behalf of (or the conduct of) Sellers, PHL, APC, any Subsidiary of APC or any of their respective Affiliates. Sellers shall be solely responsible for the payment of the fees and expenses of Bear Stearns & Co.

         Section 3.20. Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by PHL, Sellers, APC or any of their Subsidiaries to Buyer pursuant to the provisions of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to avoid statements herein or therein being misleading.


                                  ARTICLE IIIA

                      Representations and Warranties of PHL

         PHL represents and warrants to Buyer and to Buyer's successors and assigns as of the date hereof and as of the Closing Date (except to the extent that PHL's representations and warranties expressly speak as of a specified earlier date) as follows:

         Section 3A.1. Corporate Matters.

         3A.1.1. Organization and Standing; Power and Authority.

                (a) PHL is a life insurance company duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite power and authority, corporate and otherwise, to enter into this Agreement and the Closing Agreements to which it is intended to be a party as reflected on the signature page thereof, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                (b) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority, corporate and otherwise, to enter into this Agreement and each of the Closing Agreements to which it is intended to be a party as reflected on the signature page thereof, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         3A.1.2.  Authorization and Enforceability.

                (a) This Agreement has been duly authorized, executed and delivered by PHL and is Enforceable against PHL. Each of the Closing Agreements to which PHL or any of its Affiliates is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by PHL or its applicable Affiliate and be Enforceable against PHL or such Affiliate, as the case may be.

                (b) This Agreement has been duly authorized, executed and delivered by Holdings and is Enforceable against Holdings. Each of the Closing Agreements to which Holdings or any of its Affiliates, including APC, is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by Holdings or its applicable Affiliate and be Enforceable against Holdings or such Affiliate, as the case may be.

         3A.1.3. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of PHL in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) satisfaction of the requirements of the HSR Act, and (b) the items listed in Section 3A.1.3 of the Sellers' Disclosure Letter. Specifically, and not by way of limitation, all Required Filings are set forth in the Sellers' Disclosure Letter. Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements) does or will constitute, result in or give rise to (i) a breach or violation or default under any Legal Requirement applicable to PHL (assuming the accuracy of the representations and warranties of Buyer in Article IV hereof), or (ii) a breach of or a default under any Charter or Bylaws provision of PHL.

         3A.1.4.  Title to APC Shares.  All of the APC Shares  owned by Holdings
are  held  free  and  clear  of  any  Liens  (including,   without   limitation,
restrictions on transfer or voting).

         Section 3A.2. Financial Information of Holdings. Holdings has previously provided Buyer with a true and complete copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 1998 (the "Holdings Balance Sheet"). The Holdings Balance Sheet presents fairly, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as of December 31, 1998.


                                  ARTICLE IIIB

                    Representations and Warranties of Vaughan

         Except as disclosed, or as qualified by information set forth in the Sellers' Disclosure Letter, Vaughan represents and warrants to Buyer as of the date hereof and as of the Closing Date (except to the extent that Vaughan's representations and warranties expressly speak as of a specified earlier date) as follows:

         Section 3B.1. Matters Relating to Vaughan.

         3B.1.1. Enforceability. This Agreement is, and each of the Closing Agreements to which Vaughan is a party as reflected on the signature page thereof, will be when it is executed and delivered by Vaughan, Enforceable against Vaughan.

         3B.1.2. Title to APC Shares. Vaughan is the beneficial and record holder of, and has good and valid title to, 882 Class B shares of the APC Shares, which is fifteen percent (15%) of the issued and outstanding shares of the capital stock of APC, free and clear of any Liens (including, without limitation, restrictions on transfer, except as provided in the Shareholders' Agreement with APC dated April 13, 1993, which shall be terminated effective as of the Closing Date).

                                   ARTICLE IV

                     Representations and Warranties of Buyer

         Except as disclosed, or as qualified by information set forth in the Buyer's disclosure letter dated of even date herewith and delivered to Sellers concurrently herewith (the "Buyer Disclosure Letter"), Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date

(except to the extent that Buyer's representations and warranties expressly speak as of a specified earlier date) as follows:

         Section 4.1. Corporate Matters.

         4.1.1. Incorporation and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all requisite power and authority, corporate and otherwise, to enter into this Agreement and each of the Closing Agreements to which it is intended to be a party as reflected on the signature page thereof, to carry out and perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         4.1.2. Organization, Power and Standing. Each of the Subsidiaries of Buyer is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation or organization (to the extent recognized in such jurisdiction of incorporation or organization). Each of Buyer and its Subsidiaries has all requisite power and authority, corporate and otherwise, to carry on its business as currently conducted, and, in the case of the Buyer, to consummate the transactions contemplated hereby. Each of Buyer and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or otherwise, and is in good standing as such (to the extent such concept is recognized in such jurisdiction), in each jurisdiction where the nature of Buyer's or such Subsidiaries' activities or their ownership or leasing of property requires such qualification or license, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect on Buyer.

         4.1.3. Authorization and Enforceability. This Agreement has been duly authorized, executed and delivered by Buyer, and is Enforceable against Buyer. Each of the Closing Agreements to which Buyer is a party as reflected on the signature page thereof has been duly authorized, and, on or before the Closing Date, will be duly executed and delivered by Buyer and will be Enforceable against Buyer.

         4.1.4. Non-Contravention. No approval, consent, waiver, authorization or other order of, and no filing, registration, qualification or recording with, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Buyer in connection with the execution, delivery or performance of this Agreement or any of the Closing Agreements and the consummation of the transactions contemplated hereby and thereby, except for (i) satisfaction of the requirements of the HSR Act and (ii) the items listed in the Buyer Disclosure Letter. Except as set forth in the Buyer Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby (including, without limitation, the execution, delivery and performance of the Closing Agreements and performance by Buyer of Buyer's obligations in respect of the Buyer Common Stock and Subordinated Debentures in accordance with its terms) does or will constitute, result in or give rise to (i) a breach or violation or default under any Legal Requirement applicable to Buyer or any of Buyer's Subsidiaries (assuming the accuracy of the representations and warranties of PHL and Sellers in Articles III, IIIA and IIIB hereof), (ii) a breach of or a default under any Charter or Bylaws provision of Buyer or any of Buyer's Subsidiaries, (iii) the acceleration of the time for performance of any obligation under any Contractual Obligation of Buyer or any of Buyer's

Subsidiaries, (iv) the imposition of any Lien upon or the forfeiture of any asset of Buyer or any of Buyer's Subsidiaries, or (v) a breach of or a default under any material Contractual Obligation of Buyer or any of Buyer's Subsidiaries.

         4.1.5. Capitalization. As of March 26, 1999, 12,157,975 shares of Buyer Common Stock were issued and outstanding. Each outstanding share of the Buyer Common Stock is duly authorized, validly issued, fully paid and non-assessable. There is no Contractual Obligation or Charter or Bylaw provision that obligates Buyer to issue, purchase or redeem, or make any payment in respect of any Equity Security.

         4.1.6. Charter and Bylaws. Buyer has heretofore made available to Sellers true and complete copies of the Charter and Bylaws of Buyer, in the form currently in effect and as will be in effect immediately prior to Closing.

         Section 4.2. Financial Statements.

         4.2.1. Financial Information. Buyer has previously made available to Sellers true and complete copies of the audited consolidated balance sheets of Buyer as of December 31, 1998, 1997 and 1996 and the related audited consolidated statements of income, stockholders' equity and cash flows of Buyer for such fiscal years ended December 31, 1998, 1997 and 1996 (collectively, the "Buyer Financial Statements").

         4.2.2. Character of Financial Information. The Buyer Financial Statements, including the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods specified therein and present fairly, in all material respects, the consolidated financial position and results of operations of the Buyer and its Subsidiaries for the periods specified therein.

         Section 4.3. Change in Condition.

         Except for the matters set forth in the Buyer Disclosure Letter, since December 31, 1998:

                (a) The business of the Buyer has been conducted only in the Ordinary Course of Business (except as may be otherwise required by the terms of this Agreement);

                (b) Neither the Buyer nor any of its Subsidiaries has (except as required or otherwise contemplated by this Agreement):

                        (i) made any change in its authorized or issued capital stock or granted or issued any option, purchase right, convertible stock, other sort of security or registration right, purchased, redeemed or retired any shares or other securities, or declared or made any Distribution;

                        (ii)    amended its Charter or Bylaws;

                        (iii) made or agreed to make any material change in its customary methods of accounting practices; or

                           (iv)  instituted,  settled  or agreed  to settle  any
material Action.

                (c) There has been no amendment of any material provision of any Equity Security of the Buyer other than as contemplated by this Agreement and the Closing Agreements; and

                (d) No Material Adverse Effect has occurred with respect to Buyer and its Subsidiaries.

         Section 4.4. Compliance with Laws. Except as set forth in the Buyer Disclosure Letter, the Buyer's business as heretofore, and currently being, operated has not been, and is not, in violation of, nor is Buyer or any Subsidiary of Buyer in default under, any Legal Requirement, except for such violations or defaults as have not had and will not have individually or in the aggregate a Material Adverse Effect on Buyer.

         Section 4.5. Litigation. Except as set forth in the Buyer Disclosure Letter, there is no Action pending or, to the Knowledge of Buyer, threatened with respect to Buyer or any of its Subsidiaries, which could reasonably be expected to have a Material Adverse Effect on Buyer. There is no Action pending or, to the Knowledge of Buyer, threatened, that seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby and that could reasonably be expected to have a Material Adverse Effect on Buyer or a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby. No Governmental Order specifically directed at Buyer or any of Buyer's Subsidiaries has been issued which has had or could reasonably be expected to have a Material Adverse Effect on Buyer.

         Section 4.6. Financing. Buyer has received and delivered to Sellers a commitment letter with respect to fully underwritten debt financing from First Union National Bank and First Union Capital Markets Corp. ("Lead Lender") dated as of March 15, 1999 (the "Commitment Letter"), which is in an amount sufficient to enable Buyer to pay the Cash Consideration. The terms of such letter have not been altered or amended by Buyer or Lead Lender in a manner that would have a Material Adverse Effect upon Buyer's ability to perform its obligations under this Agreement and such letter remains in full force and effect (unless superseded by definitive credit documentation that would not have a Material Adverse Effect upon Buyer's ability to perform its obligations under this Agreement).

         Section 4.7. Buyer SEC Documents. Buyer has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission since January 1, 1998 (collectively, the "Buyer SEC Documents"). As of their respective dates, the Buyer SEC Documents complied as to form, in all material respects, with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder applicable to the Buyer SEC Documents, and none of the Buyer SEC Documents, as of their respective filing dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.8. Brokers. Except for Davenport & Company, LLC, no broker, finder, investment bank or similar agent is entitled to any brokerage, finder's or other fee, Compensation or reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon agreements or arrangements by or on behalf of (or the conduct of) Buyer or its Affiliates. Buyer shall be solely responsible for the payment of the fees and expenses of Davenport & Company, LLC.


                                    ARTICLE V

                        Certain Covenants of the Parties

         Section 5.1. Access to Information of Buyer. Prior to the Closing, Buyer shall cause its management to be available to Sellers and their representatives and advisors at such times, and from time to time, as Sellers may reasonably request in connection with the transactions contemplated hereby. Buyer will cause to be delivered to Sellers as soon as is practicable such additional information and copies of documents, books and records relating to Buyer as may be reasonably requested by Sellers or their respective representatives and advisors, and all financial statements (audited and unaudited) of Buyer and its Subsidiaries that are prepared prior to the Closing Date. All financial statements prepared by or on behalf of Buyer after the date hereof shall be included within the meaning of the term Buyer Financial Statements for all purposes of this Agreement from and after their respective dates.

         Section 5.2. Access to Premises and Information of APC. Prior to the Closing, Sellers will, and will cause APC and its Subsidiaries to, permit Buyer and its prospective lenders listed in the Buyer Disclosure Letter (which shall execute appropriate confidentiality agreements reasonably acceptable to PHL), and their respective representatives and advisors, to have full access to their premises and documents, books and records and to make copies at their expense during APC's normal business hours of such financial and operating data and other information with respect to APC and its Subsidiaries as Buyer, such lenders, or any of their representatives and advisors shall reasonably request; provided, however, that Sellers shall not be required to provide access to, or copies of, the portions of any documents, books and records or other data that contain information relating solely to entities other than APC and its Subsidiaries. In addition, Sellers shall cause the management of APC and its Subsidiaries to be available to Buyer and its prospective lenders at such times during APC's normal business hours, and from time to time, as Buyer and its prospective lenders may reasonably request in connection with the transactions contemplated hereby and their review of the APC Business. Sellers will cause to be delivered as soon as is practicable such additional information and copies of documents, books and records relating to APC and its Subsidiaries or the APC Business as may be reasonably requested by Buyer, such lenders, or any of their representatives and advisors, and all financial statements, audited and unaudited, of APC or its Subsidiaries that are prepared prior to the Closing Date. All financial statements so provided to the Buyer after the date hereof shall be included within the meaning of the term APC Financial Statements for all purposes of this Agreement from and after their respective dates.

         Section 5.3. Confidentiality Letter. The provisions of that certain letter agreement between Buyer and Holdings dated October 27, 1998 (the "Confidentiality Agreement") are hereby confirmed and remain in effect and are acknowledged to be Enforceable with respect to Buyer, PHL, Sellers, APC and each of their Subsidiaries as fully as if each of them had been an original signatory and to apply to all documents and materials disclosed hereunder or in the due diligence review of any party in connection with the transactions contemplated hereunder; provided, however, that the Confidentiality Agreement is hereby amended so that (i) it shall terminate with respect to the obligations of Buyer thereunder upon the consummation of the Closing and (ii) it shall not prohibit any retention of records or disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.

         Section 5.4. Operation of APC Business Prior to the Closing Date.

                (a) On and prior to the Closing Date, except as otherwise required by this Agreement, Sellers will cause APC to conduct the APC Business only in the Ordinary Course of Business, and Sellers will use their reasonable commercial efforts to maintain the value of the APC Business as a going concern and the relationships of APC and its Subsidiaries with insurance carriers, customers, suppliers, vendors, employees, producers, agents, referral sources and Governmental Authorities. Sellers agree to cause APC and its Subsidiaries to make capital expenditures only in the Ordinary Course of Business up to the Closing Date and prior to the Closing Date and to obtain the written consent of the Buyer prior to any capital expenditure which is individually equal to or greater than $50,000 or any capital expenditures in the aggregate of more than $100,000, whether or not in the Ordinary Course of Business. Without in any way limiting the generality of the foregoing, on and prior to the Closing Date, Sellers will cause APC and its Subsidiaries to refrain from doing any of the following without the prior written consent of Buyer:

                        (i) enter into any transaction with PHL, Sellers or any of their Affiliates (other than APC or its Subsidiaries) except in the Ordinary Course of Business or with respect to Affiliate Debt as set forth in the Sellers' Disclosure Letter;

                        (ii) pay or accrue any Compensation other than in the Ordinary Course of Business or increase any Compensation of any officer or employee other than such increases in Compensation for individual employees as may be made in the Ordinary Course of Business;

                        (iii) make any Distribution other than (w) those required in connection with the dissolution of Poor, Bowen, Bartlett & Kennedy of PA, Inc., (x) the distributions set forth in the Sellers' Disclosure Letter pursuant to Section 3.3(b); (y) distributions of cash or of any receivable constituting Affiliate Debt in connection with the repayment or cancellation of Affiliate Debt; and (z) distributions or contributions in connection with an increase in or the repayment or cancellation (in whole or in part) of Debt or intercompany advances between APC and any of its respective wholly-owned Subsidiaries;

                        (iv) incur any Debt except in the Ordinary Course of Business or intercompany advances between APC and any of its respective wholly-owned Subsidiaries, except in the Ordinary Course of Business or, in the case of Lees Preston Fairy (Holdings), Ltd., such Subsidiary may borrow, or enter into an agreement to borrow, from APC an amount not to exceed Five Hundred Thousand Dollars ($500,000) in order to facilitate the execution and consummation of a Profit-Sharing Agreement with International Jewelers Fine Art & Insurance Services Inc. ("IJB"), or incur any Lien except in the Ordinary Course of Business;

                        (v) amend the Charter or Bylaws of APC or any Subsidiary of APC other than the Articles of Association of Lees Preston Fairy (Holdings), Ltd.;

                        (vi) allow any material permit or license to lapse or terminate or fail to renew any material permit or license in accordance with reasonably prudent business practice;

                        (vii) fail to operate the APC Business and maintain APC's and its Subsidiaries' books, accounts and records in the Ordinary Course of Business and maintain in good repair, ordinary wear and tear excepted, APC's and its Subsidiaries' business premises, fixtures, machinery, furniture and equipment in a manner consistent with past practice;

                        (viii) engage any new employee of APC or any of its Subsidiaries for a salary in excess of $100,000 per annum;

                        (ix) enter into, amend in any material respect, extend, terminate or permit any renewal notice period or option to lapse with respect to any Lease, Lease-Out or any other Contractual Obligation that contains either consideration to be given or performed by APC or any of its Subsidiaries of a value exceeding $50,000 per year or a term exceeding one year (except for the making of capital expenditures consistent with the opening paragraph of this Section 5.4);

                        (x) purchase, or otherwise acquire, or enter into a lease of any real property except for Lease renewals in the Ordinary Course of Business;

                        (xi) issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of APC or any of its Subsidiaries, except that Lees Preston Fairy (Holdings), Ltd. may issue or commit to issue securities if and to the extent required in order to consummate its current merger discussions and may grant the option contemplated under the proposed Profit-Sharing Agreement with IJB;

                        (xii) take any of the actions specified in any of subsections (a) through (d) of Section 3.3; or

                        (xiii)  consent or agree to do any of the foregoing.

         Section 5.5. Certain Notices.

                (a) On and prior to the Closing Date, Sellers will promptly upon becoming aware thereof give Buyer written notice of any material development that results in or constitutes a Material Adverse Effect with respect to the APC Business, and any material breach of or inaccuracy in any representation or warranty of PHL or Sellers contained in this Agreement.

                (b) On and prior to the Closing Date, Buyer will promptly upon becoming aware thereof give Sellers written notice of any material development affecting Buyer, or the financial condition of Buyer and any material breach of or inaccuracy in any representation or warranty of Buyer contained in this Agreement.

         Section 5.6. Preparation for Closing. Each party will use its best efforts to bring about the timely fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement. Without limiting the generality of the foregoing, the parties shall take the actions set forth below in this Section 5.6.

         5.6.1. HSR Filing. Promptly upon execution and delivery of this Agreement, each of PHL and Buyer will prepare and file, or cause to be prepared and filed, with the appropriate Governmental Authorities, a notification with respect to the transactions contemplated by this Agreement pursuant to the HSR Act. Each of PHL and Buyer will promptly provide all additional information requested, and take all other actions necessary or appropriate, to comply with notification requirements under the HSR Act and to cause the expiration of all waiting periods under the HSR Act.

         5.6.2. Closing Agreements. Each of PHL and Sellers will enter into each of the Closing Agreements to which it is intended to be a party, and PHL will cause each of its Subsidiaries and Affiliates which is intended to be a party to any Closing Agreement to enter into each Closing Agreement to which such Person is intended to be a party. Buyer will enter into each of the Closing Agreements to which it is intended to be a party.

         Section 5.7. Tax Matters.

         5.7.1. Section 338(h)(10) Election. Sellers and Buyer (i) shall join in making timely, effective and irrevocable elections under Section 338(h)(10) of the Code and any corresponding elections under state, local, or foreign tax law that have substantially the same effect as an election under Section 338(h)(10) of the Code (collectively, the "Section 338(h)(10) Elections") with respect to APC and each of the Subsidiaries listed on attached Schedule 5.7.1 (the "APC Electing Subsidiaries"), and (ii) shall file such elections in accordance with applicable regulations. Sellers and Buyer agree to cooperate in all respects for the purpose of effectuating timely and effective Section 338(h)(10) Elections, including, without limitation, the execution and filing of any forms or returns.

         5.7.2. Tax Indemnification.

                (i) Sellers, jointly and severally, shall be liable for and shall pay (and shall indemnify and hold Buyer harmless from and against) (x) all Taxes with respect to APC and its Subsidiaries for any Pre-Closing Tax Period (including, without limitation, any Taxes attributable to the Section 338(h)(10) Election) but only to the extent the amount payable exceeds the amount accrued therefor in the Closing Date Balance Sheet adjusted as provided in Section 5.7.2(ii) below and (y) any and all federal Income Taxes of the Affiliated Group of which Holdings is a member imposed on APC or any of its Subsidiaries pursuant to Section 1.1502-6 of the Treasury Regulations, in each case incurred or suffered by Buyer, any of its Affiliates or, effective upon the Closing, APC or any of its Subsidiaries (the sum of (x) and (y) being referred to as a "Tax Loss"). For purposes of this Section 5.7, (A) the term "Pre-Closing Tax Period" shall mean all taxable periods ending on or before the close of the Closing Date and the portion ending at the close of the Closing Date of any taxable period that includes (but does not end on) the Closing Date, and (B) the term "Post-Closing Tax Period" shall mean all taxable periods that begin on or after the day following the Closing Date and the portion beginning after the Closing Date of any taxable period that includes (but does not end on) the Closing Date. In the case of a taxable period that includes (but does not end on) the Closing Date, the Tax attributable to the Pre-Closing Tax Period shall be the responsibility of Sellers (and not APC and its Subsidiaries) and the Taxes attributable to the Post-Closing Tax Period shall be the responsibility of Buyer and APC and its Subsidiaries. Buyer shall be liable (and shall indemnify and hold Sellers harmless from and against) any Taxes attributable to the Post-Closing Tax Period.

                (ii) For purposes of this Section 5.7.2, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. In the case of Income Taxes described in the preceding sentence, if either Buyer or Sellers are adversely affected (as a consequence of an increase in liability or a reduction of refund or other Tax attribute) that would have been available to it if the relevant tax period had ended on the Closing Date, and the other party is benefited from such circumstance, the party benefited shall reimburse the party adversely affected to the extent of the benefit realized. In the event the Closing occurs on a date other than the date of the Closing Date Balance Sheet, for purposes of this Section 5.7.2 only, the amount accrued for Taxes in the Closing Date Balance Sheet shall be adjusted to reflect any increase or decrease in Taxes with respect to APC and its Subsidiaries attributable to the operation of APC and it Subsidiaries in the Ordinary Course of Business from the date of the Closing Date Balance Sheet through the Closing Date determined in a manner consistent with prior practices without any change in an election or accounting method. Such adjustment shall not include any Taxes attributable to an
"extraordinary transaction" as such term is defined in Section 1.1502(b)(2)(ii)(C) of the Treasury Regulations.

                (iii)   Any payment pursuant to this Section 5.7.2 shall be made
(x) if reflected on a Tax Return, contemporaneously with the filing of such Tax Return and (y) in all other cases, not later than thirty (30) days after receipt by Sellers or Buyer, as the case may be, of written notice from Buyer or Sellers stating that any Tax Loss has been paid by Buyer or Sellers, any of its Affiliates or, effective upon the Closing, APC or any Subsidiary of APC, and the amount thereof and of the indemnity payment requested; provided, however, no payment shall be made until the procedures set forth in Section 5.7.2(ii) and 5.7.5(iii) have been complied with.

                (iv) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 5.7.2 is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, APC or any Subsidiary of APC, Buyer shall promptly notify PHL and Sellers of such claim or demand within sufficient time that would allow Sellers to timely respond to such claim or demand, and shall give PHL and Sellers such information with respect thereto as they may reasonably request. PHL and Sellers may discharge, at any time, their indemnification obligations under this Section 5.7.2 by paying to Buyer the amount of the applicable Tax Loss, calculated on the date of such payment. PHL and Sellers may, at their own expense, participate in and, upon notice to Buyer, assume the defense of any such Action (including any Tax audit). If PHL or Sellers assume such defense and if the relevant Action relates to a taxable period that includes (but does not end on) the Closing Date, Buyer shall have the right (but not the duty) to participate in the defense thereof to the extent it relates to Taxes for which Buyer is not entitled to indemnification hereunder and to employ counsel, at its own expense, separate from the counsel employed by PHL or Sellers. Whether or not PHL or Sellers choose to defend or prosecute any Action, all of the parties hereto shall cooperate in the defense or prosecution thereof.

                (v)     Except with respect to Taxes  described in clause (y) of
Section 5.7.2(i), Buyer shall be liable for any Taxes pertaining to any Post-Closing Tax Period.

         5.7.3. Tax Sharing Agreements. Except as provided below in this Section 5.7.3, all Tax sharing agreements or similar agreements with respect to or involving APC and its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, APC and its Subsidiaries shall not be bound thereby or have any liability thereunder. Notwithstanding the foregoing, The Tax Allocation Agreement between PHL and its Subsidiaries, dated November 10, 1994, and the Connecticut Tax Allocation Agreement between Holdings and its Subsidiaries, dated August 25, 1993, shall survive with respect to the liability of APC and its Subsidiaries to Holdings or PHL, or the liability of Holdings or PHL to APC and its Subsidiaries, as the case may be, in connection with any consolidated federal income Tax Returns of the PHL Affiliated Group or any combined Connecticut income Tax Return of the Holdings Affiliated Group for any Pre-Closing Tax Period.

         5.7.4. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by Sellers and Buyer.

         5.7.5.   Return Filings, Refunds and Credits.

                (i) PHL shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of APC and its Subsidiaries for all Tax periods ending on or before the Closing Date and shall be responsible for remitting all Taxes reflected on such Tax Returns. Copies of all such Tax Returns (or the relevant portion thereof relating to APC and its Subsidiaries) shall be furnished to Buyer.

                (ii) Buyer shall prepare or cause to be prepared and file or cause to be filed on a timely basis all Tax Returns with respect to APC and its Subsidiaries for taxable periods including (but not ending on) the Closing Date (taking into account extensions) and shall be responsible for remitting all Taxes reflected on such Tax Returns. If requested by PHL or Sellers, Buyer shall furnish copies of all such Tax Returns prepared by Buyer that are prepared for a Pre-Closing Tax Period.

                (iii) Sellers and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, agents, auditors, representatives, officers and employees reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records reasonably required in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer, PHL and Sellers agree to retain or cause to be retained all books and records pertinent to APC and its Subsidiaries until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any taxing authority. Buyer, PHL and Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving APC or any Subsidiary of APC for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection. Any Tax Return prepared by PHL pursuant to Section 5.7.5(i) for which PHL intends to seek reimbursement from Buyer or, effective after Closing, APC or any of its Subsidiaries, for any portion of the Taxes reflected on such Tax Return or any Tax Return prepared by, or at the direction of, Buyer pursuant to Section 5.7.5(ii) for which Buyer intends to seek indemnification from Sellers for any portion of the Taxes reflected on such Tax Return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted to PHL or Buyer, as the case may be, in sufficient time to permit a reasonable review prior to the due date (including extensions) of such Tax Return. Buyer or PHL, as the case may be, shall have the right to review all work papers and procedures used to prepare any such Tax Return. If Buyer or PHL, as the case may be, within twenty (20) Business Days after delivery of any such Tax Return, notifies the other party in writing that it objects to any items in such Tax Return, the parties shall proceed in good faith to resolve the disputed items and, if they are unable to do so within ten
(10) Business Days, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) with respect to (i) items for which PHL or Buyer is solely liable by reference to such party's treatment and (ii) all other items by the Alternative Accountants. Upon resolution of all disputed items, the relevant Tax Return shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment. The costs, fees and expense of such Alternative Accountants shall be borne equally by PHL and Buyer.

                (iv) With respect to Tax refunds pertaining to APC or its Subsidiaries for any tax period or portion thereof ending on or before the Closing Date: (a) if and to the extent such refund is less than or equal to the corresponding asset reflected on the Closing Date Balance Sheet, APC shall be entitled to retain the entire amount; and (b) if and to the extent such refund exceeds the asset so reflected, Holdings shall be entitled to such excess amount.

                (v) If and to the extent any Liability reflected on the Closing Date Balance Sheet for Taxes proves to have been overstated, Buyer shall pay Holdings cash in the amount of such overstatement.

         5.7.6. Allocation of Consideration. In connection with the Section 338(h)(10) Elections, Holdings and Buyer shall act together in good faith to determine and agree upon: (i) the amount of the "adjusted grossed-up basis" (the "AGUB") of the APC Shares and the shares of each of the Electing Subsidiaries (within the meaning of Treasury Regulations Section 1.338(b)-1(c)) and (ii) the proper allocations (the "Allocations") of the AGUB of the APC Shares among the assets of APC, and the AGUB of the shares of the APC Electing Subsidiaries among the assets of the APC Electing Subsidiaries, including, without limitation, intangibles, in accordance with the IRC and the Treasury Regulations promulgated thereunder. Unless otherwise agreed by the parties, the AGUB of the APC Shares, allocated to the APC Electing Subsidiaries shall be allocated among the APC Electing Subsidiaries based on their 1998 operating revenue. For this purpose, the operating revenues shall be the sum of commissions, fees and contingent payments less outside brokers' expenses, as reflected on the unaudited consolidated income statements of APC and its Subsidiaries included in the Seller Disclosure Letter. Notwithstanding the foregoing, the calculations of the AGUB and the Allocations which the parties shall agree upon pursuant to this Section shall not include the respective investment banking, legal, accounting and other fees or costs incurred by each of Buyer and Sellers as a result of the transactions contemplated by this Agreement ("Transaction Costs"). Holdings and each APC Electing Subsidiary will calculate the gain or loss, if any, resulting from the Section 338(h)(10) Elections in a manner consistent with the Allocations and the amount of the APC Electing Subsidiary AGUB and will not take any position inconsistent with the Section 338(h)(10) Elections, the Allocations or the amount of the AGUB in any Tax Return or otherwise, except as otherwise required by any final determination of a proposed adjustment by a taxing authority; provided, however, that Holdings will be entitled to take into account its Transaction Costs when calculating such gain or loss. Buyer will allocate the AGUB of the APC Shares among the assets of APC and the AGUB of the APC Electing Subsidiaries among the assets of the APC Electing Subsidiaries in a manner consistent with the Allocations and will not take any position inconsistent with the Section 338(h)(10) Elections, the Allocations or the amount of the AGUB in any Tax Return or otherwise, except as otherwise required by any final determination of a proposed adjustment by a taxing authority; provided, however, that Buyer will be entitled to add its Transaction Costs to the AGUB of the APC Shares for purposes of allocating such AGUB among the APC Assets.

         Section 5.8. Expenses of Transaction; Accounts.

         5.8.1. Transaction Costs of Sellers. Except to the extent specifically otherwise provided herein, Holdings shall pay all financial advisory, legal, accounting and other fees and expenses incurred by Holdings, APC or any of their Subsidiaries in connection with the transactions contemplated by this Agreement other than normal salaries, benefits and expenses of APC personnel, and Vaughan shall pay all such fees and expenses incurred by him in connection with the transactions contemplated by this Agreement; provided, however, that with respect to APC and its Subsidiaries, Holdings shall pay only fees and expenses incurred prior to and on the Closing Date.

         5.8.2. Transaction Costs of Buyer. Except to the extent specifically otherwise provided herein, Buyer shall bear all financial advisory, legal, accounting and other fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement and all such fees and expenses incurred by APC or its Subsidiaries from and after the Closing Date.

         5.8.3. Accounts. Subject to the provisions of Section 3.8, after the Closing Date, all monies and bank or other depository accounts arising out of, relating to or established for the APC Business, APC or any Subsidiary of APC shall be held by, and accessible only to, Buyer, APC or such Subsidiary of APC.

         Section 5.9.      Books and Records; Personnel.

                (a) Sellers acknowledge and agree that from and after the Closing Date, APC will be entitled to own and possess, subject to the next succeeding sentence, all documents, books, records, agreements and financial data of any sort relating to APC, as the case may be, its Subsidiaries or the APC Business. Sellers agree to deliver and cause their Affiliates to deliver, not later than immediately following the Closing, all such books and records in their possession to APC, as appropriate, or, to the extent such books and records are not readily separable from the books and records of Holdings or any of its Affiliates relating to their businesses other than the APC Business, true and complete copies of such books and records.

                (b)     From and after the Closing Date:

                        (i) Buyer shall, and shall cause APC to, allow PHL, Sellers and their agents reasonable access to all books and records (other than books and records which are subject to the attorney/client privilege or which constitute an attorney's work product) of APC or relating to the APC Business arising from or relating to periods prior to the Closing Date (the "Books and Records") during normal working hours at Buyer's principal place of business or at any location where the Books and Records are stored, and PHL and Holdings shall have the right, at their own expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done
(A) in such a manner so as not to interfere with the normal conduct of Buyer's business or the APC Business and (B) for a legitimate business purpose (such as tax preparation) that does not involve direct or indirect competition with the APC Business.

                        (ii) Holdings shall reimburse Buyer, APC and its Subsidiaries for the reasonable out-of-pocket expenses reasonably incurred by any of them in performing the covenants contained in this Section 5.9. The parties agree that the confidentiality provisions of the Confidentiality Agreement shall apply to the information disclosed pursuant to this Section 5.9.

         Section 5.10. Use of Certain Names and Marks. PHL and Sellers acknowledge and confirm that: (i) from and after the Closing Date, neither PHL, Sellers nor their Affiliates has or shall have any rights in the current legal names and current assumed names of the Subsidiaries of APC (except as otherwise provided in this Section 5.10) and those trademarks to be listed in the Sellers' Disclosure Letter, and all confusingly similar variations of the foregoing (collectively, the "APC Marks"), and (ii) neither PHL, Sellers nor any of their Affiliates will contest the ownership or validity of any rights of Buyer or APC and its Subsidiaries in or to any of the APC Marks, or registrations (or applications for registration) thereof; provided, however, neither Buyer, APC or its Subsidiaries shall have any rights whatsoever in and to the service mark and trade name "PHOENIX" and the service mark and trade name "AMERICAN PHOENIX," except as otherwise expressly provided in the Trademark License Agreement (the "Trademark License Agreement") to be entered into at the Closing between PHL and APC, in substantially the form attached hereto as Exhibit J.

         Section 5.11. Further Assurances. Each party, upon the request from time to time of any other party hereto after the Closing, and without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby in an orderly fashion.

         Section 5.12. Reimbursement by the Parties. To the extent that any party to this Agreement or its Subsidiaries receives any payment after the Closing which belongs in whole or in part to another Person or any of its Subsidiaries, it shall promptly pay over such payment to such other Person. In the case of errors and omissions claims made prior to Closing, if and to the extent any payment received (i) was reflected as an asset in determining APC's Tangible Net Worth at Closing, then to that extent such payment shall be retained by or paid to APC, (ii) was reflected as a Liability in determining APC's Tangible Net Worth at Closing, then to that extent such payment shall be retained by or paid to Holdings or PHL, or (iii) was not reflected as an asset or a Liability in determining APC's Tangible Net Worth at Closing, then to the extent any Person has paid or is liable to pay all or any part of the sums received to another Person, the payment under such errors and omissions coverage shall be paid to the Person who made, or has an obligation to make, such payment.

         Section 5.13. Financial Statement Deliveries.

         5.13.1. Financial Statements of APC. As soon as is reasonably practicable following the date hereof and in any event not later than three (3) Business Days after their preparation in final form, and in the case of clause
(a) below, no later than April 23, 1999, Sellers shall cause to be delivered to Buyer, at the cost and expense of Sellers, each of the following:

                (a) The unaudited consolidated balance sheet of APC and its Subsidiaries as of March 31, 1999 and the related statements of earnings, stockholders' equity and cash flows for the quarter then ended; and

                (b) Such additional unaudited financial statements of APC and its Subsidiaries as are prepared prior to the Closing Date and, after the Closing Date, such additional financial statements of APC and its Subsidiaries for periods prior to the Closing Date as are in Holdings' possession. Nothing in this paragraph (b) shall obligate Holdings to prepare any financial statement that would not have been prepared absent Buyer's request.

         Sellers shall cause all financial statements (including the notes thereto) referred to in this Section 5.13.1 to be prepared in accordance with GAAP consistently applied throughout the periods specified therein, and to present fairly in all material respects, the consolidated financial position and results of operations of APC and its Subsidiaries for the periods specified therein, subject in the case of financial statements for interim periods to an absence of footnotes and to normal year-end audit adjustments which will not in the aggregate be material. Sellers shall use their best efforts to cause PricewaterhouseCoopers to consent in writing (and to deliver such consent to Buyer) to the inclusion of its report on the historical audited financial statements in any filings made by Buyer under the Securities Act or the Exchange Act.

         5.13.2. Financial Statements of Buyer. As soon as is reasonably practicable following the date hereof and in any event not later than three (3) Business Days after their preparation in final form and, in the case of clause
(a) below, no later than April 23, 1999, Buyer shall cause to be delivered to Sellers, at the cost and expense of Buyer, each of the following:

                (a) The unaudited consolidated balance sheet of the Buyer as of March 31, 1999 and the related statements of earnings, stockholders' equity and cash flows for the quarter then ended; and

                (b) Such additional unaudited financial statements of the Buyer as are prepared prior to the Closing Date.

         Buyer shall cause all financial statements (including the notes thereto) referred to in this Section 5.13.2 to be prepared in accordance with GAAP consistently applied throughout the periods specified therein, and to present fairly in all material respects, the consolidated financial position and results of operations of Buyer for the periods specified therein, subject in the case of financial statements for interim periods to an absence of footnotes and to normal year-end audit adjustments which will not in the aggregate be material.

         Section 5.14. Errors and Omissions Insurance. Buyer will use its best efforts to include APC in its errors and omissions coverage, including full prior acts coverage, for all periods arising on or after the Closing, provided such terms are acceptable to Buyer. Alternatively, Buyer may request APC to continue its existing coverage, including full prior acts coverage, or procure a limited term tail policy. In either circumstance, Holdings shall pay the appropriate carrier one (1) year's premiums for that portion of the coverage attributable to APC. All premiums attributable to such insurance coverage for periods commencing on or after that date which is one (1) year after the Closing shall be payable by Buyer. The foregoing assumes that the errors and omissions coverages for APC will be upon substantially the same terms as APC currently maintains, including, without limitation, APC's current limits and deductibles.

         Section 5.15. No Solicitation or Employment; Interference in Relationships. Except as provided by law, or as otherwise contemplated by this Agreement with respect to certain employees of APC, for a period beginning on the date hereof and ending on the second anniversary of the Closing Date, neither PHL, Holdings nor any of their Affiliates shall solicit to employ or employ any individual who is an employee (other than secretarial or clerical employee) of APC or any of its Subsidiaries on the date hereof. PHL, Holdings and their Affiliates, from and after the Closing Date, will take no action and make no statement to discourage the continuation of any of the existing business relationships of APC or any of its Subsidiaries.

         Section 5.16. No Solicitation of Proposals or Offers. The parties hereto shall not, after the date hereof and before the Closing Date, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any Person relating to any acquisition or purchase of all or (other than in the Ordinary Course of Business) a substantial portion of the assets of, or any equity interest in, Buyer, on the one hand, or APC or any of its Subsidiaries, on the other hand, or any business combination involving any of them or, except to the extent required by fiduciary obligations under Legal Requirements or case law as advised by counsel, participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The parties shall, to the extent permitted by the terms of each such party's confidentiality agreements with other Persons existing on the date hereof, promptly advise one another if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made, shall promptly inform one another of all the terms and conditions thereof, and shall furnish to one another copies of any such written proposal or offer and the contents of any communications in response thereto. Neither party shall waive any provisions of any "standstill" agreements between such party and any other Person, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under Legal Requirements.

         Section 5.17. Noncompetition Covenant.

         5.17.1. Definitions. For purposes of this Section 5.17 only, the following terms shall have the following meanings:

         "Acquire" shall mean and include the act of acquiring the stock or assets of another Person, or merging or otherwise combining through a business combination with another Person.

         "Controlling" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, or by contract or otherwise.

         "Incidental Business" shall mean an insurance agency or broker that, in the twelve (12) months preceding its acquisition (i) derived less than fifty percent (50%) of its revenues from the sale of Property-Casualty Insurance in the United States, and (ii) had consolidated revenues arising from the sale of Property-Casualty Insurance in the United States equal to or less than Five Million Dollars ($5,000,000).

         "Person" shall mean a natural person or a corporation, partnership, limited liability company or any other business entity, domestic or foreign.

         "Property-Casualty Business" shall mean an insurance agency or broker (but not an insurance or reinsurance company) organized in the United States that derived during the preceding calendar year fifty percent (50%) or more of its revenues from the sale of Property-Casualty Insurance in the United States.

         "Property-Casualty Insurance" shall mean those forms of insurance denominated as such under applicable state insurance laws, but shall not include any type of insurance which may be underwritten by a duly licensed life insurance company, such as, for example and not in limitation, stop-loss insurance.

         "Restricted Period" shall mean the period from the Closing Date until the later of: (i) the third anniversary of the Closing Date, or (ii) that date upon which PHL, Holdings and its Affiliates (other than, as provided in the Voting and Standstill Agreement, Phoenix Investment Partners, Ltd. and its Subsidiaries) no longer hold that number of Adjusted Outstanding Shares (as defined in the Voting and Standstill Agreement) equal to at least ten percent (10%) of the issued and outstanding Buyer Common Stock.

         5.17.2. Non-Compete Covenant. PHL and Holdings agree that, during the Restricted Period, without the prior written consent of Buyer, PHL, Holdings and their Affiliates (except as otherwise provided in the Voting and Standstill Agreement with respect to Phoenix Investment Partners, Ltd. and its Subsidiaries) shall not, directly or indirectly, through ownership of an interest in any Person in any country, state, locality or territory, domestic or foreign, acquire an ownership interest in a Property-Casualty Business or an Incidental Business except as otherwise provided hereafter.

         5.17.3. Exceptions to Covenant. Section 5.17.2 notwithstanding, during the Restricted Period, PHL, Holdings and their Affiliates may, without the prior consent of Buyer:

         (i) Acquire an interest of less than five percent (5%) of the outstanding capital stock of a publicly-traded company that owns or constitutes a Property-Casualty Business or an Incidental Business;

         (ii)   Acquire  less  than  a  Controlling  interest  in an  Incidental
Business;

         (iii) Acquire a Controlling interest in an Incidental Business, subject to the limitations in clause (i) of Section 5.17.4;

         (iv) organize or form a new, start-up Property-Casualty Business, subject to the limitations in clause (i) of Section 5.17.4 and, provided that, if such start-up Property-Casualty Business during any calendar year derives revenues arising from the sale of Property-Casualty Insurance in the United States that exceed Five Million Dollars ($5,000,000), then, at such time, PHL, Holdings or their Affiliates, as the case may be, shall provide Buyer with a right of first refusal with respect to such portion (designated by the selling party) of such Property-Casualty Business as is necessary in order to reduce such revenues below an amount equal to Five Million Dollars ($5,000,000). In such case, PHL, Holdings or their Affiliates, as the case may be (the
"Offeror"), shall send a notice to Buyer which (a) identifies the start-up Property-Casualty


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

Business or portion thereof for which the right of first refusal exists, (b) provides relevant summary financial information pertaining to the business of such Property-Casualty Business, and (c) states the offering price and any other material terms for such business. Buyer shall have sixty (60) days from receipt of the notice hereunder in which to elect whether to acquire the business identified in clause (a), which election shall be evidenced by a writing delivered to the Offeror by the close of business. In the event Buyer does not timely exercise its rights hereunder, or, having exercised its rights, fails to close the sale in a timely manner, the Offeror shall be entitled to sell the business identified in clause (a) upon the terms such business was offered to Buyer pursuant to this paragraph, but may not materially modify such terms without reoffering such business to Buyer hereunder upon the proposed new terms.

         (v) Acquire less than a Controlling Interest in any Property-Casualty Business, subject to the limitations in clause (i) of Section 5.17.4; and, provided that, in the twelve (12) calendar months preceding its acquisition, such Property-Casualty Business did not have revenues arising from the sale in the United States of Property-Casualty Insurance in an amount exceeding Five Million Dollars ($5,000,000); and

         (vi) Acquire a Controlling Interest in any Property-Casualty Business, subject to the limitations in clause (i) of Section 5.17.4 and to Buyer's rights, if any, pursuant to Sections 5.17.5 and 5.17.6 and provided that such Property-Casualty Business did not, during the twelve (12) calendar months preceding such acquisition, have revenues from the sale in the United States of Property-Casualty Insurance in an amount exceeding Five Million Dollars ($5,000,000).

         5.17.4. Limitations.

         (i) Restrictions on Aggregate Revenues. PHL, Holdings and their Subsidiaries shall not acquire any Person pursuant to clauses (iii), (iv), (v) or (vi) of Section 5.17.3 if such acquisition would cause the aggregate commission and fee revenue obtained by PHL, Holdings and their Affiliates from all Property-Casualty Businesses and Incidental Businesses Acquired during the Restricted Period pursuant to clauses (iii) through (vi) of Section 5.17.3, and from all Property-Casualty Businesses organized by PHL, Holdings and their Affiliates during the Restricted Period, which revenue is attributable to the sale of Property-Casualty Insurance in the United States, to exceed Twenty Million Dollars ($20,000,000) for calendar year 1999 and, for subsequent years, such number increased by three percent (3%) for each year after 1999 to and including the calendar year of measurement.

         (ii) Restriction on Combinations. During the Restricted Period, neither PHL, Holdings nor their Affiliates shall merge or otherwise combine the management and operations of any Property-Casualty Businesses or any Incidental Businesses with those of any other Property-Casualty Business or any Incidental Business Acquired during the Restricted Period, unless the resulting Person qualifies, at the time of such combination, as an Incidental Business.

         5.17.5. Option. If during the Restricted Period, PHL, Holdings or any of their Affiliates wishes to Acquire, directly or indirectly, a Controlling interest in a Property-Casualty Business pursuant to clause (vi) of Section
5.17.3 above, it may do so provided: (i) it offers an option to Buyer to acquire, in the optionor's discretion, the whole Property-Casualty Business being


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

acquired or only that portion thereof that causes such business to fail to qualify as an Incidental Business; and (ii) the limitation contained in clause
(i) of Section 5.17.4 shall continue to be satisfied. The offer pursuant to this
Section 5.17.5 to Buyer shall be in the form of a notice providing (a) identifying information as to the Property-Casualty Business or portion thereof that the offeror is proposing to sell to Buyer, (b) relevant summary financial information pertaining to the business identified in clause (a), and (c) the purchase price for such business, determined as provided hereinafter. Buyer shall have sixty (60) days from receipt of the notice hereunder in which to elect whether to exercise its option, which exercise shall be evidenced by a writing delivered to the Offeror by the close of business on the sixtieth day following receipt of the notice of option, but if such date is not a day on which Buyer is open for business, then by the close of business on its first business day thereafter. The purchase price under this Section 5.17.5 shall be the price Offeror would be paying for the Property-Casualty Business or, if only a portion thereof is subject to the option hereunder, then the purchase price shall be calculated on a pro rata basis. If Buyer does not accept the offer, or, having accepted the offer, fails to settle in a timely manner, then the Offeror may Acquire such business on the terms and conditions of the offer presented to Buyer; provided that, PHL, Holdings or any of their Affiliates, as the case may be, shall dispose of the whole Property-Casualty Business being Acquired or only that portion thereof that causes such business to fail to qualify as an Incidental Business within twenty-four (24) calendar months following its acquisition. During any period pending the disposition of such business to a third party pursuant to the terms of this Section 5.17.5, PHL, Holdings or their Affiliates, as the case may be, shall pay to Buyer, on a net basis, the revenue generated by such Property-Casualty Business during the period from the date that Buyer elects not to purchase such business through the date on which such Property-Casualty Business or portion thereof is sold by PHL, Holdings or their Affiliates, as the case may be.

         5.17.6. Right of First Refusal. If during the Restricted Period, PHL, Holdings or any of their Affiliates wishes to acquire, directly or indirectly, a Controlling interest in a Property-Casualty Business where such acquisition would cause them to fail to comply with the limitation contained in clause (i) of Section 5.17.4, they may do so, provided they sell, subject to providing Buyer with a right of first refusal with respect to, such portion (designated by the selling party) of the aggregate Property-Casualty Businesses acquired during the Restricted Period as necessary in order to comply with such limitation once the sale that is subject to such right is consummated. PHL, Holdings or their Affiliates, whichever of them wishes to acquire a Property-Casualty Business subject to a right of first refusal hereunder, shall send a notice to Buyer which (i) identifies the Property-Casualty Business or portion thereof it wishes to sell, (ii) provides relevant summary financial information pertaining to the business identified in clause (i), and (iii) states the offering price and any other material terms for such business. Buyer shall have sixty (60) days from receipt of the notice hereunder in which to elect whether to acquire the business identified in clause (i), which election shall be evidenced by a writing delivered to the Offeror by the close of business. In the event Buyer does not timely exercise its rights hereunder, or, having exercised its rights, fails to close the sale in a timely manner, the Offeror shall be entitled to sell the business identified in clause (i) upon the terms such business was offered to Buyer pursuant to this paragraph, but may not materially modify such terms without re-offering such business to Buyer hereunder upon the proposed new terms.

         5.17.7. Non-Circumvention. PHL and Holdings hereby agree that they and their Affiliates will not attempt to circumvent the intent of the foregoing provisions of this Section 5.17 through any joint venture agreement or other business arrangement. The foregoing notwithstanding, PHL, Holdings and their Affiliates shall be permitted to do the following, without being deemed to be in violation of this paragraph 5.17.7:

         (i) Acquire, start-up or continue to own an interest in an insurance or reinsurance company engaged in underwriting any type of insurance or reinsurance, including, without limitation, Property-Casualty Insurance, and except as expressly prohibited by this Section 5.17, without regard to what method such company utilizes to distribute its products, subject to the limitations below;

         (ii) Acquire a block of insurance or reinsurance of any kind or underwrite any type of insurance;

         (iii) hire or otherwise retain or continue to employ or contract with any Person who sells Property-Casualty Insurance;

         (iv) enter into or continue any kind of arrangement with any Person, including a Property-Casualty Business, relating to the marketing or sale of any products or services, subject to any applicable limitations in the case of Persons organized, Acquired or owned pursuant to clause (i) above, issued or underwritten by PHL, Holdings or their Affiliates; and

         (v) lease or otherwise make available on an Affiliate's premises space for an insurance agent to sell insurance, including Property-Casualty Insurance.

         In the event PHL, Holdings or their Affiliates Acquire or own any insurance or reinsurance company engaged in the sale of Property-Casualty Insurance which distributes such insurance through Property-Casualty Businesses and Incidental Businesses it owns, the aggregate revenues received on a consolidated basis by such insurer or reinsurer in any calendar year which are attributable to the sale by such businesses of Property-Casualty Insurance in the United States shall not, when aggregated with the revenues counted for purposes of clause (i) of Section 5.17.4 above, exceed Thirty Million Dollars ($30,000,000) nor shall the aggregate of such revenues received by such insurer or reinsurer from any single Property-Casualty Business or Incidental Business they own exceed Ten Million Dollars ($10,000,000).

         5.17.8.  Remedies.

         (i) Liquidated Damages. If PHL, Holdings or their Affiliates breach the limitations contained in clause (i) of Section 5.17.4, and Buyer, in its sole discretion, deems such breach to be an isolated and incidental violation, then in lieu of seeking any other remedies available to Buyer under this Agreement and applicable law, Buyer may elect to cause PHL, Holdings or their Affiliates, as the case may be, to pay to Buyer as liquidated damages an amount equal to the net commission revenue (after taxes and expenses) generated in the United States for the period from the date of default until the date of payment, which revenue is attributable to the Incidental Business, Property-Casualty Business or portion thereof that exceeds such limitations. The foregoing sum is agreed by the parties to be in the nature of liquidated damages for the breach of this Section 5.17 and is acknowledged to be reasonable in light of the nature of this Agreement and the difficulty in determining the actual damages which Buyer would suffer in connection with a breach of this
Section 5.17.

         (ii) Specific Performance. PHL and Holdings acknowledge that Buyer and its Affiliates will be irrevocably damaged if all of the provisions of this
Section 5.17 are not specifically enforced and accordingly, PHL and Holdings each agree that, in addition to any other relief to which Buyer and its Affiliates may be entitled, Buyer and its Affiliates will be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining PHL and Holdings from any actual or threatened breach of this Section 5.17, except as provided in clause (iii) below.

         (iii) Other. In the event PHL, Holdings or their Affiliate would be in violation of this Section 5.17 as a consequence of a merger or other business combination whose primary purpose is not the acquisition of one or more Property-Casualty Businesses, then the acquiring party or its relevant Affiliate shall, at its option, either: (a) within six (6) months after consummation of such transaction sell such number of Buyer Common Shares as to trigger the termination of the Restricted Period, as provided in Section 5.17.1 above; or
(b) have twenty-four (24) months after consummation of such transaction in which to either divest itself of a sufficient amount of Incidental Businesses, Property-Casualty Businesses or portions thereof or to otherwise reduce the revenues from the sale of Property-Casualty Insurance in the United States it derives therefrom in order to come into compliance with the covenants contained in this Section 5.17. If and to the extent PHL, Holdings and their Affiliates fail to meet the requirements set forth above in this clause (iii), Buyer shall be entitled to liquidated damages pursuant to clause (i) of Section 5.17.8, but shall not be entitled to injunctive relief preventing or reversing the merger or other business combination.

         5.17.9. Validity of Covenant. PHL and Holdings agree that all of the covenants contained in this Section 5.17 are reasonably necessary to protect the legitimate interests of Buyer, are reasonable with respect to time and territory and do not interfere with the interests of the public and that the descriptions of the covenants contained in this Section 5.17 are sufficiently accurate and definite to inform each of them of the scope of the covenants. PHL and Holdings agree that the consideration to be received by Sellers hereunder, upon receipt of such consideration at the Closing, will be full, fair and adequate to support the obligations of PHL and Holdings hereunder.

         5.17.10. Amendment of Section 5.17. PHL, Holdings and Vaughan acknowledge the difficulty of agreeing upon a non-competition covenant of the kind contemplated herein which will have a long duration and yet should remain relevant in the ever-evolving financial services marketplace. For this reason, without the intent of detracting in any way from the validity of this Section 5.17, the parties agree that the provisions of this Section 5.17 may be amended through a writing signed by all of Buyer, PHL and Holdings, without any consent thereto by Vaughan.

         Section   5.18.   Payment  of   Certain   Outstanding   Debt;   Capital
Contribution.

                (a) At the Closing, Buyer shall make a payment to The First National Bank of Boston, in an amount sufficient to satisfy all existing indebtedness owed by APC and its Subsidiaries, provided that, such payment shall not exceed $48,328,012. Following such payment, Holdings shall cooperate with the Buyer to (a) obtain from The First National Bank of Boston the release of all collateral securing the indebtedness of APC and its Subsidiaries to such bank, including assets pledged and mortgaged by APC and its Subsidiaries, and
(b) obtain originals of all credit agreements and related loan documents necessary to effectuate the preceding items.

                (b) At or prior to Closing, PHL or Holdings shall contribute capital to APC in an amount equal to the greater of (i) $19,805,898 or (ii) an amount sufficient to satisfy all indebtedness of APC and its Subsidiaries outstanding as of the Closing Date to The First National Bank of Boston and Deutsche Bank after effect is given to the payment of Buyer under Section 5.18(a).

         Section 5.19. Assumption of Excluded Liabilities by Holdings or PHL; Purchase of Owned Real Property. Prior to the Closing Date, Holdings or PHL shall assume all of the Excluded Liabilities. In connection therewith, Holdings or PHL shall purchase from APC or its Subsidiary, as applicable, each parcel of Owned Real Property. In addition, to the extent provided in Section 2.2.3, PHL and Holdings shall indemnify Buyer (and after Closing, APC and its Subsidiaries) for any Losses incurred by Buyer (and after Closing, APC and its Subsidiaries) with respect to any severance payment obligations required to be made by Buyer, APC or their Subsidiaries after the Closing to any employees employed by APC at the APC Headquarters whose employment is terminated after the Closing.

         Section 5.20. Financing. Prior to the Closing, Buyer shall use its best efforts to satisfy all of the terms and conditions set forth in the Commitment Letter. If the lenders shall have terminated the Commitment Letter or definitive loan documentation contemplated thereby for any reason other than the occurence of an event or change constituting a Material Adverse Effect with respect to APC, Buyer shall use its best efforts to obtain substitute financing by not later than June 30, 1999.

         Section 5.21. Assumption of Certain Liabilities by Buyer. Buyer and APC shall indemnify Holdings, PHL and their Subsidiaries for all Losses suffered by any of Holdings, PHL and their Subsidiaries as a result of the use by APC or its Subsidiaries after the Closing of any name pursuant to the Trademark License
Agreement and use after the Closing of any forms, booklets and other written materials used by APC or its Subsidiaries prior to the Closing in the conduct of the APC Business. From and after the Closing Date, Buyer shall also be liable for all Losses incurred by Buyer, APC and their Subsidiaries arising out of or relating to the termination after the Closing of any employee of APC (except as provided in Section 2.2.3) or of any Subsidiaries of APC and shall indemnify PHL, Holdings and their Affiliates for any Losses reasonably incurred by them in connection with or as a result of any such termination, including, without limitation, any payments in the nature of severance ultimately required to be paid to any such terminating employees (except as provided in Section 2.2.3). From and after the Closing Date, Buyer shall take any and all actions necessary to comply with WARN and shall indemnify PHL, Holdings and their Affiliates against all Losses they incur as a result of any actual or alleged failure of Buyer or APC to take such actions.

         Section 5.22. Collection of Accounts Receivable. Following the Closing Date, Buyer
shall, consistent with its customary business practices and in the Ordinary Course of Business, use its best efforts to collect the accounts receivable of APC and its Subsidiaries that are outstanding as of the Closing Date (collectively, the "Closing Date Accounts Receivable"). On a monthly basis for a period of one year from the Closing Date, Buyer shall deliver to Holdings a computer generated accounts receivable aging report with respect to the Closing Date Accounts Receivable, which shall include the identity of delinquent accounts by agency office. One year from the Closing Date, Buyer shall notify Sellers of any uncollected Closing Date Accounts Receivable and shall provide Sellers with reasonable evidence of such determination. Within fifteen (15) days from Buyer's notification of the uncollected Closing Date Accounts Receivable, if any, Sellers, jointly and severally, shall pay to Buyer, on a dollar-for-dollar basis, the amount by which the uncollected Closing Date Accounts Receivable exceed the sum of (a) the accounts receivable reserve set forth on the Closing Date Balance Sheet, plus (b) $125,000. Any dispute regarding the calculation of uncollected Closing Date Accounts Receivable shall be submitted to the Alternative Accountants for resolution, in which case, (i) Sellers and Buyer will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such accounting firm may request and are available to Sellers and Buyer, and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm,
(ii) a determination by such accounting firm, as set forth in a notice delivered to both parties by such accounting firm no later than thirty (30) days after the issues in dispute are submitted to such accounting firm, will be binding and conclusive on the parties, and (iii) Buyer, on the one hand, and Sellers, on the other, will each bear fifty percent (50%) of the fees of such accounting firm for such determination. Upon Buyer's receipt of any reimbursement pursuant to this Section 5.22, Buyer shall promptly assign to Holdings all of the uncollected Closing Date Accounts Receivable.

         Section 5.23. Audit of Accounts Payable. Buyer shall, as of one hundred twenty (120) days following the Closing Date, audit the accuracy and completeness of the accounts payable of APC and its Subsidiaries as reflected on the Closing Date Balance Sheet and shall notify Sellers of any errors, positive or negative, in the statement of accounts payable in the Closing Date Balance Sheet. If the actual accounts payable were less than the amount reflected on the Closing Date Balance Sheet, then Buyer shall reimburse Holdings in the amount of such overstatement. If the actual accounts payable exceeded the amount reflected on the Closing Date Balance Sheet, then Sellers, jointly and severally, shall reimburse Buyer in the amount of such understatement. Any amount due hereunder, whether due from Sellers or Buyer, shall be paid within thirty (30) days from Buyer's notification to Sellers of the results of such audit, unless Sellers, in good faith, dispute such results. Any dispute regarding the audit of accounts payable shall be submitted to the Alternative Accountants for resolution, in which case, (i) Sellers and Buyer will furnish to such accounting firm such work papers and other documents and information relating to the disputed issues as such accounting firm may request and are available to Buyer or Sellers, and will be afforded an opportunity to present to such accounting firm any material relating to the determination and to discuss the determination with such accounting firm, (ii) a determination by such accounting firm, as set forth in a notice delivered to both parties by such accounting firm no later than thirty
(30) days after the issues in dispute are submitted to such accounting firm, will be binding and conclusive on the parties, and (iii) Buyer, on the one hand, and Sellers, on the other, will each bear fifty percent (50%) of the fees of such accounting firm for such determination.

         Section 5.24. Certain Leases. Buyer shall indemnify Holdings and PHL for and hold them harmless from any Losses incurred by APC, Holdings or PHL after the Closing as a result of the failure to obtain prior to the Closing any required consent to assign the following leases: St. Davids Center Indenture of Lease between Wyeth Laboratories Inc. and American Brokerage Corporation of Philadelphia, dated November 15, 1990; and Office Lease between Magnolia Associates, Ltd. and American Phoenix Corporation, dated August 2, 1995.

         Section 5.25. Acquisition of Atlanta Subsidiary. In the event that the Closing has not occurred on or before April 30, 1999, Buyer and Sellers will enter into a stock purchase agreement effective as of such date, in a form that is mutually acceptable to Sellers and Buyer, pursuant to which all of the issued and outstanding capital stock of American Phoenix Insurance Agency of Georgia, a Georgia corporation ("APIA Georgia") will be acquired by Buyer. Such agreement shall provide for a purchase price equal to APIA Georgia's revenue from the period of May 1, 1998 through May 1, 1999. Such purchase price, together with interest from May 1, 1999 to the date of closing at a rate of seven percent (7%) per annum shall be payable on the date this Agreement is validly terminated pursuant to Article X hereof; provided that, the purchase price shall be deemed paid in full upon the Closing hereunder. The purchase price agreement will provide that, subject to the terms thereof, the purchase price shall be payable by Buyer as follows: fifty percent (50%) by wire transfer or certified check at closing, and fifty percent (50%) payable on May 1, 2000 by wire transfer or certified check. The purchase agreement shall contain representations, warranties and indemnities similar in substance and scope to those set forth in this Agreement, but the parties acknowledge and agree that such provisions shall be modified where necessary to reflect the smaller size of such transaction. The purchase agreement shall provide that, from May 1, 1999 and thereafter, Buyer shall be responsible for all salaries and benefits of, and all severance obligations with respect to, all APIA Georgia employees.

         Section 5.26. Financial Position of Holdings. Holdings shall deliver a copy of its annual consolidated balance sheet to Buyer for each calendar year through 2003. PHL and Holdings shall notify Buyer immediately of any event that has, or reasonably could be expected to have, a Material Adverse Effect on Holdings, and in the event of such a Material Adverse Effect, PHL shall, upon the request of Buyer, guarantee the payment and performance of the indemnity obligations of Sellers hereunder, and shall execute and deliver to Buyer an instrument in form reasonably satisfactory to Buyer to evidence such guarantee.

         Section 5.27. Cooperation. From and after the Closing, the parties will cooperate and cause their respective Subsidiaries to cooperate to the extent reasonably required for each party to appropriately defend against any Action brought or threatened to be brought against another party hereto or its Subsidiaries. Such cooperation shall include, without limitation, making records and personnel available during normal business hours. The party seeking such cooperation shall bear all reasonable costs of travel and lodging reasonably incurred by the Person whose cooperation is requested.

         Section 5.28. Guarantees. The parties acknowledge and agree that Holdings and PHL are each, individually, the guarantor of certain obligations of APC and its Subsidiaries to certain non-bank Persons identified in Item 5.28 of Sellers' Disclosure Letter. In consideration for Holdings and PHL agreeing to allow such guarantees to remain in full force and effect after the Closing, Buyer agrees to defend, indemnify and hold Holdings, PHL and their Affiliates harmless from and against all Actions arising after Closing as a result of or in connection with such guarantees and the underlying obligations of APC and its Subsidiaries.

         Section 5.29. Record Retention. Buyer, PHL and Sellers agree, in addition to abiding by the covenants contained in Section 5.9 with respect to books and records, to retain or cause to be retained all books and records pertaining to Actions currently pending against APC or any APC Subsidiary and not to destroy such until the later of: (a) the running of the applicable statutes of limitation; or (b) termination of the Action by verdict, settlement or otherwise and the completion of all appeals therefrom or the termination of all periods for appeal. Buyer, PHL and Sellers also agree to retain or cause to be retained all books and records pertaining to APC or its Subsidiaries until the later of: (i) passage of the relevant survival period under Section 8.3 of this Agreement for bringing an Action; or (ii) ten (10) years from the date hereof. The foregoing notwithstanding, nothing herein shall be deemed to condone or require: (x) the destruction of books or records in contravention of applicable Legal Requirements; or (y) the destruction of any records commonly held for permanent retention such as, without limitation, minute books and stock ledgers.

         Section 5.30. Minority Interests. Within sixty (60) days after the Closing, Buyer will offer to purchase the outstanding shares of minority interests in the APC Subsidiaries outstanding as of the Closing Date at a price calculated in accordance with the applicable formula in the respective buy-sell agreements entered into by such minority shareholders; provided that, Buyer, may, in its sole discretion, determine whether to make such an offer to the minority shareholder(s), if any, of Lees Preston Fairy (Holdings), Ltd. In the event that any holder of minority interests in the APC Subsidiaries elects not to sell its minority shares to Buyer, Buyer shall have no further obligation with respect to such minority shareholders under this Agreement, except as otherwise provided.

                                   ARTICLE VI

                 Conditions to the Obligation of Buyer to Close

         The obligations of Buyer at the Closing to purchase the APC Shares, to issue the Buyer Common Shares and the Subordinated Debentures, to pay the Cash Consideration and to execute and deliver the Closing Agreements to which it is party are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Buyer in its sole discretion:

         Section 6.1. Representations, Warranties and Covenants.

         6.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of PHL and Sellers contained in this Agreement or any Closing Agreement that include qualifications as to materiality or Material Adverse Effect shall be true and correct as of the Closing Date and all other representations and warranties of PHL and Sellers contained in this Agreement or any Closing Agreement shall be true and correct in all material respects as of the Closing Date, in each case with the same force and effect as if such representations and warranties were made at and as of the Closing, except to the extent such representations and warranties expressly speak as of a specified earlier date.

         6.1.2. Performance of Agreements. PHL and Sellers shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement or any Closing Agreement to be performed or satisfied by them at or prior to the Closing, and Sellers shall have delivered the APC Shares and all required instruments of transfer.

         6.1.3. Closing Certificate. At the Closing, Holdings shall furnish to Buyer an unqualified certificate, signed by the President of Holdings and the President of APC, dated the Closing Date, to the effect that the conditions specified in Sections 6.1.1 and 6.1.2 hereof have been satisfied.

         Section 6.2. Closing Agreements. At or prior to the Closing, the parties thereto other than Buyer shall have entered into each of the following documents or agreements (collectively, the "Closing Agreements," it being understood by the parties that the Vaughan Employment Agreement shall be deemed to be one of the Closing Agreements for all purposes other than Sections 6.2 and 7.2), in substantially the form thereof attached hereto without change other than such changes as may be acceptable to Buyer:

                (i)     the Voting and Standstill Agreement,

                (ii)    the Indenture,

                (iii)   the Registration Rights Agreement,

                (iv)    the Risk Management Agreement,


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

                (v) the Baltimore Lease (unless the current holder of a right of first refusal with respect to the premises leased under the Baltimore Lease validly exercises its right to acquire such premises), the Miami Lease and the Jamestown Lease,

                (vi)    the Trademark License Agreement, and

                (vii)   the Rule 145 Representation Letter.

         Section 6.3. Legality; Governmental Authorization; Litigation. Buyer's purchase of and payment for the APC Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement. All Required Filings and HSR Act filings shall have been made and all requisite approvals obtained and related waiting periods expired or terminated. No Action shall have been instituted at or prior to the Closing by any Governmental Authority that seeks to delay, enjoin or otherwise make illegal the consummation of the transactions contemplated hereby; but if such Action shall have been instituted by a non-federal Governmental Authority, then there must be no reasonable likelihood that the result of such Action could be to delay, enjoin or otherwise make illegal Buyer's purchase of the APC Shares or the consummation of any other transaction contemplated hereby.

         Section 6.4. Affiliate Debt. Except to the extent not finally determined prior to the availability of the Closing Date Balance Sheet: (a) there shall not be any outstanding Affiliate Debt, and (b) there shall not be outstanding any Debt or other advances owed to APC or any Subsidiary of APC by PHL, Holdings or any of their Affiliates or by any present or former employee, officer, stockholder or director of PHL, Holdings or their Affiliates other than APC and its Subsidiaries.

         Section 6.5. Financing. Buyer shall have obtained the funds to be provided pursuant to the Commitment Letter, unless Buyer shall have failed to have obtained such funds (i) exclusively as a result of Buyer's failure to pay any fees or expenses required to be paid by Buyer under the Commitment Letter or
(ii) due to the lenders terminating the Commitment Letter or definitive loan documentation contemplated thereby other than by reason of the occurrence of any event or change constituting a Material Adverse Effect with respect to APC.

         Section 6.6. Opinions of Counsel. Sellers shall have furnished Buyer with the favorable opinion of (i) Stroock & Stroock & Lavan LLP, dated the Closing Date, in substantially the form of Exhibit K hereto, (ii) Carole A. Masters, Esquire, in substantially the form of Exhibit L hereto, and Sorokin, Gross & Hyde, P.C., in substantially the form of Exhibit M hereto.

         Section 6.7. Vaughan Employment Agreement. The Vaughan Employment Agreement shall be in full force and effect, subject to the Closing.

         Section 6.8. Vaughan Resignation Letter. Vaughan shall have executed and delivered to Buyer a resignation letter with respect to his position on the Board of Directors of Buyer, in form reasonably satisfactory to Buyer.


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

         Section 6.9. Update. PHL and Sellers shall have provided the Buyer with a written update of all of the information provided in, and consistent with the form of, all parts of the Sellers' Disclosure Letter as of a date which is no more than five (5) Business Days prior to the Closing Date. The information provided in such updates shall not constitute a Material Adverse Effect with respect to APC and its Subsidiaries, taken as a whole. No written update provided by PHL and Sellers of the Sellers' Disclosure Letter prior to the Closing Date shall cure any breach of any representation and warranty of PHL and Sellers.

         Section 6.10. General. Sellers shall have furnished Buyer with such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as Buyer may reasonably request in connection with the transactions contemplated hereby, including, without limitation (i) an instrument of assumption by PHL or Holdings or, in the case of the Owned Real Properties, any of their Subsidiaries of the Excluded Liabilities, (ii) either a "sworn affidavit" or a "qualifying statement" that complies with Section 1445 of the Code and (iii) resignation letters from such officers and directors of APC or any of its Subsidiaries as are primarily employed by PHL or Holdings.


                                   ARTICLE VII

                Conditions to the Obligation of Sellers to Close

         The obligations of Sellers at the Closing to sell and transfer the APC Shares and to execute and deliver the Closing Agreements to which they are a party are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Sellers in their sole discretion:

         Section 7.1. Representations, Warranties and Covenants.

         7.1.1. Continued Accuracy of Representations and Warranties. All representations and warranties of Buyer contained in this Agreement or any Closing Agreement that include qualifications as to materiality shall be true and correct as of the Closing Date and all other representations and warranties of Buyer contained in this Agreement or any Closing Agreement shall be true and correct in all material respects as of the Closing Date, in each case with the same force and effect as if such representations and warranties were made at and as of the Closing, except to the extent such representations and warranties expressly speak as of a specified earlier date.

         7.1.2. Performance of Agreements. Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement or any Closing Agreement to be performed or satisfied by Buyer at or prior to the Closing and shall have delivered all payments, Buyer Common Shares, Subordinated Debentures, documents and instruments of transfer required by
Article II.

         7.1.3. Closing Certificate. At the Closing, Buyer shall furnish to Sellers an unqualified certificate signed by the President of Buyer dated the Closing Date, to the effect that the conditions specified in Sections 7.1.1 and
7.1.2 hereof have been satisfied.

         Section 7.2. Closing Agreements. At or prior to the Closing, Buyer shall have entered into each of the Closing Agreements to which it is party, such agreements being in substantially the form attached hereto without change other than such changes as may be reasonably satisfactory to Sellers.

         Section 7.3. Legality; Government Authorization; Litigation. Sellers' sale of the APC Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement. All Required Filings and HSR Act filings shall have been made and related waiting periods shall have expired or been terminated. No Action shall have been instituted at or prior to the Closing by any Governmental Authority that seeks to delay, enjoin or otherwise make illegal the consummation of the transactions contemplated hereby; but if such Action shall have been instituted by a non-federal Governmental Authority, then there must be no reasonable likelihood that the result of such Action could be to delay, enjoin or otherwise make illegal Sellers' sale of the APC Shares or the consummation of any other transaction contemplated hereby.

         Section 7.4. Opinion of Counsel. Buyer shall have furnished Sellers with the favorable opinion of Williams, Mullen, Christian & Dobbins, P.C. dated the Closing Date, in substantially the form of Exhibit N hereto.

         Section 7.5. General. Sellers shall have received copies of such officers' certificates, good standing certificates, incumbency certificates and other customary closing documents as they may reasonably request in connection with the transactions contemplated hereby.

         Section 7.6. Update. The Buyer shall have provided the Sellers with a written update of all of the information provided in, and consistent with the form of, all parts of the Buyer Disclosure Letter as of a date which is no more than five (5) Business Days prior to the Closing Date. The information provided in such updates shall not constitute a Material Adverse Effect with respect to Buyer. No written update provided by Buyer of the Buyer Disclosure Letter prior to the Closing Date shall cure any breach of any representation and warranty of Buyer.

         Section 7.7. Listing of Shares Issuable Upon Conversion of Subordinated Debentures.On or prior to the Closing Date, the shares of Buyer Common Stock issuable upon conversion of the Subordinated Debentures shall be listed, on a when issued basis, on the New York Stock Exchange.

         Section 7.8. Board of Directors. On or prior to the Closing Date, the Board of Directors of Buyer shall have been increased from nine (9) to thirteen
(13) directors and Vaughan, Robert W. Fiondella, and David W. Searfoss shall have been elected to the Board of Directors of Buyer in accordance with the provisions of the Voting and Standstill Agreement.

         Section 7.9. Payment. Buyer shall have delivered to Sellers the payments provided for in Section 2.2 hereof and all other payments required to be made by Buyer on the Closing Date pursuant to the terms hereof, and shall have issued to Sellers the Buyer Common Shares and to Holdings and PHL the Subordinated Debentures.

         Section 7.10. Registration of the Buyer Common Shares. The issuance of the Buyer Common Shares to Sellers shall have been registered under the Securities Act of 1933, as amended, pursuant to Buyer's effective Registration Statement on Form S-4. All certificates evidencing Buyer Common Stock delivered to Sellers at the Closing shall be free of all restrictive legends, and no stop transfer instructions shall be filed with the stock transfer agent with respect to such shares. In the event that Vaughan is unable to sell the Buyer Common Shares acquired by him pursuant to this Agreement during the one year period following the Closing Date due to the holding period requirements of Rule 144(d), then the Buyer will take such steps as may be necessary to permit Vaughan to sell such shares free of such holding period requirements.


                                  ARTICLE VIII

                                 Indemnification

         Section 8.1. Indemnification by Sellers. In addition to other obligations of indemnification contained in this Agreement, Sellers, jointly and severally (collectively, in their capacities as indemnifying parties, the "Indemnifying Party"), hereby agree, subject to the limitations set forth below, to indemnify Buyer and its Affiliates and their respective directors, officers and employees (including, without limitation, APC and each Subsidiary of APC from and after the Closing) (each in its capacity as indemnified party, an "Indemnitee"), regardless of any investigation conducted by or knowledge obtained by any of them, and hold each of Buyer and such Affiliates and their respective directors, officers and employees harmless, from, against and in respect of any and all Losses arising from or related to any of the following:

                (i) any breach of, untruth of or inaccuracy in (or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy in) any representation or warranty made by or on behalf of PHL or either of the Sellers in this Agreement (including, without limitation, the Sellers' Disclosure Letter) or in any Closing Agreement or other document, instrument or certificate delivered pursuant hereto;

                (ii) any breach, non-fulfillment or violation of any covenant or agreement made by PHL or either of the Sellers in this Agreement or in any Closing Agreement or in any document, instrument or certificate delivered pursuant hereto;

                (iii)   any Excluded Liability;

                (iv) subject to the limitations and conditions set forth elsewhere in this Agreement, any severance due and payable under any APC Plan or APC Benefit Arrangement, Contractual Obligation or Legal Requirement by reason of the execution and delivery of this Agreement, the Closing Agreements or the
consummation  of  the   transactions   contemplated
hereunder or thereunder, including, without limitation, severance due and payable with respect to any APC Headquarters Employee pursuant to Section 2.2.3;

                (v) any Liability (other than Tax Liability covered by the provisions of Section 5.7.2 hereof) that arises from or relates to the conduct of the APC Business during any period prior to the Closing Date unless such Liability was disclosed in the February 1999 APC Balance Sheet or in the Sellers' Disclosure Letter or incurred in the Ordinary Course of Business since the dates thereof;

                (vi) any Liability (other than Tax Liability covered by the provisions of Section 5.7.2 hereof) of APC or any of its Subsidiaries arising as a result of APC or any of its Subsidiaries being a member of a group of companies or other entities controlled by PHL or Holdings or any other Person (other than APC or any of its Subsidiaries) prior to the Closing Date.

         Section 8.2. Indemnification by Buyer. In addition to other obligations of indemnification contained in this Agreement, Buyer (in its capacity as indemnifying party, the "Indemnifying Party") hereby agrees, subject to the limitations set forth below, to indemnify PHL, Sellers and their Affiliates other than APC or any of its Subsidiaries and their respective directors, officers and employees (each in its capacity as indemnified party, an "Indemnitee") regardless of any investigation conducted by or knowledge obtained by any of them, and hold each of PHL, Sellers and their Affiliates and their respective directors, officers and employees harmless from, against and in respect to any and all Losses arising from or related to any of the following:

                (i) any breach of, untruth of or inaccuracy in (or any allegation by any third party of facts which, if true as alleged, would constitute such a breach or inaccuracy in) any representation or warranty made by or on behalf of Buyer in this Agreement (including, without limitation, in the Buyer Disclosure Letter) or in any Closing Agreement or other document, instrument or certificate delivered pursuant hereto;

                (ii) any breach, non-fulfillment or violation of any covenant or agreement made by Buyer in this Agreement, or in any Closing Agreement or in any document, instrument or certificate delivered pursuant hereto; or

                (iii) any Liability incurred by PHL, Sellers or any of their Affiliates relating to or arising from any time period after the Closing Date arising out of, with respect to or in connection with the APC Business or any matter or circumstance involving APC or any of its Subsidiaries, including, without limitation, the APC Plans and the APC Benefit Arrangements, other than matters with respect to (a) any Excluded Liabilities (b) any Losses covered by
Section 5.7 or the indemnity in Section 8.1 or (c) any Losses arising out of an illegal or tortious course of conduct on the part of PHL, Sellers or any of their Affiliates.

         Section 8.3. Time Limitation on Indemnification. Notwithstanding the foregoing, no claim may be made or suit instituted under any provision of this
Article VIII more than two (2) years following the Closing Date (the "General Survival Period") except for Reserved Claims. The term "Reserved Claims" shall mean (a) all Actions as to which any Indemnitee has given any

Indemnifying Party notice on or prior to the end of the General Survival Period,
(b) all Actions by any Indemnitee based upon an alleged or actual breach of or inaccuracy in the representations or warranties contained in Sections 3.1.4, 3A.1.4 and 3B.1.2 (Title to APC Shares), 3.1.6 (Subsidiaries), 3.13 (Tax Matters), 3.14.2 (Employee Benefit Plans and Programs) and 3.15 (Environmental Matters), (c) all Actions for Tax Losses pursuant to Section 5.7.2 and (d) all Actions based upon fraud. With respect to clause (b) above, the only claims concerning Section 3.1.4, 3A.1.4, 3B.1.2 or Section 3.1.6 which shall be considered Reserved Claims are those which are based upon or arise out of an allegation that Sellers have breached their representation as to the validity of, in the case of Section 3.1.4, 3A.1.4 or 3B.1.2, Sellers' title, direct or indirect, to the APC Shares and, in the case of Section 3.1.6, APC's title, direct or indirect, to the capital stock of any APC Subsidiary. As to the Reserved Claims, there shall be no time limitation with respect to any such claims or any suit instituted with respect thereto, other than for any applicable statute of limitations.

         Section 8.4. Monetary Limitations on Indemnification.

         8.4.1. Monetary Limitations on PHL's and Sellers' Indemnification Obligations. Except with respect to claims referred to in clauses (b), (c) or
(d) of the definition of Reserved Claims and claims for breaches of any covenant under Article V hereof, Sellers as Indemnifying Party shall not have any obligation to indemnify Buyer or any of its Affiliates as Indemnitees under
Section 8.1 in respect of any Loss incurred by Buyer and/or any of its Affiliates as Indemnitees unless the aggregate cumulative total of all Losses (other than Losses arising out of claims referred to in clauses (b), (c) or (d) of the definition of Reserved Claims or claims for breaches of any covenant under Article V hereof) incurred by Buyer and/or any of its Affiliates as Indemnitees exceeds $1,000,000, whereupon Buyer and each of its Affiliates as Indemnitees shall be entitled to indemnification for the aggregate cumulative amount of such Losses without regard to any dollar basket or limitation (commencing with the first dollar of Losses). With respect to claims referred to in clauses (b), (c) or (d) of the definition of Reserved Claims) and claims for breaches of any covenant under Article V hereof, no such minimum dollar limitation or basket shall apply.

         8.4.2. Monetary Limitations on Buyer's Indemnification Obligations. Except with respect to all claims based on fraud or claims for breaches by Buyer of any covenant under Article V hereof, Buyer as Indemnifying Party shall not have any obligation to indemnify PHL, Sellers or any of their Affiliates as Indemnitees under Section 8.2 in respect of any Loss incurred by PHL, Sellers and/or any of their Affiliates as Indemnitees unless the aggregate cumulative total of all Losses (other than Losses arising out of claims based on fraud or claims for breaches by Buyer of any covenant under Article V hereof) incurred by PHL, Sellers and/or any of their Affiliates as Indemnitees exceeds $1,000,000, whereupon PHL, Sellers and each of their Affiliates as Indemnitees shall be entitled to indemnification for the aggregate cumulative amount of such Losses without regard to any dollar basket or limitation (commencing with the first dollar of Losses). With respect to claims based on fraud or claims for breaches by Buyer of any covenant under Article V hereof, no such minimum dollar limitation or basket shall apply.

         Section 8.5 Reporting. Within forty-five (45) days after that date which is one year after the Closing Date, each party shall provide the other with a written report with respect to the claims that have arisen during that year which would be subject to indemnification under this Article VIII had the aggregate amounts in controversy reached the $1,000,000 level (the "Threshold"). Thereafter, each party shall respond in a timely fashion to the other party's reasonable requests for additional information concerning such claims and, if and when the Threshold is reached, shall cooperate in trying to resolve such claims. In addition, once the Threshold is reached for an Indemnitee, such Indemnitee shall provide the Indemnifying Party with a written report within forty-five (45) days after the end of each calendar quarter, identifying all new claims that arose during such quarter. Notwithstanding the foregoing, any party's failure to comply in any respect with this Section 8.5 shall not affect in any way such party's indemnification rights under the terms of this Agreement.

         Section 8.6. Third Party Claims. Promptly after the receipt by any Indemnitee of notice of the commencement of any Action against such Indemnitee by a third party (other than any Action relating to Taxes or any Tax Return, which shall be governed by Section 5.7) such Indemnitee shall, if a claim with respect thereto is or may be made against any Indemnifying Party pursuant to this Article VIII, give such Indemnifying Party written notice thereof. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, the omission results in a failure of actual notice to the Indemnifying Party and the Indemnifying Party is materially damaged as a result of such failure to give notice. Such Indemnifying Party shall have the right to defend such Action, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnitee, provided that the Indemnifying Party so notifies the Indemnitee that it will defend such Action within fifteen (15) days after receipt of such notice and then actually commences promptly the defense of such Action, and otherwise the Indemnitee shall have the right to defend such Action and the Indemnifying Party will reimburse the Indemnitee promptly and periodically for the costs of defending such Action, including reasonable attorneys' fees and expenses reasonably incurred. If the Indemnifying Party is defending such Action, the Indemnitee may retain separate co-counsel at its sole cost and expense and may participate in the defense of such Action.

         Section 8.7. No Circular Recovery. PHL and Sellers hereby agree that they will not make any claim for indemnification against Buyer, APC or any of its Subsidiaries by reason of the fact that PHL, Sellers or any of their officers, directors, agents or other representatives was a controlling Person, director, officer, employee, agent or other representative of APC or any of its Subsidiaries or was serving as such for another Person at the request of APC or any Subsidiary of APC (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Charter, Bylaw, Contractual Obligation or otherwise) with respect to any Action brought by Buyer or any of its Affiliates against PHL and/or Sellers (whether such Action is pursuant to this Agreement, applicable law, or otherwise).

         Section 8.8. Nature of Certain Payments. The following payments shall be deemed for all purposes to be adjustments to the Purchase Consideration: all payments pursuant to Article VIII or pursuant to Sections 2.2.3, 5.7, 5.14, 5.19, 5.21, 5.22 or 5.23.

         Section 8.9. Other Remedies. The remedies set forth under this Article VIII are in addition to any other remedies and rights which might otherwise be available or applicable under any other provisions of this Agreement or otherwise under applicable law.


                                   ARTICLE IX

                     Consent to Jurisdiction; Governing Law

         Section 9.1. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the exclusive jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of Hartford Connecticut, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, for the purpose of any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof or the transactions contemplated hereby or thereby, (ii) hereby waives, and agrees to cause each of its Subsidiaries and Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries and Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any other Closing Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Subsidiaries or Affiliates to commence any Action arising out of or based upon this Agreement or any Closing Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other Action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or Connecticut law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.7 hereof is reasonably calculated to give actual notice.

         Section 9.2. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

                                    ARTICLE X

                                   Termination

         Section  10.1.   Termination  of  Agreement.   This  Agreement  may  be
terminated by the parties only as provided below:

                (a) Buyer, Sellers and PHL may terminate this Agreement by mutual written consent at any time prior to the Closing.

                (b) Buyer may terminate this Agreement by giving written notice to PHL and Sellers at any time prior to the Closing (i) in the event that any representation or warranty made by or on behalf of PHL and Sellers herein or pursuant hereto or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect shall have been inaccurate when made, or any other representation or warranty made by or on behalf of PHL and Sellers herein or in any Closing Agreement shall have been inaccurate in any material respect when made, or in each case if then made would be so inaccurate, and such inaccuracy is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such inaccuracy, (ii) in the event that PHL or Sellers materially breach or violate any covenant or agreement contained herein or in any Closing Agreement to be performed by PHL or Sellers and such breach or violation is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such breach or violation, (iii) if the Closing shall not have occurred on or before June 30, 1999 by reason of the failure of any condition set forth in Article VI hereof to be satisfied (unless the failure results primarily from the failure of any representation or warranty made by or on behalf of Buyer herein or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect to be true and correct or any other representation or warranty made by or on behalf of Buyer herein or in any Closing Agreement to be true and correct in all material respects or from the material breach or violation by Buyer of any covenant or agreement contained herein or in any Closing Agreement).

                (c) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (i) in the event that any representation or warranty made by or on behalf of Buyer herein or pursuant hereto or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect shall have been inaccurate when made, or any other representation or warranty made by or on behalf of Buyer herein or in any Closing Agreement shall have been inaccurate in any material respect when made, or in each case if then made would be so inaccurate, and such inaccuracy is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such inaccuracy, (ii) in the event that Buyer materially breaches or violates any covenant or agreement contained herein or in any Closing Agreement to be performed by Buyer and such breach or violation is not capable of cure or if capable of cure is not so cured within a reasonable period following notice of such breach or violation, or (iii) if the Closing shall not have occurred on or before June 30, 1999 by reason of the failure of any condition set forth in Article VII hereof to be satisfied (unless the failure results primarily from the failure of any representation or warranty made by or on behalf of PHL and Sellers herein or in any Closing Agreement containing qualifications as to materiality or Material Adverse Effect to be true and correct or any other representation or warranty made by or on behalf of PHL and Sellers herein or in any Closing Agreement to be true and correct in all material respects or from the material breach or violation by PHL or Sellers of any covenant or agreement contained herein or in any Closing Agreement).

         Section 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, all obligations of the parties hereunder (other than the obligations under Sections 5.8 (Expenses of Transaction; Accounts), 9.1 (Consent to Jurisdiction), 9.2 (Governing Law), 10.1 (Termination of Agreement), 10.2 (Effect of Termination), 11.1 (Entire
Agreement), 11.6 (Successors and Assigns), 11.7 (Notices), 11.8 (Public Announcements) and 11.10 (Third Party Beneficiaries), each of which shall survive termination) shall terminate without any liability of any party to any other party; provided, however, that no termination shall relieve any party from any liability arising from or relating to breach prior to termination.

                                   ARTICLE XI

                                  Miscellaneous

         Section 11.1. Entire Agreement; Waivers. This Agreement, the Closing Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by Buyer, by Buyer and (ii) in the case of a waiver by Sellers, by Sellers.

         Section 11.2. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed and delivered by Buyer, PHL and Sellers.

         Section 11.3. Survival, etc. All representations, warranties, covenants and agreements made by or on behalf of any party hereto in this Agreement (including, without limitation, in Sellers' Disclosure Letter and the Buyer Disclosure Letter), or pursuant to any document, certificate or other instrument referred to herein or delivered in connection with the transactions contemplated hereby, shall be deemed to have been relied upon by the parties hereto, notwithstanding any investigation made by or on behalf of any of the parties hereto or any opportunity therefor (including without limitation the availability for review of any document), and, subject to the provisions of
Article VIII, shall survive the execution and delivery of this Agreement and the Closing. Neither the period of survival nor the liability of any party with respect to such party's representations, warranties covenants and agreements shall be reduced by any investigation made at any time by or on behalf of any party. If notice of a claim has been given prior to the expiration of any time period set forth herein for any such notice by a party in whose favor such representations, warranties, covenants or agreements have been made to any party that made such representations, warranties, covenants or agreements, then the relevant representations, warranties, covenants or agreements shall survive as to such claim until such claims have been finally resolved.

         Section 11.4. Independence of Representations and Warranties. The parties hereto intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists any other representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant or agreement.

         Section 11.5. Severability. In the event that any provision hereof (including, without limitation, any of the provisions of Section 5.17 hereof) would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof (including, without limitation, each of the provisions of Section 5.17 hereof) are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

         Section 11.6. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns (each of which such transferees, successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that neither PHL, Sellers nor Buyer may assign or transfer (by operation of law or otherwise) any of their respective rights or obligations hereunder.

         Section 11.7. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given only if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to Holdings          Phoenix Home Life Mutual Insurance Company
         or PHL,                 (or, for Holdings)  PM Holdings, Inc.
         to either, at:          One American Row
                                 Hartford, Connecticut  06102-5056
                                 Attention:  Carole A. Masters, Esquire
                                 Telecopier: (860) 403-5182

         With a copy to:         Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                                 New York, NY  10038
                                 Attention:  David Finkelman, Esquire
                                 Telecopier: (212) 806-6006

         If to Vaughan, to
         him at:                 Martin L. Vaughan, III

                                 1450 Lakeview Drive
                                 Deland, Florida 32720

         With a copy to:         Sorokin, Gross & Hyde, P.C.
                                 One Corporate Center
                                 Hartford, Connecticut
                                 Attention:   Morris W. Banks, Esquire
                                 Telecopier:  (860) 522-1781

         If to Buyer, to it at:  Hilb, Rogal and Hamilton Company
                                 4235 Innslake Drive
                                 P.O. Box 1220
                                 Glen Allen, Virginia  23060-1220
                                 Attention:   Walter L. Smith, Esquire
                                 Telecopier:  (804) 747-3138

         With a copy to:         Williams, Mullen, Christian & Dobbins, P.C.
                                 1021 East Cary Street, 16th Floor
                                 Richmond, Virginia 23219
                                 Attention:   Theodore L. Chandler, Jr., Esquire
                                 Telecopier:  (804) 783-6507


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 11.8. Public Announcements. At all times on or before the Closing Date, no party hereto will issue or make any reports, statements or releases to the public or generally to any Persons to whom Buyer or APC or their Subsidiaries provides services or with whom Buyer or APC or their Subsidiaries otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto. If any party hereto is unable to obtain, after reasonable effort, the approval of its public report, statement or release from the other parties hereto and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Each party hereto will also obtain the prior approval by the other parties hereto of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         Section 11.9. Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

         Section 11.10. Third Party Beneficiaries. Except as otherwise provided in Article VIII, nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties, APC or their respective transferees, successors and assigns permitted hereby to any claim, cause of Action, remedy or right of any kind.

         Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


                         (SIGNATURES ON FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed, or have caused to be executed by their respective officers thereunto duly authorized, this Stock Purchase Agreement as of the date first above written.


                PHL:               PHOENIX HOME LIFE MUTUAL
                                   INSURANCE COMPANY


                                   By: /s/ David W. Searfoss
                                       ----------------------------------
                                       Name:  David W. Searfoss
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                SELLERS:           PM HOLDINGS, INC.


                                   By: /s/ David W. Searfoss
                                       ----------------------------------
                                       Name:  David W. Searfoss
                                       Title: Vice President/Chief
                                              Financial Officer

                                   /s/ Martin L. Vaughan, III
                                   --------------------------------------
                                   Martin L. Vaughan, III


                BUYER:             HILB, ROGAL AND HAMILTON
                                   COMPANY


                                   By: /s/ Andrew L. Rogal
                                       ----------------------------------
                                       Name:  Andrew L. Rogal
                                       Title: President and Chief
                                              Executive Officer

EXHIBITS

Exhibit A - Baltimore Lease     [Omitted]

Exhibit B - Indenture     [Omitted]

Exhibit C - Jamestown Lease     [Omitted]

Exhibit D - Miami Lease     [Omitted]

Exhibit E - Registration Rights Agreement

Exhibit F - Risk Management Agreement     [Omitted]

Exhibit G - Rule 145 Representation Letter     [Omitted]

Exhibit H - Vaughan Employment Agreement     [Omitted]

Exhibit I - Voting and Standstill Agreement

Exhibit J - Trademark License Agreement     [Omitted]

Exhibit K - Form of Legal Opinion of Stroock & Stroock & Lavan LLP    [Omitted]

Exhibit L - Form of Legal Opinion of Carole A. Masters     [Omitted]

Exhibit M - Form of Legal Opinion of Sorokin, Gross & Hyde, P.C.   [Omitted]

Exhibit N - Form of Legal Opinion of Williams, Mullen, Christian & Dobbins, P.C.
            [Omitted]


SCHEDULES

Schedule 5.7.1 - APC Electing Subsidiaries     [Omitted]

         The Company will provide the omitted exhibits and schedule to the Commission upon request.

                                                              Exhibit E to Stock
                                                              Purchase Agreement


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of ________ __, 1999, is made between Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), PM Holdings, Inc., a Connecticut corporation ("Holdings"), and Phoenix Home Life Mutual Insurance Company, a New York life insurance company ("PHL").

                              W I T N E S S E T H:

         WHEREAS, the Company, Holdings, PHL and Martin L. Vaughan, III entered into a Stock Purchase Agreement dated March 29, 1999 (the "Stock Purchase Agreement"), under which the Company agreed to acquire from Holdings and Martin
L. Vaughan, III all of the issued and outstanding shares of the capital stock of American Phoenix Corporation, a Connecticut corporation ("APC"); and

         WHEREAS, pursuant to the Stock Purchase Agreement, (i) Holdings acquired __________ shares of the Company's Common Stock (as hereinafter defined) and $22,000,000 principal amount of the Company's Subordinated Debentures (as hereinafter defined), and (ii) PHL acquired $10,000,000 principal amount of the Company's Subordinated Debentures; and

         WHEREAS, the Subordinated Debentures acquired by Holdings and PHL pursuant to the Stock Purchase Agreement are convertible into shares of Common Stock pursuant to the terms of the Subordinated Debentures; and

         WHEREAS, the Company has agreed to enter into this Agreement to provide certain registration rights to Holdings in order to facilitate the distribution of the shares of Common Stock acquired by Holdings pursuant to the Stock
Purchase  Agreement  and any  shares of Common  Stock  that may be  acquired  by
Holdings,   PHL  or  their   Affiliates  upon  conversion  of  the  Subordinated
Debentures.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, the Company, Holdings and PHL hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms have the following meanings:

         (a) "Affiliate" shall mean, as to any specified Person, each other Person directly or indirectly controlling, controlled by or under direct or indirect common control with that specified

Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the following shall not be deemed to be an Affiliate of Holdings or PHL for purposes of this Agreement: (i) Phoenix Investment Partners, Ltd., a Delaware corporation, and its subsidiaries (or any successor thereof), and (ii) any Person registered as an investment company under the Investment Company Act of 1940, as amended.

         (b) "Blue Sky Filing" shall mean a filing made in connection with the registration or qualification of the Registrable Shares under a particular state's securities or blue sky laws.

         (c) "Common Shares" shall mean the __________ shares of Common Stock that Holdings acquired from the Company pursuant to the Stock Purchase Agreement and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

         (d) "Common Stock" shall mean the Common Stock, without par value, of the Company.

         (e) "Effective Period," with respect to the Registrable Shares, shall mean the period from the date of effectiveness of the Registration Statement relating to the Registrable Shares under Section 2.3 below to the date that is two years from the date of such effectiveness; provided, that, for each Holdback Period required by the Company under Article III of this Agreement and for each Discontinuance Period (as defined in Section 2.5(k) below), the Effective Period shall be extended by the number of days during which the applicable Holdback Period or Discontinuance Period was in effect.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "NYSE" shall mean the New York Stock Exchange.

         (h) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement, and shall include, without limitation, corporations, partnerships, limited liability companies and trusts.

         (i) "Prospectus" shall mean the prospectus included in a Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in any such prospectus.

         (j) "Registrable Shares" shall mean collectively (i) the Common Shares and (ii) the aggregate number of shares of Common Stock into which the
Subordinated Debentures are convertible pursuant to the terms of the Subordinated Debentures and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

         (k) "Registration Statement" shall mean a registration statement of the Company under the Securities Act that covers the resale of the Registrable Shares pursuant to the terms of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (l) "SEC" shall mean the Securities and Exchange Commission.

         (m) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (n)   "Subordinated   Debentures"   shall  mean  the  Company's   5.25%
Convertible Subordinated Debentures (Due 2014), in the aggregate principal amount of $32,000,000.

         (o) "Voting and Standstill Agreement" shall mean the Voting and Standstill Agreement, dated ________ __, 1999, executed by the Company, Holdings and PHL in connection with the Stock Purchase Agreement.

                                   ARTICLE II

                           Registration of Securities

         Section 2.1. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Registrable Shares. For the purposes of this Agreement, one or more of the Registrable Shares will no longer be subject to this Agreement when and to the extent that (i) a Registration Statement covering such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been sold pursuant to such effective Registration Statement, (ii) such Registrable Shares are distributed to the public pursuant to Rule 144 under the Securities Act, (iii) such Registrable Shares shall have been otherwise transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer or disposition shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such Registrable Shares under the Securities Act or any similar state law then in force, or (iv) such Registrable Shares have ceased to be outstanding.

         Section 2.2. Registration Rights. Holdings may exercise the demand and piggy-back registration rights to which it is entitled under this Agreement only at a time at which the Holdings Ownership Percentage (as such term is defined in the Voting and Standstill Agreement) exceeds

10% or Holdings is otherwise deemed by the Company to be an Affiliate of the Company. Holdings may not exercise any such rights after ________ __, 2014.

         Section 2.3. Demand Registration.

         (a) Holdings shall have the right, subject to Section 2.2 above, to make one written request to the Company for the registration of all of the Registrable Shares subject to this Agreement that are beneficially owned by Holdings, PHL and their Affiliates at the time of the request. The Company shall not be obligated to register any of the Registrable Shares held by an Affiliate of Holdings or PHL unless and until such Affiliate shall have agreed in writing to indemnify the Company pursuant to Section 4.2 of this Agreement.

         (b) Upon the receipt of the request described in Section 2.3(a) above, the Company shall (i) within 45 days of such request, file a Registration Statement with the SEC under the Securities Act to register the resale of the Registrable Shares as set forth in such request and (ii) use its best efforts to cause such Registration Statement to become effective as soon as practicable after the filing thereof with the SEC. On or before the Closing Date, the Company shall have listed on the NYSE, on a when issued basis, the Registrable Shares.

         (c) The Company shall use its best efforts to maintain the effectiveness of the Registration Statement relating to the Registrable Shares, and maintain the listing of such shares, as applicable, on the NYSE or any exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted, during the Effective Period.

         (d) If the Company is required to effect a Registration Statement pursuant to this Section 2.3, the Company may, in its discretion, include securities, other than Registrable Shares, among the securities covered by such registration.

         (e) The Company shall not be required to effect more than one registration under this Section 2.3.

         Section 2.4 Piggy-Back Registration.

         (a) In the event that the Company shall propose to file a registration statement under the Securities Act relating to a public offering by or through one or more underwriters of shares of Common Stock for the Company's own account or for the account of any holder of shares of Common Stock other than Holdings, PHL or any of their Affiliates (a "Selling Shareholder") and on a form and in a manner that would permit the registration of any of the Registrable Shares for sale to the public under the Securities Act, the Company shall (i) give written notice to Holdings of its intention to do so and of the right of Holdings, subject to Section 2.2 above, to have any or all of the Registrable Shares subject to this Agreement that are beneficially owned by Holdings, PHL and their Affiliates at the time of such notice included among the securities to be covered by such registration statement and (ii) at the written request of Holdings given to the Company within 20 days after the Company provides such notice, use its best efforts to include among the securities covered by such registration statement the number of such Registrable Shares that

Holdings shall have requested be so included (subject, however, to reduction in accordance with Section 2.4(b) below). None of Holdings, PHL and their Affiliates, however, shall be entitled to participate in any offering pursuant to this Section 2.4(a) unless and until Holdings, PHL, if participating, and any participating Affiliate have entered into an underwriting or other agreement with such underwriter or underwriters for such offering in such customary form as such underwriter or underwriters shall reasonably determine.

         (b) Holdings may include Registrable Shares in any registration statement relating to any offering pursuant to Section 2.4(a) above to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by the Company or the Selling Shareholder, as the case may be. If the lead managing underwriter selected by the Company for any such offering determines that marketing factors require a limitation on the number of Registrable Shares to be offered and sold by Holdings, PHL and their Affiliates in such offering, there shall be included in such offering only that number of Registrable Shares, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all shares of Common Stock that the Company or the Selling Shareholder, as the case may be, desires to sell for its own account. In such event and provided that the lead managing underwriter has so notified the Company in writing, the shares of Common Stock to be included in such offering shall consist of (i) the securities that the Company or the Selling Shareholder, as the case may be, proposes to sell, and (ii) the number, if any, of Registrable Shares requested to be included in such registration that, in the opinion of such lead managing underwriter, can be sold without jeopardizing the success of the offering of the shares of Common Stock that the Company or the Selling Shareholder, as the case may be, desires to sell for its own account.

         (c) Nothing in this Section 2.4 shall create any liability on the part of the Company to Holdings, PHL or any of their Affiliates if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 2.4(a) above or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Holdings may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

         Section 2.5. Registration Procedures. In order to comply with the requirements of Sections 2.3 and 2.4 above, the Company will:

         (a) prepare and file with the SEC a Registration Statement covering the Registrable Shares on any form or forms for which the Company then qualifies and that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Shares

                  (i) in connection with the registration of the Registrable Shares pursuant to Section 2.3 above, on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (or any successor rule); provided, however, that the methods of distribution permitted by such Registration Statement shall not include underwritten offerings; or

                  (ii) in connection with a registration that includes any Registrable Shares pursuant to Section 2.4 above, in accordance with the intended methods of distribution thereof.

         (b) prepare and file with the SEC pre- and post-effective amendments to the Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company, or by the Securities Act or the rules and regulations thereunder, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares;

         (c) furnish to Holdings such number of copies of the Registration Statement and each pre- and post-effective amendment thereto, any Prospectus or Prospectus supplement and each amendment thereto and such other documents as Holdings may reasonably request in order to facilitate the transfer or disposition of the Registrable Shares by Holdings;

         (d) make such Blue Sky Filings, if necessary, to register or qualify the Registrable Shares under such state securities or blue sky laws of such jurisdictions as Holdings may reasonably request, and do any and all other acts that may be reasonably necessary or advisable to enable Holdings to consummate the transfer or disposition in such jurisdictions of the Registrable Shares, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.5(d), it would not be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

         (e) notify Holdings, at any time when a Prospectus is required to be delivered under the Securities Act with respect to one or more of the Registrable Shares, of the Company's becoming aware that a Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare and furnish to Holdings a reasonable number of copies of an amendment to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (f)  notify Holdings

                  (1) when any Prospectus or Prospectus supplement or pre- or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when such Registration Statement or post-effective amendment has become effective;

                  (2) of any request by the SEC or any other applicable regulatory authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

                  (3) of the issuance by the SEC or any other applicable regulatory authority of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purpose; and

                  (4) of the receipt by the Company of any written notification of the suspension of the registration or qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or any threats of any proceeding for such purpose;

         (g) make generally available to the Company's shareholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 2.5(g) if it has complied with Rule 158 under the Securities Act;

         (h) use its best efforts to provide a transfer agent and registrar for the Registrable Shares covered by the Registration Statement no later than the effective date of such Registration Statement;

         (i) cooperate with Holdings to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as Holdings may reasonably request;

         (j) provide Holdings and any attorney, accountant or other agent retained by Holdings (collectively, the "Inspectors") with reasonable access during normal business hours to appropriate officers of the Company and its subsidiaries to ask questions and to obtain information that any such Inspector may reasonably request and make available for inspection all financial and other records, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to the Company; and

         (k) in the event of the issuance of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or any order suspending or preventing the use of any related Prospectus or suspending the registration or qualification of any Registrable Shares for sale in any jurisdiction, the Company promptly will use its best efforts to obtain its withdrawal.

         Holdings shall furnish to the Company in writing such information regarding Holdings, PHL and their Affiliates as is required to be disclosed pursuant to the Securities Act. Holdings agrees to notify the Company promptly of any inaccuracy or change in information previously furnished by Holdings to the Company or of the happening of any event in either case as a result of which the Registration Statement, a Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact regarding Holdings, PHL or any of their Affiliates or omits to state a material fact regarding Holdings, PHL or any of their Affiliates required to be stated therein or necessary to make the statements therein not misleading and to furnish promptly to the Company any additional information required to correct and update any previously furnished information or required so that such Registration Statement, Prospectus, or amendment or supplement, shall not contain, with respect to Holdings, PHL or any of their Affiliates, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         Holdings agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.5(e) or (k) above, Holdings will forthwith discontinue (and cause any Affiliate, and PHL and any of its Affiliates, to discontinue) the transfer or disposition of any Registrable Shares pursuant to the Prospectus relating to the Registration Statement covering such Registrable Shares until Holdings' receipt of the copies of the amended or supplemented Prospectus contemplated by Section 2.5(e) or the withdrawal of any order contemplated by Section 2.5(k), and, if so directed by the Company, Holdings will deliver to the Company all copies, other than permanent file copies then in Holdings' possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice. The period during which any discontinuance under this paragraph is in effect is referred to herein as a "Discontinuance Period."

         Section 2.6. Registration Expenses.

         (a) In connection with the registration of the Registrable Shares pursuant to Section 2.3 above, the Company will pay any and all out-of-pocket expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all registration and filing fees with the SEC relating to the shares of Common Stock into which the Subordinated Debentures are convertible pursuant to the terms of the Subordinated Debentures,
(ii) all fees and expenses of complying with state  securities or blue sky laws,
(iii) all printing and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Shares on the NYSE, or any other exchange or automated interdealer quotation system as then applicable, (v) the fees and disbursements of the Company's counsel and of its independent public accountants, and (vi) the fees and expenses of any special experts retained by the Company in connection with the requested registration, and Holdings shall pay any and all out-of-pocket expenses incurred by Holdings, including, without limitation, (x) all registration and filing fees with the SEC relating to the Common Shares, (y) all fees or disbursements of counsel to Holdings and (z) all brokerage commissions, fees and expenses and all transfer taxes and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Shares.

         (b) In connection with a registration that includes any Registrable Shares pursuant to Section 2.4 above, Holdings will pay any and all out-of-pocket expenses attributable to such Registrable Shares, including, without limitation, (i) all registration and filing fees with the SEC and the National Association of Securities Dealers, Inc., (ii) all fees and expenses associated with qualifying the Registrable Shares with state securities or blue sky laws, (iii) any fees or disbursements of counsel to Holdings, and (iv) any brokerage commissions and fees, underwriting discounts and commissions, transfer taxes and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Shares.

                                   ARTICLE III

                                 Holdback Period

         If one or more underwritten public offerings of shares of Common Stock (other than the Registrable Shares) by the Company occur during the Effective Period, then, in connection with each such public offering, the Company may require Holdings, PHL and their Affiliates to refrain from, and Holdings, PHL and their Affiliates will refrain from, selling any of the Registrable Shares for a period determined by the Company but not to exceed 120 days (or such lesser period as the Company may require its officers and directors or other holders of shares of Common Stock to so refrain) (each such period referred to as a "Holdback Period") so long as the Company delivers written notice to Holdings of the Company's requirement of a Holdback Period and the length of such Holdback Period prior to commencement of the Holdback Period.

                                   ARTICLE IV

                          Indemnification; Contribution

         Section 4.1. Indemnification by the Company. The Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, and, subject to Section 4.3 below, defend Holdings, PHL, each of their Affiliates (i) to whom Holdings or PHL transferred Registrable Shares in a manner permitted by the Voting and Standstill Agreement and (ii) who is listed as a selling shareholder in the Prospectus, and their respective officers, directors, employees, agents, representatives and each other Person, if any, who controls Holdings within the meaning of the Securities Act (each, a "Company Indemnitee"), against any and all losses, claims, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any action or proceeding, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions (collectively, "Losses"), with respect to sales of Registrable Shares under the Registration Statement, insofar as any Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any pre- or post-effective amendment thereto or in any Blue Sky Filing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not (i) apply to Losses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Company Indemnitee from time to time specifically for use in the Registration Statement, the Prospectus or any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any Person, to the extent that any such Loss arises out of such Person's failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement, or omission or alleged omission, at or prior to the written confirmation of the sale of the Registrable Shares to such Person if such statement or omission was corrected in the Prospectus or any amendment or supplement thereto prior to the written confirmation of the sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee or any other Person and shall survive the transfer of such securities by such Company Indemnitee.

         Section 4.2. Indemnification by Holdings. Holdings and PHL will, and hereby agree to, indemnify and hold harmless and, subject to Section 4.3 below, defend (in the same manner and to the same extent as set forth in Section 4.1 above), and cause each of their Affiliates who is listed as a selling shareholder in the Prospectus to so indemnify, hold harmless and defend, the Company and the Company's officers, directors, employees, agents, representatives and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any such untrue statement or alleged untrue statement in, or any such omission or alleged omission from, the Registration Statement, any Prospectus, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Holdings, PHL or any of their Affiliates from time to time specifically for use in the Registration Statement, the Prospectus, and any such amendment or supplement thereto. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or any other Person and shall survive the transfer of such securities by Holdings and PHL. The liability of an indemnifying party under this Section 4.2 shall be limited to the amount of the net proceeds received by such indemnifying party upon the resale of any Registrable Shares pursuant to the Registration Statement creating such liability.

         Section 4.3. Notices of Claims. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 4.1 and 4.2 above, such indemnified party will give, if a claim in respect thereof is to be made against an indemnifying party, written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent that the indemnifying party is actually prejudiced in any material respect by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of reasonable investigation. If the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim in each case at the indemnifying party's expense. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully informed at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense, except that the indemnifying party shall be liable for such reasonable costs and expenses if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist as described above. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party informed at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a general written release from all liability with respect to such claim or litigation.

         Section 4.4. Indemnification Payments. The indemnification required by this Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense as and when bills are received or Losses are incurred, subject to the receipt of such documentary support therefor as the indemnifying party may reasonably request.

         Section 4.5. Contribution.  If the indemnification provided for in this
Article IV is unavailable to or insufficient to hold harmless a party otherwise entitled to be indemnified thereunder in respect to any Losses referred to therein, then the parties required to provide indemnification under this Article IV shall contribute to the amount paid or payable by such party as a result of Losses in such proportion as is appropriate to reflect the relative fault of each such indemnifying party in connection with the statements or omissions that resulted in such Losses. The relative fault of each indemnifying party shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Holdings and PHL agree that it would not be just and equitable if contributions pursuant to this Section 4.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 4.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         Section 4.6. Other Rights and Liabilities. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                                    ARTICLE V

                            Rule 144 Representations

         The Company covenants that, for the time that the Holdings Ownership Percentage (as such term is defined in the Voting and Standstill Agreement) exceeds 10% or Holdings is otherwise deemed by the Company to be an Affiliate of the Company, it will use its best efforts to:

                  (i) file with the SEC all reports and other documents required to be filed by the Company under the Exchange Act and the rules and regulations promulgated thereunder;

                  (ii) if not required to file such reports and documents referred to in subsection (i) above, keep publicly available certain information regarding the Company, as contemplated by Rule 144(c)(2) under the Securities Act; and

                  (iii) take all other actions reasonably necessary to enable Holdings, PHL and their Affiliates to sell the Registrable Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act.

                                   ARTICLE VI

                                  Miscellaneous

         Section 6.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

          If to the Company,       Hilb, Rogal and Hamilton Company
          to it at:                4235 Innslake Drive
                                   Glen Allen, Virginia  23060
                                   Telecopier:  (804) 747-3138
                                   Attention:  Andrew L. Rogal


             With a copy to:       Williams Mullen Christian & Dobbins
                                   1021 East Cary Street, 16th Floor
                                   Richmond, Virginia  23219
                                   Telecopier:  (804) 783-6507
                                   Attention: Theodore L. Chandler, Jr., Esquire


         If to Holdings            PM Holdings, Inc.
         or PHL, to them at:       One American Row
                                   Hartford, Connecticut  06115
                                   Telecopier: (860) 403-5182
                                   Attention:  Carole A. Masters, Esquire

                                   Phoenix Home Life Mutual Insurance Company
                                   One American Row
                                   Hartford, Connecticut  06115
                                   Telecopier: (860) 403-5182
                                   Attention:  David W. Searfoss
                                               Executive Vice President and
                                               Chief Financial Officer


             With a copy to:       Stroock & Stroock & Lavan LLP
                                   180 Maiden Lane
                                   New York, New York  10038-4982
                                   Telecopier:  (212) 806-6006
                                   Attention:  David L. Finkelman, Esquire

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 6.2. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Holdings and by the Company following approval thereof by a majority of the Continuing Directors (as such term is defined in the Voting and Standstill Agreement).

         Section 6.3. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent, which consent will not be required in the event of the transfer of all of the Registrable Shares beneficially owned by Holdings in accordance with Sections 4.1(g) or 4.1(h) of the Voting and Standstill Agreement.

         Section 6.4. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Stock Purchase Agreement.

         Section 6.5. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 6.6. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 6.7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section  6.8.  No Third  Party  Beneficiaries.  Except as  provided  in
Article IV above, this Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

         Section 6.9. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, for the purpose of any Action (as such term is defined in the Stock Purchase Agreement) arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or Connecticut law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.1 above is reasonably calculated to give actual notice. Notwithstanding anything contained in this Section 6.9 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

         Section 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         Section 6.11. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 6.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         Section 6.13. Expenses. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

         Section 6.14. Severability. In the event that any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of this Agreement are severable, and in the event that any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Registration Rights Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


                                HILB, ROGAL AND HAMILTON COMPANY


                                By: ______________________________________
                                    Name:  Andrew L. Rogal
                                    Title: President and Chief Executive Officer


                                PM HOLDINGS, INC.


                                By:
                                    ______________________________________
                                    Name:
                                    Title:


                                PHOENIX HOME LIFE MUTUAL INSURANCE
                                   COMPANY


                                By:
                                    ______________________________________
                                    Name:
                                    Title:

                                                              Exhibit I to Stock
                                                              Purchase Agreement


                         VOTING AND STANDSTILL AGREEMENT

         THIS VOTING AND STANDSTILL AGREEMENT (the "Agreement"), dated as of ___________, 1999, is made by and among Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), PM Holdings, Inc., a Connecticut corporation ("Holdings"), and Phoenix Home Life Mutual Insurance Company, a New York life insurance company ("PHL").

                              W I T N E S S E T H:

         WHEREAS, the Company, Holdings, PHL and Martin L. Vaughan, III entered into a Stock Purchase Agreement dated March 29, 1999 (the "Stock Purchase Agreement"), under which the Company agreed to acquire from Holdings and Martin
L. Vaughan, III all of the issued and outstanding shares of the capital stock of American Phoenix Corporation, a Connecticut corporation ("APC"); and

         WHEREAS, pursuant to the Stock Purchase Agreement, (i) Holdings acquired __________ shares of the Company's Common Stock (as hereinafter defined) and $22,000,000 principal amount of the Company's Subordinated Debentures (as hereinafter defined), and (ii) PHL acquired $10,000,000 principal amount of the Company's Subordinated Debentures; and

         WHEREAS, the Subordinated Debentures acquired by Holdings and PHL pursuant to the Stock Purchase Agreement are convertible into shares of Common Stock pursuant to the terms of the Subordinated Debentures; and

         WHEREAS, the parties to this Agreement desire to establish certain rights and obligations in connection with the relationship of Holdings and PHL to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, the Company, Holdings and PHL hereby agree as follows:

                                    ARTICLE I

                   Definitions; Representations and Warranties

         Section 1.1. Definitions. Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms have the following meanings:

         (a) "Adjusted Outstanding Shares" shall mean, at any time and with respect to the determination of (i) the Holdings Ownership Percentage as it relates to Holdings and its Affiliates, (ii) the Standstill Percentage as it relates to Holdings and its Affiliates, and (iii) any other percentage of the beneficial ownership of Common Stock as it relates to a Person or Group, the total number of shares of Common Stock then issued and outstanding together with the total number of shares of Common Stock not then issued and outstanding that would be outstanding if all then existing Subordinated Debentures had been converted.

         (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement, and shall include, with respect to a determination of the Affiliates of Holdings, any Affiliate of PHL; provided, however, that (i) PXP and its subsidiaries and (ii) any Person registered as an investment company under the Investment Company Act of 1940, as amended, which might otherwise be deemed to be an "affiliate" of Holdings or PHL within the meaning of Rule 12b-2 under the Exchange Act (a "Related Investment Company"), shall not be deemed to be Affiliates of Holdings or PHL for purposes of this Agreement to the extent their respective businesses consist principally of investing in securities, investment management and/or advisory services, and any shares of Common Stock or other equity securities of the Company acquired, or caused to be acquired, by PXP and its subsidiaries or such Related Investment Company in the conduct of their respective businesses in the ordinary course for the account of, or for the benefit of, clients of PXP or its subsidiaries, policyholders or investors (other than Holdings, PHL or their Affiliates), and not with the purpose of avoiding the provisions of Section 3.1 below, shall not be deemed, for purposes of this Agreement, to be beneficially owned by Holdings, PHL or their Affiliates.

         (c) "Beneficial ownership," "beneficial owner" and "beneficially own" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement; provided that Holdings and each of its Affiliates and any Person or Group shall be deemed to be the beneficial owners of any shares of Common Stock that Holdings or such Affiliate, Person and/or Group, as the case may be, has the right to acquire within sixty (60) days after the determination date pursuant to any other agreement, arrangement or understanding or upon the exercise of conversion or exchange rights, warrants, options or otherwise, including but not limited to any right to acquire shares of Common Stock through the conversion of the Subordinated Debentures.

         (d) "Board of Directors" shall mean the Board of Directors of the Company.

         (e) "Business Day" shall mean any day on which banking institutions in New York, New York are customarily open for the purpose of transacting business.

         (f) "Common Stock" shall mean the Common Stock, without par value, of the Company.

         (g) "Continuing Directors" shall mean the members of the Board of Directors of the Company immediately prior to the Closing Date and any future members of the Board of Directors nominated by the Board of Directors; provided, however, that no Holdings Director shall constitute a Continuing Director or be counted in determining the presence of a quorum of Continuing Directors.

         (h) "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         (i) "Group" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

         (j) "Holdings Designee" shall mean a member of the Board of Directors of the Company who was designated by Holdings for nomination pursuant to this Agreement, but shall not include Robert W. Fiondella or Martin L. Vaughan, III.

         (k) "Holdings Directors" shall mean Robert W. Fiondella and the Holdings Designee.

         (l) "Holdings Ownership Percentage" shall mean, at any time, the percentage of the Adjusted Outstanding Shares that is beneficially owned in the aggregate by Holdings, PHL and their Affiliates. Immediately following the consummation of the transactions contemplated by the Stock Purchase Agreement, the Holdings Ownership Percentage was ____%.

         (m) "Holdings Securities" shall mean collectively (i) the _________ shares of Common Stock that Holdings acquired pursuant to the terms of the Stock Purchase Agreement, (ii) the Subordinated Debentures acquired by Holdings and PHL pursuant to the terms of the Stock Purchase Agreement, (iii) the shares of Common Stock into which the Subordinated Debentures are convertible pursuant to the terms of the Subordinated Debentures and (iv) any other shares of Common Stock that Holdings, PHL and their Affiliates may acquire from time to time, including without limitation such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

         (n) "HRH Designee" shall mean a member of the Board of Directors of the Company who was designated by the Continuing Directors for appointment or nomination pursuant to this Agreement.

         (o) "Indenture" shall mean the Indenture, dated ____________, 1999, executed by the Company and _______________, as Trustee, in connection with the issuance of the Subordinated Debentures.

         (p) "NYSE Rules" shall mean the rules and regulations of the New York Stock Exchange as in effect from time to time.

         (q) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement, and shall include, without limitation, corporations, partnerships, limited liability companies and trusts.

         (r) "PXP" shall mean Phoenix Investment Partners, Ltd., a Delaware corporation, approximately 60% of the common stock of which is currently owned by Holdings.

         (s) "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated ___________, 1999, executed by the Company, Holdings and PHL in connection with the Stock Purchase Agreement.

         (t) "Subordinated Debentures" shall mean the Company's 5.25% Convertible Subordinated Debentures (Due 2014), in the aggregate principal amount of $32,000,000, acquired by Holdings and PHL pursuant to the Stock Purchase Agreement.

         (u) "Standstill Percentage" shall mean, at any time, 20.0% of the Adjusted Outstanding Shares.

         (v) "Transfer" shall mean sell, transfer, assign, pledge, hypothecate, give away or in any manner dispose of any Common Stock or Subordinated Debentures.

         Section 1.2. Representations and Warranties of Holdings. Holdings represents and warrants to the Company as follows:

         (a) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut.

         (b) Except for the Holdings Securities, neither Holdings nor any of its Affiliates beneficially owns any Common Stock or any options, warrants or rights of any nature (including conversion and exchange rights) to acquire beneficial ownership of any Common Stock.

         (c) Holdings has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Holdings have been duly authorized by all necessary corporate action on behalf of Holdings. This Agreement is enforceable against Holdings in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

         (d) The execution, delivery and performance of this Agreement by Holdings does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws (or comparable documents) of Holdings, or any statute, law, regulation, order or decree applicable to Holdings, or any contract, commitment, agreement, arrangement or restriction of any kind to which Holdings is a party or by which Holdings is bound, other than such violations as would not prevent or materially delay the performance by Holdings of its obligations hereunder or otherwise subject the Company to any material claim or liability.

         Section 1.3. Representations and Warranties of PHL. PHL represents and warrants to the Company as follows:

         (a) PHL is a life insurance company duly organized, validly existing and in good standing under the laws of the State of New York.

(b) PHL has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by PHL have been duly authorized by all necessary corporate action on behalf of PHL. This Agreement is enforceable against PHL in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

         (c) The execution, delivery and performance of this Agreement by PHL does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws (or comparable documents) of PHL, or any statute, law, regulation, order or decree applicable to PHL, or any contract, commitment, agreement, arrangement or restriction of any kind to which PHL is a party or by which PHL is bound, other than such violations as would not prevent or materially delay the performance by PHL of its obligations hereunder or otherwise subject the Company to any material claim or liability.

         Section 1.4. Representations and Warranties of the Company. The Company hereby represents and warrants to Holdings and PHL as follows:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         (b) The Company has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action on behalf of the Company. This Agreement is enforceable against the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law).

         (c) The execution, delivery and performance of this Agreement by the Company does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws of the Company, or any statute, law, regulation, order or decree applicable to the Company, or any contract, commitment, agreement, arrangement or restriction of any kind to which the Company is a party or by which the Company is bound, other than such violations as would not prevent or materially delay the performance by the Company of its obligations hereunder or otherwise subject Holdings or PHL to any material claim or liability.

                                   ARTICLE II

                              Board Representation

         Section 2.1. Initial Board Representation. On the later of the Closing Date or the date of the Company's 1999 annual meeting of shareholders, the Company will (a) take such action as may be necessary to increase the size of the Board of Directors from nine (9) to thirteen (13) directors, (b) upon receipt of executed letter agreements regarding resignation in the form attached to this Agreement as Exhibit A, fill two (2) of the vacancies created thereby with Martin

L. Vaughan, III and the Holdings Designee in accordance with the applicable provisions of the Charter and Bylaws of the Company, and (c) fill the remaining two (2) vacancies created thereby with Robert W. Fiondella and the HRH Designee in accordance with the applicable provisions of the Company's Charter and Bylaws. With respect to the four (4) directors appointed to the Board of Directors pursuant to this Section 2.1, the Company will (i) appoint Robert W. Fiondella and Martin L. Vaughan, III to the Class whose current term expires in 2000, the Holdings Designee to the Class whose current term expires in 2001 and the HRH Designee to the Class whose current term expires in 2002, and (ii) subject to the right of Holdings to designate a new Holdings Designee as a substitute for the initial Holdings Designee, nominate and recommend each for election as a director to the respective Class designated above at the next annual meeting of the Company's shareholders following such appointments; provided that, if any such director is not elected by the shareholders of the Company, the Company shall have no further obligations under this Section 2.1 for the applicable year; and provided further that the Company shall be under no obligation to appoint or recommend for election the Holdings Designee or Martin
L. Vaughan, III to the Board of Directors unless and until it has received from such director an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A. The HRH Designee shall be an executive officer of the Company at the time of appointment or nomination by the Company. Any person designated by Holdings to be the Holdings Designee shall be reasonably acceptable to the Continuing Directors, and, if found unacceptable by the Continuing Directors (i) the Company shall not be obligated to appoint or recommend for election any such person to the Board of Directors and (ii) Holdings shall be entitled to designate a replacement that is reasonably acceptable to the Continuing Directors.

         Section 2.2. Continuing Board Representation.

         (a) Except as otherwise  expressly  provided by the  provisions of this
Article II, the Company agrees that, during the term of this Agreement, it will not take or recommend to its shareholders any action that would cause the Board of Directors to consist of any number of directors other than thirteen (13) directors; provided, however, that the Company may increase the number of directors on the Board of Directors (i) in connection with the consummation of business combination transactions wherein the Company has agreed to increase the size of the Board of Directors or (ii) with the consent of Holdings, which will not be unreasonably withheld; and provided further, that the Company may reduce the number of directors on the Board of Directors in the event of the death, resignation or removal of any director pursuant to the Company's Bylaws or this Agreement (unless such death, resignation or removal relates to the Holdings Designee and Holdings has the right under this Article II to designate a replacement).

         (b) Subject to the provisions of Sections 2.2(a), 2.2(c) and 2.5 hereof regarding reductions in the size of the Board of Directors and any required resignation of the Holdings Designee, during the term of this Agreement the Company will nominate and recommend the Holdings Directors for election in the applicable year in which their respective Class terms expire; provided that, if any such Holdings Director is not elected by the shareholders of the Company, the Company shall have no further obligations under this Section 2.2(b) for the applicable year; and provided further that the Company shall be under no obligation to nominate or recommend for election the Holdings Designee to the Board of Directors unless and until it has received from such director an executed letter agreement regarding resignation in the form attached to this

Agreement as Exhibit A. Any person designated by Holdings to be a Holdings Designee shall be reasonably acceptable to the Continuing Directors, and, if found unacceptable by the Continuing Directors (i) the Company shall not be obligated to appoint or recommend for election any such person to the Board of Directors and (ii) Holdings shall be entitled to designate a replacement that is reasonably acceptable to the Continuing Directors.

         (c) The Company shall have no obligation to nominate or recommend a Holdings Director for election to the Board of Directors after the termination of this Agreement pursuant to Article VI hereof or upon the occurrence of the following events:

                  (i) With respect to the Holdings Designee, upon the earlier of
         (x) the date when the Holdings Ownership Percentage is less than ten percent (10%), or (y) subject to the right of Holdings to designate a replacement Holdings Designee pursuant to Section 2.7 hereof, his death, disability or attainment of the age of seventy (70) years; or

                  (ii) With respect to Robert W. Fiondella, upon the earlier of his death, disability or attainment of the age of seventy (70) years; or

                  (iii) With respect to each of the Holdings Directors, upon a final determination by a court of competent jurisdiction that this Agreement has been breached by PHL, Holdings or their Affiliates.

         For purposes of this Section 2.2(c) and Section 2.5(b) below, the term "disability" shall mean the inability to perform the duties of a director as a result of a physical or mental incapacity (or combination thereof) for a period longer than three (3) consecutive months or for more than six (6) months in any consecutive twelve (12) month period, in each case determined by the written opinion of such director's regular attending physician.

         The Company may take such action as may be necessary to reduce the size of the Board of Directors upon the occurrence of the events set forth in (c)(i) and (c)(iii) above or in the event of Mr. Fiondella's death or disability. Upon attaining the age of seventy (70) years, Mr. Fiondella may continue to serve as a director for the remainder of his then current term on the Board of Directors and thereafter the Company may take such action as may be necessary to reduce the size of the Board of Directors by one director.

         (d) Until the earlier to occur of (i) the date on which there are no Holdings Directors serving on the Board of Directors pursuant to this Agreement or (ii) the expiration of this Agreement, the Company agrees that it will not take or recommend to its shareholders any action that would result in any amendment to the Company's Bylaws in effect on the date hereof that would impose any qualifications on the eligibility of directors of the Company to serve on any committee of the Board of Directors, except as may be required by the NYSE Rules, the rules and regulations under the Internal Revenue Code of 1986, as amended, relating to the qualification of employee stock benefit plans and the deductibility of compensation paid to executive officers, the rules and regulations under Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule, and the Company's Bylaws.

         Section 2.3.  Committee  Representation.  Until the earlier to occur of
(i) the date on which there are no Holdings Directors serving on the Board of Directors pursuant to this Agreement or (ii) the expiration of this Agreement, to the extent that, and for so long as, but only insofar as required by applicable law or NYSE Rules, any of the Holdings Directors is qualified under the then-current NYSE Rules, the rules and regulations under the Internal Revenue Code of 1986, as amended, relating to the qualification of employee stock benefit plans and the deductibility of compensation paid to executive officers, the rules and regulations under Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule, the Board of Directors shall designate, as it deems appropriate, each of the Holdings Directors to serve on at least one committee of the Board of Directors (whether existing on the date hereof or formed or constituted after the date hereof).

         Section 2.4. Resignations at the Request of Holdings; Vacancies. Holdings shall have the right to request the resignation from the Board of Directors of the Holdings Designee pursuant to the terms of Exhibit A. In the event that the Holdings Designee for any reason ceases to serve as a member of the Board of Directors during his or her term of office and at such time Holdings would have the right to a designation hereunder if an election for the resulting vacancy were to be held, Holdings may designate a person to fill such vacancy (a "Holdings Designee Vacancy"); provided that, the person so designated shall be reasonably acceptable to the Continuing Directors. Subject to the foregoing and Section 2.2 hereof, the Company agrees to (i) appoint Holdings' designee to the Board of Directors to fill the Holdings Designee Vacancy and to serve until the next annual meeting of the Company's shareholders and (ii) nominate and recommend the Holdings' designee for election to the Board of Directors at the next annual meeting of the Company's shareholders to fill the remaining term of the class of directors to which such designee was appointed; provided further that the Company shall be under no obligation to appoint, nominate or recommend for election any such designee to fill an Holdings Designee Vacancy unless and until it has received from such designee an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A. Other than with respect to the foregoing provisions relating to a Holdings Designee Vacancy, the Board of Directors shall have the sole and exclusive right to designate a replacement director in the event of any vacancy on the Board of Directors.

         Section 2.5. Required Resignations.

         (a) On the earlier of (i) the date when the Holdings Ownership Percentage is less than ten percent (10%), or (ii) the date of any final determination by a court of competent jurisdiction that this Agreement has been breached by PHL, Holdings or their Affiliates, Holdings shall, within five (5) Business Days, use its best efforts to cause the Holdings Designee to resign from the Board of Directors. In the event of any decrease in the Holdings Ownership Percentage to below such ten percent (10%) threshold, any subsequent increase in the Holdings Ownership Percentage to or above such ten percent (10%) threshold shall not entitle Holdings to reinstate, elect or designate any Holdings Designee to the Board of Directors. If Holdings does not cause the resignation of the Holdings Designee within such five (5) Business Day period, the Company may seek such resignation or, in the alternative, the Continuing Directors may seek the removal of the Holdings Designee.

         (b) In the event of the disability or termination of employment of Martin L. Vaughan, III under the Employment Agreement between the Company and Martin L. Vaughan, III dated ______________, 1999, the Company may request
Martin L. Vaughan, III to resign from the Board of Directors. If such resignation is not received by the Company within five (5) Business Days from the date of the Company's request for resignation, the Company may seek his removal in accordance with the letter agreement attached hereto as Exhibit A.

         (c) Upon any shareholder vote relating to the removal of a director for failure to resign pursuant to this Section 2.5, Holdings and its Affiliates shall (i) attend any meeting either in person or by proxy and (ii) vote in favor of such removal. At such time as a director becomes subject to resignation pursuant to this Section 2.5, the Board of Directors may amend its Bylaws or take such other action as it deems appropriate to reduce the number of directors constituting the Board of Directors proportionately or fill the vacancy caused by such resignation(s) with its own nominee in accordance with the applicable provisions of the Charter and Bylaws of the Company.

         Section 2.6. No Voting Trust. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the Virginia Stock Corporation Act or any other applicable corporation law.

         Section 2.7. Notification of Designation. Holdings shall notify the Company in writing not later than March 1st of the year in which the Holdings Designee's term on the Board of Directors expires as to the designation of the person to be nominated for election as the Holdings Designee at the annual meeting of the Company's shareholders for such year; provided that, if Holdings should fail to so notify the Company of its Holdings Designee by such date, Holdings shall be deemed to have designated the then current Holdings Designee for nomination to the Board of Directors at the next annual meeting of shareholders. Holdings shall cause the Holdings Designee to provide promptly information that may be required under the Exchange Act for inclusion in the Company's proxy statement for such annual meeting and shall cooperate with the Company in obtaining any such information, including but not limited to the prompt completion of any director questionnaires applicable to the directors generally. Holdings shall have the sole and exclusive right to designate the Holdings Designee under this Article II and the Company shall not be required to accept a designation from any Person other than Holdings; provided, however, that to the extent that Holdings Transfers all of the Holdings Securities beneficially owned by Holdings to (i) an Affiliate of Holdings or PHL in compliance with Section 4.1(g) hereof or (ii) a Person surviving a merger or formed by a consolidation pursuant to Section 4.1(h) hereof, such Affiliate or Person shall have the sole and exclusive right to designate the Holdings Designee under this Article II from and after the date of such Transfer.

         Section 2.8. No Duty to Designate; Reduction of Board Representation. Nothing contained in this Article II shall be construed as requiring Holdings to designate any Holdings Designee or as requiring any Holdings Director, once elected, to continue to serve in office if such Holdings Director elects to resign. Until the earlier to occur of (i) the date on which there are no Holdings Directors serving on the Board of Directors pursuant to this Agreement or (ii) the expiration of this Agreement, in the event of any vacancy created by the death, resignation or removal of the Holdings Designee or the failure of Holdings to designate an Holdings Designee, other than a vacancy created by the resignation or removal of an Holdings Designee pursuant to Section 2.5 above, Holdings may notify the Company in writing that it does not intend to designate a person to fill such vacancy, and the Company thereafter may take such action as may be necessary either to reduce the size of the Board of Directors by one director or fill the vacancy with its own designee.

                                   ARTICLE III

                     Standstill Restrictions; Voting Matters

         Section 3.1. Standstill Restrictions.

         (a) During the term of this Agreement, PHL and Holdings covenant and agree that PHL and Holdings shall not, and shall not permit any of their Affiliates to, either individually or as part of a Group, directly or indirectly:

                  (i) acquire (other than acquisitions resulting from corporate action taken by the Board of Directors with respect to any pro rata distribution of shares of Common Stock in connection with any stock split, stock dividend, recapitalization, reclassification or similar transaction), propose to acquire (or publicly announce or otherwise disclose an intention to propose to acquire), offer to acquire, or agree to acquire any Common Stock (or any options, warrants, rights or other securities exercisable for, or convertible or exchangeable into, Common Stock, including without limitation the Subordinated Debentures) if the effect of such acquisition would cause the Holdings Ownership Percentage to equal or exceed the Standstill Percentage (other than as a result of any stock purchases or repurchases by the Company); provided that this
Section 3.1(a)(i) shall not apply to (a) any acquisition of Common Stock or of options, warrants, rights or other securities exercisable for, or convertible or exchangeable into, Common Stock granted to any Person, including without limitation Holdings Directors, pursuant to any benefit plan of the Company or any of its Affiliates or the exercise, conversion or exchange of any such option, warrant, right or other security or (b) any acquisition of Common Stock upon the exercise by PHL, Holdings or their Affiliates of rights pursuant to any Rights Agreement that may be adopted by the Company for the purpose of deterring coercive takeover activities with respect to the Company, provided that all of the shares of Common Stock so acquired upon the exercise of the rights shall be subject to all of the terms of this Agreement;

                  (ii) propose (or publicly announce or otherwise disclose an intention to propose), solicit, offer, seek or take any action to effect, negotiate with or provide any confidential information relating to the Company or its business to any other Person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company (other than (x) any of the foregoing that has been approved by the Board of Directors or (y) in connection with any tender or exchange offer in which the Board of Directors has (a) recommended that its shareholders accept such offer or (b) after ten (10) business days (as defined in Rule 14d-1 under the Exchange Act as in effect on the date of this Agreement) from the date of commencement of such offer, expressed no opinion, remained neutral, was unable to take a position or otherwise did not oppose or recommend that its shareholders reject such offer);

                  (iii) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange
Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Common Stock or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company; provided that nothing in this Section 3.1(a)(iii) shall apply to any deemed solicitation of proxies by the Holdings Directors that may result from such Holdings Directors' position or status as a director of the Company at the time of any general solicitation of proxies by the management of the Company;

                  (iv) form, participate in or join any Person or Group with respect to any Common Stock or Subordinated Debentures, or otherwise act in concert with any Person for the purpose of (x) acquiring beneficial ownership of any Common Stock or Subordinated Debentures or (y) holding or disposing of Common Stock or Subordinated Debentures for any purpose prohibited by this
Section 3.1(a);

                  (v) except as specifically provided in Section 3.2 below, deposit any Common Stock or Subordinated Debentures into a voting trust or subject any Common Stock or Subordinated Debentures to any arrangement or agreement with respect to the voting thereof;

                  (vi) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other Person to initiate, propose or otherwise solicit any such shareholder proposal;

                  (vii) except as specifically provided in Article II of this Agreement, seek election to or seek to place a representative on the Board of Directors, or seek the removal of any member of the Board of Directors (other than a Holdings Director);

                  (viii) call or seek to have called any meeting of the shareholders of the Company for any purpose;

                  (ix) take any other action to seek to Control the management or policies of the Company;

                  (x) demand, request or propose to amend, waive or terminate the provisions of this Section 3.1(a); or

                  (xi) agree to do any of the foregoing, or advise, assist, encourage or persuade any third party to take any action with respect to any of the foregoing.

         (b) PHL and Holdings agree that they will notify the Company promptly if any inquiries or proposals are received by, any information is exchanged with respect to, or any negotiations or discussions are initiated or continued by or with, PHL, Holdings or any of their Affiliates regarding any matter described in
Section 3.1(a) above. PHL and the Company shall mutually agree upon an appropriate response to be made to any such proposals received by PHL, Holdings or any of their Affiliates.

         (c) Nothing contained in this Article III shall be deemed to restrict the manner in which the Holdings Directors may participate in deliberations or discussions of the Board of Directors or individual consultations with any member of the Board of Directors, so long as such actions do not otherwise violate any provision of Section 3.1(a) above.

         (d) Each of Holdings and PHL covenants and agrees that, during the term of this Agreement and so long as Holdings, PHL or their Affiliates Control (i) PXP and its subsidiaries (or any successor of PXP and its subsidiaries) or (ii) any Person registered as an investment company under the Investment Company Act of 1940, as amended, which might otherwise be deemed to be an "affiliate" of Holdings or PHL within the meaning of Rule 12b-2 under the Exchange Act (a "Related Investment Company"), it will not, and will not permit any of its Affiliates to, cause or permit PXP and its subsidiaries (or any such successor of PXP and its subsidiaries) or such Related Investment Company, directly or indirectly, to (i) attempt to exercise Control or influence over the business and affairs of the Company, (ii) act in concert with Holdings, PHL or their Affiliates to violate the provisions of this Agreement or (iii) act in concert with any other Person for the purposes of violating the provisions of this Agreement or otherwise effecting a change of Control of the Company. Each of Holdings and PHL also covenants and agrees that, during the term of this Agreement, it will not direct or influence, or attempt to direct or influence, the voting or disposition of shares of Common Stock owned of record or beneficially by PXP and its subsidiaries (or any successor of PXP and its subsidiaries).

         Section 3.2. Voting Matters.

         (a) During the term of this Agreement, PHL and Holdings will take all such action as may be required so that the Common Stock beneficially owned and entitled to be voted by PHL, Holdings and their Affiliates, as a Group, are voted or caused to be voted (in person or by proxy):

                  (i) with respect to the Continuing Director's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors, or a nominating or similar committee of the Board of Directors, if any such committee exists and makes a recommendation; and

                  (ii) in accordance with the recommendation of the Board of Directors with respect to any transaction to be effected with the Company or its Affiliates in connection with an unsolicited tender or exchange offer, any "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act as in effect on the date of this Agreement) with respect to the Board of Directors of the Company or any other attempt to acquire Control of the Company or the Board of Directors.

         (b) For a period of five (5) years from the date of this Agreement, PHL and Holdings will take all such action as may be required so that the Common Stock beneficially owned and entitled to be voted by PHL, Holdings and their Affiliates, as a Group, are voted or caused to be voted (in person or by proxy) in accordance with the recommendation of the Board of Directors of the Company with respect to negotiated mergers, acquisitions, divestitures, consolidations, sale of assets, share exchanges or other similar transactions for which shareholder approval is sought.

         (c) With respect to all matters brought before the Company's shareholders for a vote not otherwise provided for in Section 2.5(c) or Section 3.2(a) and (b) above, PHL, Holdings and their Affiliates may vote in accordance with their independent judgment without regard to any request or recommendation of the Board of Directors.

         (d) PHL, Holdings and their Affiliates who beneficially own any of the Common Stock shall be present, in person or by proxy, at all duly held meetings of shareholders of the Company so that the Common Stock held by PHL, Holdings and their Affiliates may be counted for the purposes of determining the presence of a quorum at such meetings.

                                   ARTICLE IV

                        Transfers of Holdings Securities

         Section 4.1. Transfer Restrictions. During the term of this Agreement, PHL, Holdings and their Affiliates, shall not, directly or indirectly, Transfer any of the Holdings Securities beneficially owned by PHL, Holdings and their Affiliates to any Person or Group without the prior written consent of the Company (which consent may be withheld in the Company's sole discretion), if (i) as a result of such Transfer, such Person or Group would have beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock, such determination to be based upon (x) the most recent publicly available information as to the number of shares of Common Stock beneficially owned by such Person or Group (to the extent such information is available) or the transferor's actual knowledge, after due inquiry, as to such beneficial ownership, (y) the number or amount of Holdings Securities proposed to be Transferred and (z) the number of issued and outstanding shares of Common Stock on the date of Transfer (as adjusted pursuant to Rule 13d- 3(d)(1)(i) under the Exchange Act), or (ii) prior to such Transfer, such Person or Group has beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock, such determination to be based upon (x) the most recent publicly available information as to the number of shares of Common Stock beneficially owned by such Person or Group (to the extent such information is available) or the transferor's actual knowledge, after due inquiry, as to such beneficial ownership and (y) the number of issued and outstanding shares of Common Stock on the date of Transfer (as adjusted pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act). Subject to the foregoing limitation (except in the case of subparagraphs (g) and (h) of this Section 4.1) and, with respect to any Transfer of the Subordinated Debentures, the provisions of the Indenture, PHL, Holdings and their Affiliates may Transfer the Holdings Securities beneficially owned by PHL, Holdings and their Affiliates in the following manner:

         (a) to the Company or any Affiliate of the Company;

         (b) pursuant to an effective registration statement under the Securities Act as provided in the Registration Rights Agreement; provided that such registration statement shall apply only to sales of the Common Stock of the Company and not to sales of the Subordinated Debentures;

         (c) pursuant to Rule 144, Rule 144A, Regulation S or any other applicable exemption from registration under the Securities Act;

         (d) pursuant to a distribution (including any such distribution pursuant to any liquidation or dissolution) by PHL or Holdings to its shareholders; provided that, upon a change in Control of PHL or Holdings occurring after the date of this Agreement, PHL or Holdings shall not distribute any of the Holdings Securities to its Affiliates pursuant to this Section 4.1(d) or otherwise unless PHL or Holdings has received the prior written consent of the Company (which consent may be withheld in the Company's sole discretion) and obtained an agreement in writing by the distributee to be bound by the terms and conditions of this Agreement, such agreement to be substantially in the form of Exhibit B attached hereto;

         (e) pursuant to a merger or consolidation of the Company or pursuant to a plan of liquidation of the Company, which has been approved by the affirmative vote of a majority of the members of the Board of Directors then in office;

         (f) pursuant to a tender or exchange offer in which more than 67% of the issued and outstanding shares of Common Stock have been tendered by Persons who are not Affiliates of Holdings, PHL or its Affiliates or in which the Board of Directors has (i) recommended that its shareholders accept such offer or (ii) after ten (10) business days (as defined in Rule 14d-1 under the Exchange Act as in effect on the date of this Agreement) from the date of commencement of such offer, expressed no opinion, remained neutral, was unable to take a position or otherwise did not oppose or recommend that its shareholders reject such offer;

         (g) to any Affiliate of Holdings or PHL; provided that such Affiliate has delivered to the Company an agreement in writing by such Affiliate to be bound by the terms and conditions of this Agreement, such agreement to be substantially in the form of Exhibit B attached hereto;

         (h) pursuant to a merger or consolidation of Holdings or PHL or any Affiliate to which the Holdings Securities have theretofore been Transferred; provided that the Person surviving such merger or formed by such consolidation shall have delivered to the Company an agreement in writing by such Person to be bound by the terms and conditions of this Agreement, such agreement to be substantially in the form of Exhibit B attached hereto.

         In connection with any permitted Transfer pursuant to this Section 4.1, the rights of PHL and Holdings under this Agreement shall not transfer to any transferee(s) of the Holdings Securities, except to the extent provided in
Section 2.7 hereof or upon express assignment of such rights to the extent permitted by Section 7.3 hereof.

         Section 4.2. Transfers to Affiliates. In the event of any Transfer of the Holdings Securities to an Affiliate of PHL or Holdings under Section 4.1 above, or such Affiliate otherwise becomes the beneficial owner of any of the Holdings Securities, PHL shall use its best efforts to cause such Affiliate to comply with all of the provisions of this Agreement, including without limitation this Article IV.

         Section 4.3. Confidential Information. In connection with any permitted Transfer of the Holdings Securities pursuant to this Article IV, neither PHL, Holdings nor their Affiliates shall disclose any confidential information relating to the Company or its business to any Person except as required by applicable law, including without limitation Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, but only to the extent that any required disclosure of such confidential information has been preceded by the execution of a confidentiality agreement by PHL, Holdings or their Affiliates, as the case may be, and such Person substantially in the form attached hereto as Exhibit C. Such confidentiality agreement shall be promptly forwarded to the Company for its execution, which execution by the Company may be subsequent to the permitted Transfer or disclosure to such Person; provided that the failure of the Company to so execute such confidentiality agreement shall in no way be construed to be a failure on the part of PHL, Holdings or their Affiliates, as the case may be, to fulfill its obligations under this paragraph or to limit or affect the validity of such confidentiality agreement as between PHL, Holdings or their Affiliates, as the case may be, and such Person.

                                    ARTICLE V

                               Further Assurances

         Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its respective obligations under this Agreement. Holdings shall deliver to the Company, concurrently with the filing thereof with the Securities and Exchange Commission, copies of all Forms 3, 4 and 5, Form 144 and Schedules 13D or 13G, and each amendment thereto, filed by Holdings, PHL or its Affiliates pursuant to the Exchange Act. Holdings and PHL agree to provide any additional information requested by the Company regarding Transfers of the Holdings Securities for the purpose of determining compliance with this Agreement. Holdings shall notify the Company promptly of any proposed Transfer of the Holdings Securities pursuant to Sections 4.1(g) and (h) hereof. If reasonably requested by the Company at any time during the term of this Agreement, Holdings agrees to confirm in writing to the Company the number of Holdings Securities held, beneficially and of record, by Holdings and its Affiliates as of the latest practicable date.

                                   ARTICLE VI

                                   Termination

         Unless earlier terminated by written agreement of the parties hereto, this Agreement shall terminate on the expiration of ten (10) years from the date hereof. Any termination of this Agreement as provided herein shall be without prejudice to the rights of any party arising out of the breach by any other party of any provisions of this Agreement that occurred prior to the termination.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to the Company,        Hilb, Rogal and Hamilton Company
              to it at:            4235 Innslake Drive
                                   Glen Allen, Virginia  23060
                                   Telecopier:  (804) 747-3138
                                   Attention:   Andrew L. Rogal

         With a copy to:           Williams Mullen Christian & Dobbins
                                   1021 East Cary Street, 16th Floor
                                   Richmond, Virginia  23219
                                   Telecopier: (804) 783-6507
                                   Attention: Theodore L. Chandler, Jr., Esquire

         If to Holdings            PM Holdings, Inc.
         or PHL,                   One American Row
         to them at:               Hartford, Connecticut  06115
                                   Telecopier:  (860) 403-5182
                                   Attention:   Carole A. Masters, Esquire

                                   Phoenix Home Life Mutual Insurance Company
                                   One American Row
                                   Hartford, Connecticut  06115
                                   Telecopier: (860) 403-5182
                                   Attention:  David W. Searfoss
                                               Executive Vice President and
                                               Chief Financial Officer

         With a copy to:           Stroock & Stroock & Lavan LLP
                                   180 Maiden Lane
                                   New York, New York  10038-4982
                                   Telecopier: (212) 806-6006
                                   Attention:  David L. Finkelman, Esquire

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 7.2. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Holdings, PHL and the Company following approval thereof by a majority of the Continuing Directors.

         Section 7.3. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent, which consent will not be required in the event of the Transfer of the Holdings Securities in accordance with Sections 4.1(g) or 4.1(h) hereof. Notwithstanding the foregoing, during the term of this Agreement, as long as Holdings, PHL or any of their Affiliates beneficially own any of the Holdings Securities, no assignment of this Agreement by Holdings, PHL or any of their Affiliates shall relieve the assignor from its obligation to fully perform or comply with the terms of this Agreement and, unless otherwise expressly agreed in writing by the Company, such assignor shall remain bound by all of the provisions hereof.

         Section 7.4. Entire Agreement. This Agreement, the Stock Purchase Agreement, the Indenture and the Registration Rights Agreement embody the entire agreement and understanding among the parties relating to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. There are no covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement, the Stock Purchase Agreement, the Indenture and the Registration Rights Agreement.

         Section 7.5. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 7.6. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 7.7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 7.8. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

         Section 7.9. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, hereby (i) irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, for the purpose of any Action arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or Connecticut law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.1 above is reasonably calculated to give actual notice. Notwithstanding anything contained in this Section 7.9 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a Person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

         Section 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         Section 7.11. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by fewer than all, but together signed by all, the parties hereto.

         Section 7.13. Expenses. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements reasonably incurred from the other party or parties to such dispute.

         Section 7.14. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Voting and Standstill Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


                               HILB, ROGAL AND HAMILTON COMPANY


                               By: ____________________________________________
                                   Name:  Andrew L. Rogal
                                   Title: President and Chief Executive Officer


                               PM HOLDINGS, INC.


                               By: ____________________________________________
                                   Name:
                                   Title:


                               PHOENIX HOME LIFE MUTUAL INSURANCE
                                  COMPANY


                               By: ____________________________________________
                                   Name:
                                   Title:

                                                                       Exhibit A

                          Form of Resignation Agreement



Hilb, Rogal and Hamilton Company
4235 Innslake Drive
Glen Allen, Virginia  23060

Ladies and Gentlemen:

         I hereby acknowledge that my position on the Board of Directors of Hilb, Rogal and Hamilton Company ("the Company") is subject to the provisions of a Voting and Standstill Agreement (the "Agreement"), dated _____________, 1999, between the Company, PM Holdings, Inc., a Connecticut corporation ("Holdings"), and Phoenix Home Life Mutual Insurance Company, a New York life insurance company ("PHL"). Accordingly, I hereby agree to resign immediately from such Board of Directors under the terms of Article II of the Agreement in the event that the Company or Holdings (with respect to the Holdings Designee) requests such resignation in accordance with such terms. I understand that, if I do not resign as requested within five (5) Business Days (as defined in the Agreement), the Company may seek specific performance of this letter agreement through court proceedings or otherwise may seek to remove me from office. I agree that any failure to resign upon request shall be deemed to be "cause" for my removal from the Board of Directors.


Date: _________________


                                              _________________________________
                                              Name


Agreed to and Accepted:

Hilb, Rogal and Hamilton Company


By:___________________________
Name:
Title:

                                                                       Exhibit B

                          Form of Assumption Agreement



Hilb, Rogal and Hamilton Company
4235 Innslake Drive
Glen Allen, Virginia  23060

Ladies and Gentlemen:

         Pursuant to Section 4.1[(d), (g) or (h)] of the Voting and Standstill Agreement (the "Agreement"), dated _____________, 1999, between Hilb, Rogal and Hamilton Company ("the Company"), PM Holdings, Inc., a Connecticut corporation ("Holdings"), and Phoenix Home Life Mutual Insurance Company, a New York life insurance company ("PHL"), the undersigned hereby agrees to be bound by all of the terms and conditions of the Agreement to the same extent as if it were a party thereto and assumes all of the obligations of [Holdings, PHL or their Affiliate] under the Agreement with respect to the Holdings Securities (as defined in the Agreement).


                                            [HOLDINGS, PHL or AFFILIATE]


Date: _________________                     By:_________________________________
                                                 Name:
                                                 Title:

                                            [TRANSFEREE]


Date: _________________                     By:_________________________________
                                                 Name:
                                                 Title:

Agreed to and Accepted:

Hilb, Rogal and Hamilton Company


By:___________________________
Name:
Title:

                                                                       Exhibit C


                        Form of Confidentiality Agreement



                                ________ __, 19__


CONFIDENTIAL

[Name]
[Address]

         Re:   Confidentiality Agreement

Ladies and Gentlemen:

         In connection with our [soliciting, offering, seeking to effect or negotiating] with you with respect to the [sale, transfer, assignment, pledge, etc.] of [shares of Common Stock, without par value, or 5.25% Convertible Subordinated Debentures], of Hilb, Rogal and Hamilton Company (the "Company"), we are prepared to make available to you certain confidential information relating to the Company and its business (the "Confidential Information"). As a condition to your being furnished the Confidential Information, you agree to comply with the terms and conditions of this letter agreement (this "Agreement").

         For the purposes of this Agreement, the term "Representatives" shall mean your employees, agents and advisors and the directors, officers, employees and agents of any of your advisors. The term "Third Party" shall be broadly interpreted to include without limitation any corporation, company, group, partnership, other entity or individual. The term "Confidential Information" shall not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, or
(ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors.

         You hereby agree to treat the Confidential Information as confidential and, unless required by applicable law, you shall not, and shall direct your Representatives not to, use in any way or to disclose, directly or indirectly, the Confidential Information to any Third Party without the written consent of the Company.

         It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by you and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

Such remedy shall not be deemed to be the exclusive remedy for your breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the Company.

         If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute our agreement with respect to the subject matter hereof.

                                          Very truly yours,


                                          [Name]
                                          Officer of [Holdings or Affiliate]

                                          CONFIRMED  AND AGREED as of
                                          the  date   first   written
                                          above:


                                          [NAME]



                                          By:_________________________________
                                          Name:
                                          Title:



                                          Hilb, Rogal and Hamilton Company



                                          By:_________________________________
                                          Name:
                                          Title: